EXECUTION COPY
                                                                  --------------



                      AGREEMENT AND PLAN OF REORGANIZATION




                           dated as of August 11, 2000



                                      among



                              COMCAST CORPORATION,



            COMCAST CABLE COMMUNICATIONS, INC., COMCAST CCCI II, LLC,
                 COMCAST TELEPORT, INC., COMCAST HERITAGE, INC.,
                    COMCAST COMMUNICATIONS PROPERTIES, INC.,



                                       and



                                   AT&T CORP.





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                                Table of Contents

                                                                            Page
                                                                            ----

1.       DEFINITIONS...........................................................1
         1.1.     1992 Cable Act...............................................1
         1.2.     Affiliate....................................................1
         1.3.     Agreement....................................................2
         1.4.     AT&T Assets..................................................2
         1.5.     AT&T's Cable Business........................................2
         1.6.     AT&T Cable Subsidiaries......................................2
         1.7.     AT&T Common Stock............................................2
         1.8.     AT&T Parties.................................................3
         1.9.     AT&T Required Consents.......................................3
         1.10.    AT&T Service Area............................................3
         1.11.    AT&T Shares..................................................3
         1.12.    AT&T Systems.................................................3
         1.13.    AT&T Transferable Service Area...............................3
         1.14.    Basic Services...............................................3
         1.15.    Books and Records............................................4
         1.16.    Business Day.................................................4
         1.17.    Cable Act....................................................4
         1.18.    Closing......................................................4
         1.19.    Closing Time.................................................4
         1.20.    Code.........................................................4
         1.21.    Combined Tax.................................................4
         1.22.    Comcast Parties..............................................4
         1.23.    Comcast Required Consents....................................4
         1.24.    Comcast's PHONES Transaction.................................4
         1.25.    Communications Act...........................................4
         1.26.    Consolidated Tax Return......................................4
         1.27.    Contract.....................................................5
         1.28.    Deposits.....................................................5
         1.29.    Disqualified Shares..........................................5
         1.30.    Documented Employee Performance Case.........................5
         1.31.    Environmental Law............................................5
         1.32.    Equivalent Basic Subscriber..................................5
         1.33.    ERISA........................................................6
         1.34.    ERISA Affiliate..............................................6
         1.35.    Existing Affiliate...........................................6
         1.36.    Expanded Basic Services......................................6
         1.37.    FCC..........................................................6
         1.38.    Federal Tax..................................................6
         1.39.    Governmental Authority.......................................6
         1.40.    Hazardous Substances.........................................6
         1.41.    Hired Employee...............................................7

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         1.42.    HSR Act......................................................7
         1.43.    Hunter Shares................................................7
         1.44.    Intellectual Property........................................7
         1.45.    Judgment.....................................................7
         1.46.    Knowledge....................................................7
         1.47.    Leased Property..............................................7
         1.48.    Legal Requirement............................................7
         1.49.    Lien.........................................................8
         1.50.    Litigation...................................................8
         1.51.    Losses.......................................................8
         1.52.    MVPD.........................................................8
         1.53.    Original Shares..............................................8
         1.54.    OSHA.........................................................8
         1.55.    Other Employees..............................................8
         1.56.    Other Intangibles............................................8
         1.57.    Other Real Property Interests................................8
         1.58.    Owned Property...............................................8
         1.59.    Parent.......................................................8
         1.60.    Parties......................................................9
         1.61.    Pay TV.......................................................9
         1.62.    Permitted Liens..............................................9
         1.63.    Person.......................................................9
         1.64.    Post-Closing Tax Period......................................9
         1.65.    Pre-Closing Tax Period.......................................9
         1.66.    Qualified Shares.............................................9
         1.67.    Recently Purchased Shares....................................9
         1.68.    Required Consents...........................................10
         1.69.    Retained Entities...........................................10
         1.70.    Seller Tax Group............................................10
         1.71.    Senior Managers.............................................10
         1.72.    Six-Month Date..............................................10
         1.73.    Straddle Period.............................................10
         1.74.    Straddle Period Tax Return..................................10
         1.75.    Subsidiary..................................................10
         1.76.    Systems Contracts...........................................10
         1.77.    Systems Franchises..........................................10
         1.78.    Systems Licenses............................................10
         1.79.    Tangible Personal Property..................................11
         1.80.    Tax Proceeding..............................................11
         1.81.    Tax Return..................................................11
         1.82.    Tax Sharing Agreements......................................11
         1.83.    Taxes.......................................................11
         1.84.    Third Party.................................................11
         1.85.    Transaction Documents.......................................12
         1.86.    Transfer....................................................12
         1.87.    Transfer Taxes..............................................12

         1.88.    Transferred Entities........................................12
         1.89.    Other Definitions...........................................12
         1.90.    Usage.......................................................15

2.       THE INTERNAL RESTRUCTURING AND THE REORGANIZATION....................15
         2.1.     The Internal Restructuring..................................15
         2.2.     The Reorganization..........................................16

3.       ALIGNMENT MECHANISM..................................................16
         3.1.     Calculation of Values.......................................16
         3.2.     Working Capital Adjustment..................................17
         3.3.     Preliminary Alignment of Systems............................18
         3.4.     Determination of Final System Values and Working Capital
                  Adjustment Amounts..........................................20

4.       ASSUMED LIABILITIES AND EXCLUDED ASSETS..............................21
         4.1.     AT&T Excluded Assets........................................21
         4.2.     Comcast Assumed Obligations and Liabilities.................22

5.       COMCAST REPRESENTATIONS AND WARRANTIES...............................23
         5.1.     Organization and Qualification..............................23
         5.2.     Authority and Validity......................................24
         5.3.     No Conflict; Required Consents..............................24
         5.4.     Ownership of AT&T Shares....................................24
         5.5.     Reorganization..............................................24
         5.6.     Finders and Brokers.........................................25
         5.7.     Purchase Price of Recently Purchased Shares.................25

6.       AT&T'S REPRESENTATIONS AND WARRANTIES................................25
         6.1.     Organization and Qualification..............................25
         6.2.     Authorization and Validity..................................26
         6.3.     Capitalization..............................................26
         6.4.     No Conflict; Required Consents..............................27
         6.5.     Reorganization..............................................27
         6.6.     Assets......................................................28
         6.7.     AT&T Systems Franchises, AT&T Systems Licenses, AT&T
                  Systems Contracts and AT&T Other Real Property Interests....29
         6.8.     Real Property...............................................32
         6.9.     Environmental...............................................32
         6.10.    Compliance with Legal Requirements..........................34
         6.11.    Intellectual Property.......................................37
         6.12.    Financial Statements........................................37
         6.13.    Absence of Certain Changes or Events........................37
         6.14.    Litigation..................................................37
         6.15.    Tax Returns; Other Reports..................................38
         6.16.    Employment Matters..........................................38

         6.17.    AT&T Systems Information....................................39
         6.18.    Finders and Brokers.........................................40
         6.19.    Related-Party Transactions..................................40
         6.20.    Bonds.......................................................40
         6.21.    Undisclosed Material Liabilities............................40

7.       ADDITIONAL COVENANTS.................................................41
         7.1.     Access to Premises and Records..............................41
         7.2.     Continuity and Maintenance of Operations; Certain
                  Deliveries and Notice.......................................41
         7.3.     Comcast Covenants...........................................44
         7.4.     No Transfer of Qualified Shares.............................44
         7.5.     Employees...................................................44
         7.6.     Leased Vehicles; Other Capital Leases.......................50
         7.7.     Required Consents; Franchise Renewal........................50
         7.8.     Title Commitments and Surveys...............................52
         7.9.     HSR Act Notification........................................52
         7.10.    Sales and Transfer Taxes....................................53
         7.11.    Programming.................................................53
         7.12.    Retention of Books and Records..............................53
         7.13.    Use of Name and Logo........................................54
         7.14.    Transitional Billing Services...............................54
         7.15.    Confidentiality and Publicity...............................54
         7.16.    Bulk Transfer...............................................55
         7.17.    Lien Searches...............................................55
         7.18.    Reasonable Best Efforts; Further Assurances.................55
         7.19.    Cooperation as to Rates.....................................56
         7.20.    Cooperation as to Late Fee Cases............................57
         7.21.    Distant Broadcast Signals...................................58
         7.22.    Offers......................................................58
         7.23.    @Home.......................................................58
         7.24.    Cooperation with Financial Statements.......................58
         7.25.    Accounts Payable and Franchise Fees.........................58
         7.26.    Termination of Certain Affiliate Contracts..................59
         7.27.    Capital Management Committee................................59
         7.28.    Reorganization..............................................59
         7.29.    Tax Sharing Agreements......................................59
         7.30.    Tax Matters.................................................60
         7.31.    Adjustment Event............................................66
         7.32.    Losses Relating to Failure to Obtain Franchise Consents.....68
         7.33.    Cooperation with respect to Section 8.1.2...................68

8.       CONDITIONS PRECEDENT.................................................68
         8.1.     Conditions to Each Party's Obligations......................68
         8.2.     Conditions to Comcast's Obligations.........................69
         8.3.     Conditions to AT&T's Obligations............................70

9.       THE CLOSING..........................................................71
         9.1.     The Closing; Time and Place.................................71
         9.2.     AT&T's Delivery Obligations.................................71
         9.3.     Comcast's Delivery Obligations..............................72

10.      TERMINATION AND DEFAULT..............................................72
         10.1.    Termination Events..........................................72
         10.2.    Effect of Termination.......................................73

11.      SURVIVAL; INDEMNIFICATION............................................73
         11.1.    Indemnification by AT&T.....................................73
         11.2.    Indemnification by Comcast..................................73
         11.3.    Third Party Claims..........................................74
         11.4.    Limitations on Indemnification..............................75
         11.5.    Payments for Indemnification Amounts........................76
         11.6.    Exclusive Remedy............................................76
         11.7.    Tax Indemnification.........................................76

12.      MISCELLANEOUS PROVISIONS.............................................76
         12.1.    Parties Obligated and Benefited.............................76
         12.2.    Notices.....................................................76
         12.3.    Right to Specific Performance...............................77
         12.4.    Waiver......................................................77
         12.5.    Captions....................................................78
         12.6.    Governing Law...............................................78
         12.7.    Time........................................................78
         12.8.    Late Payments...............................................78
         12.9.    Counterparts................................................78
         12.10.   Entire Agreement............................................78
         12.11.   Severability................................................78
         12.12.   Construction................................................78
         12.13.   Expenses....................................................79
         12.14.   Risk of Loss................................................79
         12.15.   Jurisdiction................................................79
         12.16.   WAIVER OF JURY TRIAL........................................80

                      AGREEMENT AND PLAN OF REORGANIZATION


     This AGREEMENT AND PLAN OF REORGANIZATION is dated as of this 11th day of August, 2000, by and among COMCAST CORPORATION ("Comcast"), COMCAST CABLE COMMUNICATIONS, INC., COMCAST CCCI II, LLC, COMCAST TELEPORT, INC., COMCAST HERITAGE, INC. and COMCAST COMMUNICATIONS PROPERTIES, INC. (each, a "Comcast Entity" and, collectively, the "Comcast Entities"), and AT&T CORP. ("AT&T").

                                    RECITALS

     A. The Boards of Directors of AT&T, the AT&T Cable Subsidiaries, Comcast and the Comcast Entities each have determined that it is in the best interests of their respective stockholders for AT&T to redeem shares of common stock of AT&T held by the Comcast Entities, in consideration of the transfer and distribution to Comcast Cable Communications, Inc. ("CCCI"), as agent for the other Comcast Entities, of all of the issued and outstanding capital stock of the AT&T Cable Subsidiaries (the "Reorganization").

     B. AT&T and Comcast have entered into a letter agreement, dated May 4, 1999, as amended, providing for, among other things, the Reorganization (the "Letter Agreement").

     C. The purpose of this Agreement is to set forth the definitive terms upon which the Reorganization will take place.

     D. AT&T, MediaOne Group, Inc. ("MediaOne Group") and Meteor Acquisition, Inc. ("Meteor") entered into an Agreement and Plan of Merger, dated as of May 6, 1999, pursuant to which MediaOne Group merged with and into Meteor on June 15, 2000.

     E. For federal income tax purposes, it is intended that the Reorganization will qualify as tax-free to Comcast and AT&T under Code Sections 355(a) (as to Comcast) and 355(c) (as to AT&T).

                                   AGREEMENTS

     In consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. DEFINITIONS. In addition to the terms defined elsewhere in this Agreement, the following capitalized terms or terms otherwise defined in this Article 1 shall have the meanings set forth below:

     1.1.   1992  Cable  Act. The  Cable  Television   Consumer  Protection  and
Competition Act of 1992, as amended, and the rules and regulations promulgated thereunder.

     1.2. Affiliate. With respect to any Person, any other Person controlling, controlled by or under common control with such Person. As used in this Agreement, "control" means the ownership, directly or indirectly, of voting securities representing the right generally to elect a majority of the directors (or similar officials) of a Person or the possession, by contract or otherwise, of the authority to direct the management and policies of a Person. For purposes of this Agreement (except
Section 6.19), At Home Corporation and its subsidiaries and Liberty Media Corporation and its subsidiaries will not be treated as Affiliates of AT&T or the AT&T Cable Subsidiaries. For purposes of this Agreement, the term "Affiliate" with respect to AT&T will include any entity that is at any time prior to Closing an Affiliate of AT&T.

     1.3. Agreement. This Agreement and Plan of Reorganization, as it may be amended from time to time.

     1.4. AT&T Assets. All of AT&T's or the Transferred Entities' or their Affiliates' right, title and interest in the assets, privileges, contracts, licenses, permits, franchises, authorizations, rights, interests, claims and other properties, real and personal, tangible and intangible, of every type and description, (a) primarily held for, primarily used in or primarily necessary for, AT&T's Cable Business, (b) in which AT&T or the Transferred Entities or their Affiliates have any right, title or interest and (c) that are not AT&T Excluded Assets, including the following items that are within the foregoing definition:

            (1) Tangible Personal Property ("AT&T Tangible Personal Property");

            (2) Owned Property ("AT&T Owned Property");

            (3) Leased Property ("AT&T Leased Property");

            (4) Other Real Property Interests ("AT&T Other Real Property Interests");

            (5) Systems Franchises ("AT&T Systems Franchises");

            (6) Systems Licenses ("AT&T Systems Licenses");

            (7) Systems Contracts ("AT&T Systems Contracts");

            (8) Books and Records; and

            (9) Other Intangibles.

     1.5. AT&T's Cable Business. The cable television business and related or ancillary businesses (including advertising sales and the provision of Internet, wireline telephony and high-speed data services) conducted by AT&T, the Transferred Entities or their Affiliates through or in connection with the AT&T Systems.

     1.6. AT&T Cable Subsidiaries. The corporations which (i) pursuant to the Internal Restructuring, will be the owners, directly or indirectly through wholly-owned Subsidiaries, of the AT&T Assets as of the Closing Date and (ii) are to be transferred at Closing to CCCI, as agent for the other Comcast Entities, by a direct transfer of 100% of the capital stock thereof.

     1.7.   AT&T Common Stock. Common Stock, par value $1.00 per share, of AT&T.

     1.8.   AT&T Parties. AT&T and the AT&T Cable Subsidiaries.

     1.9. AT&T Required Consents. Any and all consents, authorizations and approvals under or in connection with the AT&T Assets (including the AT&T Systems Franchises, the AT&T Systems Licenses and the AT&T Systems Contracts) or any Contract, Lien or Legal Requirement by which any Transferred Entity or Retained Entity or any of their Affiliates or their respective Assets are bound, required (a) to consummate the transactions contemplated by this Agreement, (b) for the Transferred Entities after the Closing to operate the AT&T Systems, and to own, lease, use and operate the AT&T Assets and the AT&T Systems at the places and in the manner in which the AT&T Assets are used and the AT&T Systems are operated as of the date of this Agreement and as of the Closing, (c) for any Transferred Entity to assume and perform the AT&T Systems Franchises, the AT&T Systems Licenses, and the AT&T Systems Contracts assigned to it and the Comcast Assumed Obligations and Liabilities assumed by it, in each case in the Internal Restructuring, or (d) for the representations set forth in Section 6.4 to be true as if made at Closing disregarding any exceptions thereto set forth on
Schedule 6.4 and disregarding the Material Adverse Effect exception set forth therein.

     1.10. AT&T Service Area. With respect to any AT&T System, any geographic area in which the owner of such AT&T System is authorized to provide cable television service pursuant to a System Franchise or provides cable television service in which a System Franchise is not required pursuant to applicable Legal Requirements.

     1.11.  AT&T Shares. Shares of AT&T Common Stock, subject to Section 7.31.

     1.12.  AT&T  Systems.  The cable  television  systems that are set forth on
Schedule 1.12. The AT&T Systems are also sometimes referred to herein as the "Systems." To the extent that any cable televisions systems or franchise areas are removed from the Reorganization pursuant to Section 3.3.5 or 7.33, such cable television systems or franchise areas shall cease to be "AT&T Systems" or "Systems" for all purposes of this Agreement, and the Schedules shall be adjusted accordingly.

     1.13. AT&T Transferable Service Area. An AT&T Service Area with respect to which: (i) either (a) no franchise or similar authorization is required or issued for the provision of cable television service in such AT&T Service Area,
(b) no AT&T Required Consent is necessary for the transfer of or change of control of any AT&T System Franchise for such AT&T Service Area in connection with the consummation of the transactions contemplated by this Agreement, or (c) if an AT&T Required Consent is necessary for the transfer or change of control of any AT&T System Franchise for such AT&T Service Area in connection with the consummation of the transactions contemplated by this Agreement, an effective consent or approval reasonably acceptable to the Comcast Entities has been obtained (and is in effect) or shall be deemed to have been obtained and (ii) any AT&T System Options are not exercisable after transfer or change of control in respect of the transactions contemplated by this Agreement and the Transaction Documents.

     1.14. Basic Services. The lowest tier of service offered to subscribers of a System.

     1.15. Books and Records. All engineering records, files, data, drawings, blueprints, schematics, reports, lists, plans and processes, and all other files of correspondence, lists, records and reports, including those concerning subscribers and prospective subscribers of the applicable AT&T Systems, signal and program carriage and dealings with Governmental Authorities with respect to the applicable AT&T Systems, including all reports filed with respect to the applicable AT&T Systems with the FCC and statements of account filed with respect to the applicable AT&T Systems with the U.S. Copyright Office, but excluding all documents, reports and records relating to the AT&T System Employees.

     1.16. Business Day. Any day other than a Saturday, Sunday or a day on which the banking institutions in New York, New York or Denver, Colorado are required to be closed.

     1.17. Cable Act. The Cable Communications Policy Act of 1984, as amended, and the rules and regulations promulgated thereunder.

     1.18. Closing. The closing of the Reorganization contemplated by this Agreement, which shall take place at the Closing Time.

     1.19. Closing Time. 11:59 p.m., local time at the place of the Closing, on the Closing Date.

     1.20.  Code. The Internal Revenue Code of 1986, as amended.

     1.21. Combined Tax. Any income or franchise Tax payable to any state, local or foreign taxing jurisdiction in which any Transferred Entity has filed or will file a Tax Return with a member of the Seller Tax Group on an affiliated, consolidated, combined or unitary basis with respect to such Tax.

     1.22.  Comcast Parties. Comcast and the Comcast Entities.

     1.23. Comcast Required Consents. Any and all consents, authorizations and approvals under or in connection with any Contract, Lien or Legal Requirement by which Comcast or the Comcast Entities, or any of their Affiliates are bound, required (a) to consummate the transactions contemplated by this Agreement or
(b) for the representations set forth in Section 5.3 to be true as if made at Closing disregarding any exceptions thereto set forth on Schedule 5.3 and disregarding the material adverse effect exception set forth therein.

     1.24. Comcast's PHONES Transaction. The offering by Comcast on March 12, 1999 of 8,700,000 PHONES (exchangeable extendable subordinated debentures due
2029).

     1.25. Communications Act. The Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     1.26.  Consolidated   Tax  Return.   Any  Tax  Return  that   includes  any
Transferred Entity, on the one hand, and AT&T or any Subsidiary of AT&T other than a Transferred Entity, on the other hand.

     1.27. Contract. Any contract, mortgage, deed of trust, bond, indenture, lease, license, note, franchise, certificate, option, warrant, right or other instrument, document, obligation or agreement, whether written or oral.

     1.28. Deposits. With respect to any System, all monies which are on deposit with Third Parties as of the Closing Time for the account of a Transferred Entity, or as security for such party's performance of its obligations (other than (i) any deposits which are AT&T Excluded Assets and (ii) other deposits to the extent the benefit of which will not be available to a Transferred Entity following the Closing), including deposits on real property leases and deposits for utilities.

     1.29. Disqualified Shares. Any AT&T Shares owned by Comcast or its Affiliates that are not Qualified Shares.

     1.30. Documented Employee Performance Case. Any Other Employee who has (a) received a written performance warning during the period beginning six (6) months before the date hereof and ending on the Closing Date, (b) had any active involvement in a formal performance monitoring program during the period beginning six (6) months before the date hereof and ending on the Closing Date or (c) been designated by Comcast as a possible Documented Employee Performance Case after its review of the personnel records during the period beginning six
(6) months before the date hereof and ending on the Closing Date.

     1.31. Environmental Law. Any Legal Requirement relating to pollution or the protection of human health and safety or the environment, including CERCLA, OSHA and RCRA.

     1.32. Equivalent Basic Subscriber. An active customer for Basic Services either in a single household, in a commercial establishment or in a multi-unit dwelling (including a hotel unit); provided, however, that the number of customers in a multi-unit dwelling or commercial establishment that obtains service on a "bulk-rate" basis shall be determined by dividing the gross bulk-rate billings for both (i) Basic Services and (ii) Expanded Basic Services (but not billings from new product tiers ("Enhanced Services"), a la carte tiers (including pay per view services), premium services, installation or other non-recurring charges, converter rental, or from any outlet or connection other than such customer's first or from any pass-through charges for sales Taxes, line-itemized franchise fees, late fees, fees charged by the FCC and the like) attributable to such multi-unit dwelling or commercial establishment during the most recent billing period ended prior to the date of calculation (but excluding billings in excess of a single month's charge) by the predominant retail rate charged in that franchise area by a System (or headend, as applicable) as of May 4, 1999 to individual households for combined Basic Services and Expanded Basic Services (excluding Enhanced Services, a la carte tiers (including pay per view services), premium services, installation or other nonrecurring charges, converter rental, or from any outlet or connection other than such customer's first or from any pass-through charges for sales Taxes, line-itemized franchise fees, late fees, fees charged by the FCC and the like). For purposes of this definition, an "active customer" shall mean any Person, commercial establishment or multi-unit dwelling at any given time that is paying for and receiving Basic Services (or Basic Services and one or more other services) from an AT&T System. For purposes of this definition, an "active customer" does not include any Person, commercial establishment or multi-unit dwelling that, as of the date of calculation, has never paid in full the applicable AT&T System's regular basic monthly subscription rate for Basic Services (excluding installation or other nonrecurring charges) without discount (other than discounts offered pursuant to selling or marketing campaigns or promotional activities engaged in by such AT&T System in the ordinary course of business, consistent with past practices, and other than bulk accounts paying the contract rate) for at least one month.

     1.33. ERISA. The Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder and published interpretations with respect thereto.

     1.34. ERISA Affiliate. As to any Person, any trade or business, whether or not incorporated, which, together with such Person, would be deemed a single employer within the meaning of Section 4001 of ERISA.

     1.35. Existing Affiliate. With respect to any Person at any given time, any other Person at such time controlling, controlled by or under common control with such Person. For purposes of this Agreement (except Section 6.19), At Home Corporation and its subsidiaries and Liberty Media Corporation and its subsidiaries will not be treated as Existing Affiliates of AT&T or the AT&T Cable Subsidiaries.

     1.36. Expanded Basic Services. Any video programming provided over a cable television system, regardless of service tier, other than Basic Services and Pay TV.

     1.37.  FCC. The U.S. Federal Communications Commission.

     1.38. Federal Tax. Any Tax with respect to which any Transferred Entity has filed or will file a Tax Return with a member of the Seller Tax Group on a consolidated basis pursuant to Section 1501 of the Code.

     1.39. Governmental Authority. The United States of America, any state, commonwealth, territory or possession of the United States of America and any political subdivision or quasi-governmental authority of any of the same, including any court, tribunal, quasi-governmental authority, department, commission, board, bureau, agency, body, county, municipality, province, parish, or other instrumentality of any of the foregoing.

     1.40. Hazardous Substances. Any pollutant, contaminant, chemical, industrial, toxic, or hazardous substance, material or waste that is regulated under, or forms the basis for liability under, any Environmental Law, including
(a) any petroleum or petroleum compounds (refined or crude), derivatives, byproducts or other hydrocarbons, flammable substances, explosives, radioactive, toxic, ignitable, corrosive or reactive materials or any other materials or pollutants which pose a significant hazard or potential significant hazard to the environment or Persons; (b) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 as amended on or prior to the Closing Date, and the rules and regulations promulgated thereunder ("RCRA") (42 U.S.C.
Section 6901); (c) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended on or prior to the Closing Date, and the rules and regulations promulgated thereunder ("CERCLA") (42 U.S.C. 9601 et seq.); (d) any substance regulated by the Toxic Substances

Control Act (42 U.S.C. Section 2601 et seq.) or the Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Section 136 et seq.), each, as amended on or prior to the Closing Date, and the rules and regulations promulgated thereunder; (e) asbestos or asbestos-containing material of any kind or character; (f) polychlorinated biphenyls; (g) any substances regulated under the provisions of Subtitle I of RCRA relating to underground storage tanks; (h) any materials or substances designated as "hazardous substances" pursuant to the Clean Water Act, and the rules and regulations promulgated thereunder (33 U.S.C. Section 1251 et seq.); (i) any substance the presence, use, handling, treatment, storage or disposal of which is regulated or prohibited by any Environmental Law; and (j) any other substance which by any Environmental Law requires special handling, reporting or notification of any Governmental Authority in its collection, storage, use, treatment or disposal.

     1.41. Hired Employee. Any AT&T System Employee who is offered and accepts employment by a Transferred Entity or is an employee of a Transferred Entity, in either case in accordance with Section 7.5.

     1.42. HSR Act. The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     1.43. Hunter Shares. The 260,298 AT&T Shares owned by an Affiliate of Comcast, which became a wholly-owned Affiliate of Comcast in connection with the acquisition of CalPERS' interest in the Maclean Hunter system on February 9, 2000.

     1.44. Intellectual Property. Any (a) trademarks, trade dress, trade names, service marks, logos and other similar proprietary rights, (b) domain names, (c) copyrights, (d) patents and patentable know-how, inventions and processes, and
(e) any other intellectual property rights, and any registrations for or applications for registration of any of the foregoing.

     1.45. Judgment. Any judgment, writ, order, injunction, award or decree of any court, judge, justice or magistrate, including any bankruptcy court or judge or the arbitrator in any binding arbitration, and any order of or by any Governmental Authority.

     1.46. Knowledge. With respect to any AT&T System, the actual knowledge of a particular matter of the general manager of the AT&T System or the actual knowledge of managers or officers of AT&T (or any of its subsidiaries that are Existing Affiliates) senior to such general manager. "AT&T's Knowledge" means Knowledge with respect to the AT&T Systems.

     1.47. Leased Property. Leaseholds of real property or, as the context requires, the real property demised under such leaseholds.

     1.48. Legal Requirement. Applicable common law and any statute, ordinance, code or other law, rule, regulation, order, restriction, judicial decision, judgment, decree, permit, technical or other written standard, requirement or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority, including any Judgment and any written agreement with any Governmental Authority, other than a Systems Franchise.

     1.49. Lien. With respect to any property or asset, any security interest, security agreement, financing statement filed with any Governmental Authority, conditional sale, capital lease or other title retention agreement relating to such property or asset, any lease, consignment or bailment given for purposes of security, any mortgage, lien (including any lien for Taxes), indenture, pledge, option, charge, encumbrance, adverse interest, constructive trust or other trust, claim, attachment, or exception to, defect in, or other condition adversely affecting title or other ownership interest (including reservations, rights of entry, possibilities of reverter, encroachments, protrusions, easements, rights-of-way, rights of first refusal, restrictive covenants, leases and licenses) of any kind, which constitutes an interest in or claim against property, whether arising pursuant to any Legal Requirement, Systems License, Systems Franchise, Systems Contract or otherwise.

     1.50.  Litigation.  Any  claim,  action,  suit,  proceeding,   arbitration,
investigation, hearing or any other similar activity or procedure that could reasonably be expected to result in a Judgment.

     1.51. Losses. Any claims, losses, liabilities, damages, penalties, costs and expenses, including interest that may be imposed in connection therewith, reasonable expenses of investigation, reasonable fees and disbursements of counsel and other experts, and, as applicable, the cost to any Person making a claim or seeking indemnification under this Agreement with respect to funds expended by such Person by reason of the occurrence of any event or the existence or assertion of any Liens (other than Permitted Liens) with respect to which indemnification is sought or by reason of its enforcing its rights hereunder.

     1.52. MVPD. Any Person who makes available for purchase, by subscribers or customers, multiple channels of video programming.

     1.53. Original Shares. The 39,601,980 AT&T Shares owned by Comcast or its wholly-owned Affiliates on May 4, 1999, and identified as such on Schedule 1.53.

     1.54.  OSHA. Occupational Safety and Health Act.

     1.55.  Other  Employees.   All  AT&T  Systems  Employees,   including  term
employees, who are not Senior Managers.

     1.56. Other Intangibles. All intangible assets, other than the Systems Franchises, the Systems Licenses and the Systems Contracts, including subscriber lists, claims (excluding any claims to the extent relating to the applicable AT&T Excluded Assets), and Intellectual Property.

     1.57. Other Real Property Interests. Easements and rights of access (other than those relating to multiple dwelling units) and other interests in real property.

     1.58. Owned Property. Fee interests in real property and all towers and other improvements thereon and appurtenances thereto.

     1.59.  Parent. AT&T or Comcast, as the context requires.

     1.60. Parties. Comcast, the Comcast Entities, AT&T and the AT&T Cable Subsidiaries.

     1.61. Pay TV. Premium programming services selected by and sold to subscribers on a per-channel or per-program basis.

     1.62. Permitted Liens. (a) Liens for Taxes, assessments and governmental charges, in each case, not yet due and payable or being contested in good faith (and for which adequate accruals or reserves, if any, have been established),
(b) customary zoning laws or ordinances or any similar Legal Requirements, (c) customary rights reserved to any Governmental Authority to regulate the affected property, (d) Liens described on Schedule 6.6.1, all of which Liens (except for those marked with an asterisk (*) on such Schedule or otherwise agreed by the Parties in writing) will be terminated, released or, in the case of the rights of first refusal listed on such Schedule, waived, as appropriate, at or prior to the Closing, (e) as to Leased Property or Tangible Personal Property that is leased, (i) the interests of the lessors thereof and (ii) any Lien granted by any lessor to secure indebtedness of such lessor, (f) Liens arising from Comcast Assumed Obligations and Liabilities, (g) as to AT&T Owned Property and AT&T Other Real Property Interests, any Lien (other than Liens securing indebtedness or arising out of the obligation to pay money) that does not and would not reasonably be expected to, individually or in the aggregate with other Liens (other than Permitted Liens in clauses (a)-(f) above and clause (h) below), interfere with the right or ability to own, use, enjoy or operate the AT&T Owned Property or AT&T Other Real Property Interests in the manner currently used or operated or materially detract from their value, and (h) any inchoate materialmen's, mechanics', workmen's, repairmen's or other like Liens arising in the ordinary course of business; provided that "Permitted Liens" will not include any Lien (other than any Lien described in clause (e) above) which could prevent or materially interfere with the conduct of the business of the affected System.

     1.63. Person. Any natural person, Governmental Authority, corporation, general or limited partnership, limited liability company, joint venture, trust, association or unincorporated entity of any kind.

     1.64. Post-Closing Tax Period. Any Tax period beginning after the Closing Date; and, with respect to a Tax period that begins on or before the Closing Date and ends thereafter, the portion of such Tax period beginning after the Closing Date.

     1.65. Pre-Closing Tax Period. Any Tax period ending on or before the Closing Date; and, with respect to a Tax period that begins on or before the Closing Date and ends thereafter, the portion of such Tax period ending on the Closing Date.

     1.66. Qualified Shares. 32,993,983 of the Original Shares, and identified as such on Schedule 1.66.

     1.67.  Recently  Purchased Shares.  Any AT&T Shares owned by Comcast or its
Affiliates that are neither Original Shares nor Hunter Shares and that were acquired by Comcast or its Affiliates after May 4, 1999.

     1.68. Required Consents. The AT&T Required Consents or the Comcast Required Consents, as the context requires.

     1.69. Retained Entities. Any Affiliate of AT&T, other than a Transferred Entity, that, as of the date of this Agreement, or at any time between the date hereof and the Closing, owns AT&T Assets.

     1.70. Seller Tax Group. With respect to Federal Taxes, the affiliated group of corporations (as defined in Section 1504(a) of the Code) of which AT&T is a member, and with respect to Taxes other than Federal Taxes, any affiliated, consolidated, combined or unitary group of which AT&T or any of its Affiliates is a member.

     1.71. Senior Managers. AT&T Systems Employees who are managers or senior to managers.

     1.72.  Six-Month  Date.  The date that is six (6) months  after the Closing
Date.

     1.73. Straddle Period. Any taxable period for which a Tax Return is required to be filed or a payment of Tax is required to be made which as to any Transferred Entity includes, but does not end on, the Closing Date, but not including any taxable period for which a Consolidated Tax Return is filed.

     1.74. Straddle Period Tax Return. Any Tax Return of a Transferred Entity for a taxable period that begins before and ends after the Closing Date.

     1.75. Subsidiary. As to any Person, any other Person of which at least 50% of the equity and voting interests are owned, directly or indirectly, by such Person.

     1.76. Systems Contracts. All Contracts (other than Systems Franchises and Systems Licenses), including lease agreements for Tangible Personal Property, pole line or joint line agreements, underground conduit agreements, crossing agreements, retransmission consent agreements, multiple dwelling, bulk billing or commercial service agreements, Contracts with ServiceCo LLC and/or At Home Corporation or any of their Affiliates, Contracts documenting Leased Property and Other Real Property Interests, capital leases, must-carry elections, system specific programming agreements or signal supply agreements, agreements with community groups or similar Third Parties, partnership, joint venture or other similar agreements or arrangements, agreements relating to the provision of telephone or high-speed data services, and any advertising interconnect agreements.

     1.77. Systems Franchises. Franchises, permits and similar authorizations issued by franchising authorities, and all rights and benefits to the extent pertaining thereto, including the rights and benefits arising under Section 626 of the Cable Act to the extent applicable to a Systems Franchise.

     1.78. Systems Licenses. Intangible cable television channel distribution rights, cable television relay service ("CARS"), business radio and other licenses, earth station registrations, authorizations, consents or permits issued by the FCC or any other Governmental Authority (other than Systems Franchises), and all rights and benefits to the extent pertaining thereto.

     1.79. Tangible Personal Property. All tangible personal property, including towers (other than towers on Owned Property that are fixtures thereon and a part thereof), tower equipment, aboveground and underground cable, distribution systems, headend amplifiers, line amplifiers, microwave equipment, converters, testing equipment, motor vehicles, office equipment, computers and billing equipment, furniture, fixtures, supplies, inventory and other physical assets, and petty cash that is remaining and to be Transferred with the applicable AT&T System.

     1.80. Tax Proceeding. Any audit, examination, contest, litigation or other proceeding relating to Taxes.

     1.81. Tax Return. Any return, report, information return or other statement or document (including any related or supporting information, any schedule or attachment thereto and any amendment thereof) filed or required to be filed with any federal, state, local or foreign taxing authority in connection with the determination, assessment, collection, administration or imposition of any Tax.

     1.82. Tax Sharing Agreements. All existing agreements or arrangements (whether or not written) binding upon any of the Transferred Entities that provide for the allocation, apportionment, sharing or assignment of any Tax liability or benefit, or the transfer or assignment of income, revenues, receipts, or gains for the purpose of determining any Person's Tax liability.

     1.83. Taxes. (i) Levies and assessments of any kind or nature imposed by any Governmental Authority, including all income, sales, use, ad valorem, value added, franchise, severance, net or gross proceeds, withholding, payroll, employment, excise or property taxes and levies, assessments or other payments required to be made to any state abandoned property administrator or other public official pursuant to an abandoned property, escheat or similar law (an "Escheat Payment"), together with any interest thereon and any penalties, additions to tax or additional amounts applicable thereto, (ii) in the case of the Transferred Entities, liability for the payment of any amount of the type described in clause (i) as a result of being or having been before the Closing Date a member of an affiliated, consolidated, combined or unitary group, or a party to any agreement or arrangement, as a result of which liability of the Transferred Entities to a Governmental Authority is determined or taken into account with reference to the activities of any other Person, and (iii) liability of the Transferred Entities for the payment of any amount as a result of being party to any Tax Sharing Agreement or with respect to the payment of any amount imposed on any person of the type described in (i) or (ii) as a result of any existing express or implied agreement or arrangement (including, but not limited to, an indemnification agreement or arrangement). For purposes of this Agreement, an Escheat Payment shall be attributable to a Pre-Closing Tax Period if the relevant abandoned or unclaimed property was either accrued as an unclaimed property liability for purposes of calculating the Final Working Capital Adjustment Amount or first proffered by the relevant Transferred Entity or any of its affiliates at least one year before the Closing Date.

     1.84. Third Party. Any Person other than AT&T and its Affiliates or Comcast and its Affiliates.

     1.85. Transaction Documents. All instruments and documents described in Sections 9.2 and 9.3 that are executed and delivered by or on behalf of an AT&T Party or a Comcast Party in connection with this Agreement or the transactions contemplated hereby.

     1.86. Transfer. With respect to any asset or liability, the transfer of such asset or liability through the transfer of ownership of the entity holding such asset or liability or of an entity owning, directly or indirectly, of all the equity interests in the entity holding such asset or liability.

     1.87. Transfer Taxes. Any transfer, sales, use, excise and similar Taxes, but not any Taxes measured by or based on gross or net income.

     1.88. Transferred Entities. The AT&T Cable Subsidiaries, any Subsidiaries of the AT&T Cable Subsidiaries immediately prior to the Closing and any Subsidiaries of AT&T that, as of the Closing, have been merged into AT&T Cable Subsidiaries or any Subsidiary of the AT&T Cable Subsidiaries, or to which the AT&T Cable Subsidiaries or any Subsidiaries of the AT&T Cable Subsidiaries is a successor under applicable law as of the Closing.

     1.89. Other Definitions. The following other terms have the meanings set forth in the Sections indicated in the table below:

             Term                                                Section
             ----                                                -------

Action                                                             11.3
Adjustment Event                                                   7.31
Agent's Fees                                                       5.6
Agreed Share Value                                                 3.1.1
ALTA                                                               7.8
Antitrust Division                                                 7.9
Approved Leave of Absence                                          7.5.3
Arbitrator                                                         3.4.2
AT&T Cable Subsidiaries                                            Preamble
AT&T Cable Subsidiaries Shares                                     2.2
AT&T Cap                                                           11.4(a)
AT&T Credited Estimated Tax Payment                                7.30.2(f)
AT&T Excluded Assets                                               4.1
AT&T Excluded Liabilities                                          4.2
AT&T Financial Statements                                          6.12
AT&T Leased Property                                               1.4(3)
AT&T Minimum Damage Requirement                                    11.4(a)
AT&T 90% Threshold                                                 8.2.5(a)
AT&T Other Real Property Interests                                 1.4(4)
AT&T Owned Property                                                1.4(2)
AT&T Plans                                                         6.16.2
AT&T Retained Franchise                                            7.7.5
AT&T System Employee                                               6.16.3
AT&T System Option                                                 6.7.4

             Term                                                Section
             ----                                                -------

AT&T Systems Contracts                                             1.4(7)
AT&T Systems Franchises                                            1.4(5)
AT&T Systems Licenses                                              1.4(6)
AT&T Tangible Personal Property                                    1.4(1)
AT&T Tax Breach                                                    7.30.2(b)
AT&T Tax Indemnitee                                                7.30.2(b)
AT&T Tax Indemnitees                                               7.30.2(b)
AT&T's Knowledge                                                   1.46
Average Price                                                      3.3.4(a)
CARS                                                               1.78
CCCI                                                               Recital A
CERCLA                                                             1.40
Change in Tax Law                                                  8.1.1
Closing Date                                                       3.3.3
Comcast                                                            Preamble
Comcast Assumed Obligations and Liabilities                        4.2
Comcast Cap                                                        11.4(b)
Comcast Consolidated Tax Return                                    7.30.1(b)
Comcast Entities                                                   Preamble
Comcast Entity                                                     Preamble
Comcast Minimum Damage Requirement                                 11.4(b)
Comcast Tax Breach                                                 7.30.2(a)
Comcast Tax Indemnitee                                             7.30.2(a)
Comcast Tax Indemnitees                                            7.30.2(a)
Comcast Taxes                                                      7.30.2(a)
Condition Satisfaction Date                                        3.3.1
Confidential Information                                           7.15.1
control                                                            1.2
Controlling Party                                                  7.30.4(a)(i)
Cost of Service                                                    6.10.4
Cushion Shares                                                     3.3.4(a)
Cushion Value                                                      3.3.2
Designated Conditions                                              3.3.4
Determination                                                      7.28.3
Disclosing Party                                                   7.1
Distribution                                                       7.31(a)(i)
Enhanced Services                                                  1.32
Escheat Payment                                                    1.83
Final Aggregate Value                                              3.4.3(a)(ii)
Final Report                                                       3.4.1
FTC                                                                7.9
GAAP                                                               1.90
Indemnified Party                                                  11.3
Indemnifying Party                                                 11.3
Inspecting Party                                                   7.1

             Term                                                Section
             ----                                                -------

Internal Restructuring                                             2.1
Internal Restructuring Documents                                   9.2.7
Letter Agreement                                                   Recital B
List                                                               7.5.3
Lower Tier Cable Shares                                            6.3.2
Material Adverse Effect                                            6.1
Material AT&T Systems Contracts                                    6.7.1
MediaOne Group                                                     Recital D
Meteor                                                             Recital D
New Consideration                                                  7.31(a)(iii)
Noncontrolling Party                                               7.30.4(a)(i)
Number Cap                                                         3.3.4(a)
Permitted Liens                                                    1.62(h)
POFS                                                               7.7.3
Pre-Closing Taxes                                                  7.30.2(a)
Preliminary Aggregate Value                                        3.3.2
Preliminary Report                                                 3.3.2
Pullout Shares                                                     3.3.4
RCRA                                                               1.40
Removed Systems                                                    3.3.5
Reorganization                                                     Recital A
Reorganization Tax Proceeding                                      7.30.4(b)
Representatives                                                    7.15.1
Retained Employees                                                 7.5.1
Settlement Agreement                                               7.20.1(a)
Separate Tax Proceeding                                            7.30.4(c)
Severance Benefits                                                 7.5.9
Share Report                                                       3.3.4
Straddle Period Tax Proceeding                                     7.30.4(a)
Subscriber Cap                                                     3.1.2
Surveys                                                            7.8
System Employee                                                    6.16.3
System Employee on Leave Status                                    7.5.3
System Value                                                       3.1.2
Systems                                                            1.12
Taking                                                             12.14
Tax Indemnified Loss                                               7.30.2(h)
Tax Indemnified Party                                              7.30.2(h)
Tax Indemnifying Party                                             7.30.2(h)
Tax Indemnitee                                                     7.30.2(h)
Title Commitments                                                  7.8
Title Company                                                      7.8
Title Defect                                                       7.8
Total Closing Shares                                               3.3.6
Tracking Shares                                                    7.31(a)(i)

             Term                                                Section
             ----                                                -------

Transitional Billing Services                                      7.14
Value Cap                                                          3.3.4(b)
WARN                                                               6.16.1
Working Capital Adjustment Amount                                  3.2

     1.90. Usage. The definitions in this Article 1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed to be references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. All Exhibits and Schedules attached hereto shall be deemed incorporated herein as if set forth in full herein and, unless otherwise defined therein, each term used in any Exhibit or Schedule shall have the meaning ascribed to such term in this Agreement. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement unless the context shall otherwise require. Reference to any Transferred Entity's Assets or AT&T's Cable Business will be deemed to refer to the portion of the AT&T Assets or AT&T's Cable Business owned or operated by such Transferred Entity. Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. All accounting terms not otherwise defined in this Agreement will have the meanings ascribed to them under generally acceptable accounting principles as in effect from time to time in the United States ("GAAP").

2.   THE INTERNAL RESTRUCTURING AND THE REORGANIZATION.

     2.1. The Internal Restructuring. AT&T will, and will cause its Affiliates to, effect an internal restructuring (the "Internal Restructuring") to achieve the following results immediately prior to the Closing Time:

            (a) Each AT&T Asset existing immediately prior to Closing shall be owned by a Transferred Entity, subject to Section 7.7.

            (b) No Transferred  Entity shall own (i) any AT&T Excluded Assets or
(ii) any other assets except for AT&T Assets and ownership interests in any other Transferred Entity.

            (c) Each of the Comcast Assumed Obligations and Liabilities shall be assumed by a Transferred Entity (to the extent not already an obligation of such entity).

            (d) No Transferred Entity shall have (i) any AT&T Excluded Liability or (ii) any other liabilities except for the Comcast Assumed Obligations and Liabilities.

            (e) Each Hired Employee shall be employed by a Transferred Entity subject to Section 7.5.

            (f) No Transferred Entity shall have any employees except for Hired Employees.

         With respect to any entity that owns any AT&T Assets, but that is not a Party to this Agreement, AT&T will cause such entity to comply with the obligations, covenants and terms of this Agreement in respect of such AT&T Assets as if such entity were a Party to this Agreement.

     2.2. The Reorganization. Subject to the terms and conditions of this Agreement, on the Closing Date, AT&T shall redeem all of the Total Closing Shares in consideration of the transfer and distribution to CCCI, as agent for the other Comcast Entities, of all of the issued and outstanding capital stock of the AT&T Cable Subsidiaries (the "AT&T Cable Subsidiaries Shares") as follows:

            2.2.1. AT&T shall assign, transfer, convey and deliver to CCCI, as agent for the other Comcast Entities, all of the AT&T Cable Subsidiaries Shares, free and clear of all Liens and any other limitation or restriction (including any restriction on the right to sell, vote or otherwise dispose of the AT&T Cable Subsidiaries Shares). Such assignment, transfer, conveyance and delivery shall be evidenced by duly endorsed in blank share certificates or by instruments of transfer, with any required transfer stamps affixed thereto, reasonably satisfactory in form and substance to Comcast and its counsel; and

            2.2.2. The Comcast Entities shall assign, transfer, convey and deliver to AT&T all of the Total Closing Shares, free and clear of all Liens and any other limitation or restriction (including any restriction on the right to sell, vote or otherwise dispose of the Total Closing Shares). Such assignment, transfer, conveyance and delivery shall be evidenced by duly endorsed in blank share certificates or by instruments of transfer, with any required transfer stamps affixed thereto, reasonably satisfactory in form and substance to AT&T and its counsel.

3.   ALIGNMENT MECHANISM. Each Party hereto agrees as follows:

     3.1.   Calculation of Values.

            3.1.1. For purposes of this Agreement, (i) each Original Share shall be valued at $54.41, (ii) each Recently Purchased Share shall be valued at the purchase price paid by Comcast or its wholly-owned Affiliate for such Recently Purchased Share and (iii) each Hunter Share shall be valued at $48.8125. In each case, such share values shall be subject to adjustment as provided in Section
7.31. The term "Agreed Share Value" means, with respect to any AT&T Share, the per share value specified in the first sentence of this Section 3.1.1, as adjusted pursuant to Section 7.31.

            3.1.2. For the purposes of this Agreement, the "System Value" for each System shall equal (a) $4,591 multiplied by (b) the number of Equivalent Basic Subscribers served by such System as of the month end prior to the Closing Date (or, in the case of any franchise area located in Wildwood, New Jersey, the average number of Equivalent Basic Subscribers in such area for the twelve
(12)-month period ending on the month end prior to the Closing Date, calculated by (x) adding together the number of Equivalent Basic Subscribers in such area at the end of each of the thirteen (13) months ending on the month end prior to the Closing Date and (y) dividing that aggregate number by thirteen
(13)); provided that, with respect to each such System, the number of Equivalent Basic Subscribers in such System shall not exceed the number (the "Subscriber Cap") set forth for such System in Schedule 3.1.2-A.

     3.2. Working Capital Adjustment. A working capital adjustment amount shall be calculated for each AT&T System on an AT&T System-by-AT&T System basis as follows, which adjustments will be made without duplication of any amount (in each case, the "Working Capital Adjustment Amount"). The Working Capital Adjustment Amount for each System shall initially be zero and shall be increased by the amount of current assets (other than inventory) being Transferred to the Comcast Entities with respect to such AT&T System and decreased by the amount of liabilities being Transferred to such Comcast Entities with respect to such System as of the Closing Time. Current assets shall include, but are not limited to, petty cash, prepaid expenses, funds of Transferred Entities on deposit with Third Parties to the extent being Transferred to the Comcast Entities (other than those that are or relate to AT&T Excluded Assets or the benefit of which will not be available to the Transferred Entity following Closing), and accounts receivable, and liabilities shall include, but are not limited to, accrued expenses (including accrued real and personal property taxes, but not other Taxes, and including copyright fees or non-programming license fees or charges), unearned income and advance payments (including subscriber prepayments and deposits for converters, encoders, cable television service and related sales) and interest, if any, required to be paid on advance payments, in each case, related to AT&T's Cable Business conducted through such System, all as determined in accordance with GAAP, to reflect the principle that all expenses and income attributable to AT&T's Cable Business for the period through and including the Closing Time are for the account of AT&T or its applicable subsidiary, and all expenses and income attributable to AT&T's Cable Business for the period after the Closing Time are for the account of the Comcast Entities (through ownership of the Transferred Entities). AT&T will receive no credit for (i) the portion of any account receivable resulting from cable, telephony or Internet service sales that is sixty (60) days or more past due as of the Closing Date (cash received subsequent to the billing cutoff prior to the Closing Time will be applied to the active aged receivables on a pro rata basis), (ii) the portion of any national agency account receivable resulting from advertising sales that is one hundred twenty (120) days or more past due as of the Closing Date, (iii) any non-national agency account receivable resulting from advertising sales any portion of which is ninety (90) days or more past due as of the Closing Date, (iv) accounts receivable from customers whose accounts are inactive as of the Closing Date, or (v) any accounts receivable that have not arisen from a bona fide transaction in the ordinary course of business. For purposes of making "past due" calculations under this Section 3.2, the billing statements of a System will be deemed to be due and payable on the first day of the period during which the service is provided to which such billing statements relate. Notwithstanding the foregoing, no adjustment will be made for any items of income or expense to the extent related to AT&T Excluded Assets or AT&T Excluded Liabilities. In furtherance of the foregoing, the Working Capital Adjustment Amount for each System shall be decreased without duplication by the economic value of vacation time pursuant to Section 7.5.8(a) to the extent earned as of the Closing Time and permitted to be taken after the Closing Time by the AT&T System Employees employed at such AT&T System who (i) are employed by a Transferred Entity at Closing or (ii) will become employees of a Transferred Entity, after being released from a leave of absence in accordance with Section 7.5.3. It is understood that the Working Capital Adjustment Amount will not reflect any intercompany receivables or payables, long-term debt (including the current portion thereof) or related accrued interest, accrued programming expense, accounts payable, franchise fees or deferred taxes, as these items will not be Transferred with the AT&T Systems.

     3.3.   Preliminary Alignment of Systems.

            3.3.1. After the date hereof, Comcast and AT&T will consult with each other from time to time regarding the progress being made towards satisfaction of the conditions to Closing set forth in Article 8. The date upon which all the conditions to the Closing set forth in such Article have been satisfied or (to the extent legally permissible) waived or are then capable of being satisfied, and one Parent has delivered the other Parent a notice thereof, is referred to as the "Condition Satisfaction Date." Except as otherwise provided herein, a Party may (to the extent legally permissible) conditionally waive one or more conditions to its obligations, subject to the Closing occurring on the last Business Day of the month after the month in which notice of the Condition Satisfaction Date is provided.

            3.3.2. Within 10 Business Days after the end of the month in which the Condition Satisfaction Date occurs, AT&T shall deliver to Comcast a report (a "Preliminary Report"), certified as to completeness and accuracy by an authorized officer of AT&T, showing in reasonable detail for each AT&T Cable Subsidiary a good faith preliminary determination of (i) the System Value for each System owned or to be owned at Closing by the applicable AT&T Cable Subsidiary or by any of its Subsidiaries that is a Transferred Entity, (ii) the Working Capital Adjustment Amount of each such System, (iii) the aggregate of items (i) and (ii) for all AT&T Cable Subsidiaries (the "Preliminary Aggregate Value"), in each case together with appropriate documents substantiating the estimates proposed in its Preliminary Report and (iv) an amount determined by AT&T (the "Cushion Value"), which Cushion Value shall not exceed $25 million or be less than zero.

            3.3.3. The Closing will occur on the last Business Day of the month during which the Preliminary Report must be delivered (the "Closing Date"); provided that if the Closing does not occur on such date as a result of the failure of the conditions set forth in Article 8 to be satisfied or (to the extent legally permissible) waived, the provisions of this Section 3.3 shall continue to apply as if the original Condition Satisfaction Date had not occurred; and provided further that the Parents may mutually agree upon a different Closing Date.

            3.3.4. The Comcast Entities shall deliver to AT&T at Closing in the aggregate a number of AT&T Shares with a value (based on the Agreed Share Value) equal to the Preliminary Aggregate Value; provided that the following conditions shall be satisfied (and if they are not satisfied, the procedure set forth in Section 3.3.5 shall apply):

            (a) the total number of Disqualified Shares (i) shall be less than the total number of Qualified Shares (the "Number Cap") and (ii) shall be further reduced by a number of AT&T Shares (the "Cushion Shares") equal to the Cushion Value divided by the average daily closing price (the "Average Price") per AT&T Share for the five (5) day trading period ending on the trading-day prior to the delivery of the Preliminary Report (as reported in the Wall Street Journal, or if no market price for an AT&T Share (or element thereof) existed on any such trading day, the price for an AT&T Share (or such element) as estimated in good faith by AT&T); and

            (b) the total value of the Disqualified Shares (based on the Agreed Share Value) (i) shall be less than the total value of Qualified Shares (based on the Agreed Share Value) (the "Value Cap") and (ii) shall be further reduced by the Cushion Value.

     During the period from the date upon which the Preliminary Report is required to be delivered through no later than the close of business on the 20th day (or, if the 20th day is not a Business Day, the previous Business Day) in that same calendar month, Comcast or its Affiliates will acquire (to the extent not previously acquired) additional AT&T Shares to achieve (based on the Agreed Share Value), to the maximum extent possible, the Preliminary Aggregate Value consistent with the conditions set forth in clauses (a) and (b) of the previous sentence (the "Designated Conditions"), less a number of AT&T Shares determined by Comcast (the "Pullout Shares") which number will not exceed $23 million divided by the Average Price. By no later than the first Business Day after the end of such period, Comcast shall deliver to AT&T a report (a "Share Report"), certified as to completeness and accuracy by an authorized officer of Comcast showing in reasonable detail (i) all AT&T Shares owned by Comcast or its wholly-owned Affiliates, (ii) the share prices paid for Recently Purchased Shares and (iii) sufficient information to demonstrate whether such shares achieve the Preliminary Aggregate Value and sufficient information to demonstrate that such shares, together with the Pullout Shares, if any, would satisfy the Designated Conditions.

     In accordance with Section 7.31, the Parties agree that after the record date for a Distribution, any reference in this Agreement to "AT&T Share", "Total Closing Share," "Original Share", "Hunter Share", "Disqualified Share" or "Qualified Share", or the price or value thereof, shall include the applicable Tracking Share(s) (or portion thereof) and the price or value thereof, respectively.

            3.3.5. If, based on the Share Report, the Preliminary Aggregate Value cannot be achieved consistent with the Designated Conditions, within four Business Days after delivery of the Share Report AT&T shall select one or more Systems or franchise areas, at its option subject to the following proviso, to be removed from and not Transferred pursuant to this Agreement (the "Removed Systems"), such that the revised Preliminary Aggregate Value (based on the Preliminary Aggregate Value without the Removed Systems and based on the information set forth in the Share Report) is achievable consistent with the Designated Conditions; provided that AT&T shall remove Systems and franchise areas such that, after giving effect to such removal, the revised Preliminary Aggregate Value shall be no less than (x) the aggregate Agreed Share Value of all AT&T Shares reflected in the Share Report plus (y) the Pullout Shares multiplied by the Average Price minus (z) $23 million. The Parties will cooperate in good faith and take all necessary action to effect the adjustments contemplated by this Section 3.3.5, including exchanging a revised Preliminary Report and a revised Share Report to reflect such adjustments and amending
Schedule 2.1. The Parties will negotiate in good faith and enter into mutually acceptable arrangements on commercially reasonable terms to address all issues and concerns regarding the separation of the Removed Systems from the remaining Systems that will result at Closing because of this Section 3.3.5, including the terms on which the applicable Parent's Affiliates, from and after the Closing Date, would provide to the other Parent's Affiliates such signal delivery, management and other support services as may be necessary or appropriate due to such separation.

            3.3.6. At Closing, the AT&T Shares delivered by the Comcast Entities to AT&T shall have a value (based on the Agreed Share Value) equal to the Preliminary Aggregate Value (as adjusted pursuant to Section 3.3.5) and shall satisfy all of the Designated Conditions (the "Total Closing Shares"), as set forth in a final share report delivered by Comcast at Closing (the "Final Share Report"), certified as to completeness and accuracy by an authorized officer of Comcast. The Total Closing Shares shall be deemed to include any Tracking Shares which are issued after the Closing pursuant to a record date occurring prior to Closing in respect of shares delivered by the Comcast Entities to AT&T at Closing. The Comcast Entities shall deliver such Tracking Shares to AT&T promptly upon receipt thereof.

     3.4. Determination of Final System Values and Working Capital Adjustment Amounts.

            3.4.1. Within ninety (90) days after the Closing, AT&T will deliver to Comcast a report (the "Final Report"), certified as to completeness and accuracy by an authorized officer of AT&T, showing in full detail for each AT&T Cable Subsidiary transferred at Closing AT&T's final determination of (i) the System Value for each System owned at the Closing by such AT&T Cable Subsidiary or by any of its Subsidiaries that is a Transferred Entity, (ii) the Working Capital Adjustment Amount of each such System, and (iii) the aggregate of items
(i) and (ii) for all AT&T Cable Subsidiaries, which may include any adjustments that were not calculated as of the Closing Time or which are corrective of any estimated adjustments contained in the Preliminary Report, together with appropriate documents substantiating the determinations proposed in its Final Report. Comcast will provide AT&T with reasonable access to all records that Comcast has in its or its Affiliates' possession and that are necessary for AT&T to prepare the Final Report.

            3.4.2. Within sixty (60) days after receipt of the Final Report from AT&T, Comcast will give AT&T written notice of Comcast's objections, if any, to the Final Report. The Parents shall negotiate in good faith for a period of thirty (30) days, or such longer period of time as agreed by the Parents, to resolve any disputed items. If, after such thirty (30) day period (as extended, if applicable), the Parents fail so to resolve such disputed items, the Parents shall submit all then-outstanding disputed items for resolution by a national accounting firm acceptable to each Parent (or, if the Parents cannot agree, an arbitrator appointed by the American Arbitration Association) (the "Arbitrator"). As to each item in dispute, the Arbitrator's decision must be within the range of values proposed by the Parents. The Arbitrator shall render a decision within thirty (30) days after its selection, which decision shall be final and binding on the Parties hereto. Comcast and AT&T shall share equally the expenses of the Arbitrator.

            3.4.3. (a) Based upon a final determination of each item relating to the Final Report (determined either (x) as set forth in the Final Report, if Comcast raised no objection or (y) by agreement of the Parents or decision of the Arbitrator as set forth above), the Parties shall calculate for each AT&T Cable Subsidiary (i) the System Value for each System owned at the Closing by such AT&T Cable Subsidiary or by any of its Subsidiaries that is a Transferred Entity and (ii) the Working Capital Adjustment Amount of each such System (for each AT&T Cable Subsidiary and its Subsidiaries, the "Final Aggregate Value"). If with respect to any given AT&T Cable Subsidiary and its Subsidiaries, the Final Aggregate Value exceeds the portion of the Preliminary Aggregate Value (as it may have been adjusted pursuant to Section 3.3.5) attributable to such AT&T Cable Subsidiary and its Subsidiaries, such AT&T Cable Subsidiary will pay AT&T cash in an amount equal to such excess. If with respect to any given AT&T Cable Subsidiary and its Subsidiaries, the value of the portion of the Preliminary Aggregate Value (as it may have been adjusted pursuant to Section 3.3.5) attributable to such AT&T Cable Subsidiary and its Subsidiaries exceeds the Final Aggregate Value, AT&T will pay such AT&T Cable Subsidiary cash in an amount equal to such excess. Any such adjusting payments shall be made, together with interest thereon calculated from the Closing Date through the date of payment at the Prime Rate and paid in cash as set forth in this Section 3.4.3, within three (3) Business Days after calculation of the Final Aggregate Value. Notwithstanding any other provision of this Agreement, no AT&T Cable Subsidiary shall make any payment to AT&T pursuant to this Section 3.4.3(a) unless and only to the extent instructed to do so by AT&T and AT&T shall be entitled to rely upon the Final Share Report in determining whether to instruct any AT&T Cable Subsidiary to make such payment.

            (b) The Parties agree to treat any payment made to or by AT&T pursuant to Section 3.4.3(a) as a pre-Closing distribution from or contribution to the appropriate AT&T Cable Subsidiary, respectively.

4.   ASSUMED LIABILITIES AND EXCLUDED ASSETS.

     4.1.   AT&T Excluded  Assets.  Except  as set forth on  Schedule  4.1 or on
Schedule 6.6.4(g), for purposes of this Agreement the term "AT&T Excluded Assets" means all:

            (a) programming Contracts (including music programming Contracts), cable guide Contracts, master Contracts to which the AT&T Parties or one or more of their Affiliates are parties (such as master retransmission consent agreements, master multiple dwelling unit agreements, master billing, master collection and similar master agreements), retransmission consent agreements and local programming agreements (other than any such retransmission consent agreements and local programming agreement listed in Schedule 6.6.4(g));

            (b) AT&T Plans;

            (c) insurance policies and rights and claims thereunder, except as set forth in Section 12.14;

            (d) bonds, letters of credit, surety instruments and other similar items;

            (e) except for petty cash to the extent Transferred to the Comcast Entities or as set forth in Section 12.14, cash and cash equivalents, including cash relating to subscriber prepayments and deposits, and notes receivable;

            (f) subject to Section 7.13, Intellectual Property held by the AT&T Parties or any of their Affiliates;

            (g) subscriber billing Contracts and related equipment if not owned by the AT&T Parties or any of their Existing Affiliates;

            (h) assets, rights or properties of the AT&T Parties or their Affiliates used or held for use other than primarily in connection with the AT&T Systems;

            (i) except for (1) accounts receivable, (2) any other claim, right or interest to the extent reflected in the Working Capital Adjustment Amount and
(3) as set forth in Section 12.14, claims, rights, and interest in and to any refunds of, or amounts credited against, Taxes or fees of any nature, or other claims against Third Parties, relating to (A) the operation of the AT&T Systems prior to the Closing Time and (B) the Transferred Entities with respect to taxable periods ending on or prior to the Closing Time;

            (j) account books of original entry, general ledgers, financial records and personnel files and records used in connection with the AT&T Systems;

            (k) capital and vehicle leases;

            (l) advertising sales agency or representation Contracts providing any Third Party or Affiliate of AT&T the right to sell available advertising time for an AT&T System other than any such Contract listed on Schedule 6.6.4(g);

            (m) proprietary software of the AT&T Parties or any Affiliate of AT&T and licenses relating to Third Party software and maintenance agreements with respect thereto;

            (n) Contracts for any fiber or fiber capacity lease or use arrangements that provide to any Third Party or Affiliate of AT&T the right to use any fiber or capacity of an AT&T System other than those listed in Schedule 6.6.4(g);

            (o) Contracts for Internet access or on-line services arrangements that provide to any Third Party or Affiliate of AT&T the right to use the transmission capacity of an AT&T System to provide Internet access or other on-line services over such AT&T System, other than those listed in Schedule 6.6.4(g);

            (p) Contracts and related accounts receivable for providing DMX service to commercial accounts via direct broadcast satellite;

            (q) intercompany receivables; and

            (r)  Contracts  and/or  assets  specifically  described  in Schedule
4.1(r).

     4.2. Comcast Assumed Obligations and Liabilities. Pursuant to the Internal Restructuring, effective prior to the Closing Time, each Transferred Entity will assume (to the extent not already an obligation of such entity) and after the Closing Time will (and Comcast shall cause the Transferred Entities to) pay, discharge and perform the following (collectively, the "Comcast Assumed Obligations and Liabilities") with respect to each AT&T System owned by such Transferred Entity at Closing: (a) those obligations and liabilities accruing after the Closing Time under or with respect to the AT&T Assets owned by the Transferred Entity at the Closing, except for obligations and liabilities arising from or relating to any breach or default under any of the foregoing occurring on or prior to the Closing Time; (b) those obligations and liabilities of such Transferred Entity for subscriber prepayments and deposits related to such AT&T System existing at the Closing Time only to the extent such amounts were used to decrease the Working Capital Adjustment Amount with respect to such System pursuant to
Section 3.2; (c) other obligations and liabilities of such Transferred Entity only to the extent that such obligations and liabilities were used to decrease the Working Capital Adjustment Amount with respect to such AT&T System pursuant to Section 3.2; and (d) all other obligations and liabilities to the extent relating to the period after the Closing Time and arising out of such Transferred Entity's ownership, use or operation of the AT&T Assets (including those items listed or described on Schedule 4.1) or its operation of, or the conduct of business through, such AT&T System after the Closing (including with respect to late fees that may be charged by such Transferred Entity after the Closing to subscribers of such AT&T System), except to the extent that such obligations or liabilities relate to any AT&T Excluded Asset. Except for the Comcast Assumed Obligations and Liabilities, all obligations and liabilities of AT&T or its Affiliates or arising out of or relating to the AT&T Assets, the AT&T Systems or AT&T's Cable Business, including all long-term indebtedness classified as such in accordance with GAAP (and the portion thereof classified as current in accordance with GAAP) will be assumed by (to the extent previously a liability or obligation of a Transferred Entity), and be the obligations and liabilities solely of, the Retained Entities ("AT&T Excluded Liabilities"). Except to the extent reflected in the Working Capital Adjustment, the AT&T Excluded Liabilities shall include any obligation, liability or claims relating to or arising pursuant to (t) any AT&T Excluded Asset, (u) any breach or default under any AT&T Asset occurring on or before the Closing Time, (v) both any Environmental Law and actions to the extent relating to the period on or prior to the Closing Time (including matters disclosed or required to be disclosed in Schedule 6.9), (w) Taxes, franchise fees, intercompany payables and any other accounts payables, in each case incurred in or attributable to periods or portions thereof ending on or prior to the Closing Time, (x) refunds of rates, charges or late fees with respect to periods through and including the Closing Time, (y) Litigation commenced, to the extent related to the period, on or prior to the Closing Time, or (z) credit, loan or other agreements pursuant to which AT&T or the Transferred Entities or their Affiliates have created, incurred, assumed or guaranteed indebtedness for borrowed money or under which any Lien securing such indebtedness has been or may be imposed on any AT&T Asset. No AT&T Excluded Liability shall be taken into account in calculating the Working Capital Adjustment Amount.

5.   COMCAST REPRESENTATIONS AND WARRANTIES.

     Comcast represents and warrants to AT&T as set forth in this Article 5 as of the date hereof.

     5.1. Organization and Qualification. Each of the Comcast Parties is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, a general partnership that has been duly formed and is validly existing under the laws of its jurisdiction of formation, or a limited liability company that has been duly formed and is validly existing under the laws of its jurisdiction of formation.

     5.2. Authority and Validity. Each Comcast Party has all requisite corporate or limited liability company power and authority to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement and the Transaction Documents to which such Comcast Party is a party. The execution and delivery by each Comcast Party of, its performance under and its consummation of the transactions contemplated by, this Agreement and the Transaction Documents to which such Comcast Party is a party have been duly and validly authorized by all action by or on behalf of such Comcast Party. This Agreement has been, and when executed and delivered by each Comcast Party the Transaction Documents to which such Comcast Party is a party will be, duly and validly executed and delivered by such Comcast Party, and the valid and binding obligations of such Comcast Party, enforceable against such Comcast Party, in accordance with their terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to the enforcement of creditors' rights generally or by principles governing the availability of equitable remedies.

     5.3. No Conflict; Required Consents. Except as set forth on Schedule 5.3, and assuming the expiration or earlier termination of the waiting period under the HSR Act has occurred, the execution and delivery by each Comcast Party of, its performance under and its consummation of the transactions contemplated by, this Agreement and the Transaction Documents to which such Comcast Party is a party do not and will not: (a) conflict with or violate any provision of the organizational documents of such Comcast Party; (b) violate any provision of any Legal Requirement, except for such violations as would not, individually or in the aggregate, reasonably be expected to have a material adverse affect on the ability of the Comcast Parties to perform their obligations under this Agreement or the Transaction Documents; or (c) require any consent, approval or authorization of, or filing of any certificate, notice, application, report or other document with, any Governmental Authority or other Person, except for such consents, approval or authorizations, the failure of which to obtain, or such filings the failure of which to make, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Comcast Parties to perform their obligations under this Agreement or the Transaction Documents.

     5.4. Ownership of AT&T Shares. The Comcast Entities own, or will at Closing own, record and beneficial title to all of the Total Closing Shares, free and clear of all Liens and any other limitation or restriction (including any restriction on the right to sell, vote or otherwise dispose of the Total Closing Shares) and, at the Closing, the Comcast Entities shall transfer the Total Closing Shares to AT&T, free and clear of all Liens and any other limitation or restriction (including any restriction on the right to sell, vote or otherwise dispose of the Total Closing Shares).

     5.5.   Reorganization.

            5.5.1. Without regard to payments made under Section 3.4.3(a) and assuming that Comcast's PHONES Transaction will have no effect on its holding period for any AT&T Shares under Section 355(d) of the Code (a) less than 50 percent (measured by relative value and voting power) of the Total Closing Shares will represent "disqualified stock" within the meaning of Code Section 355(d)(3); and (b), at the time of and immediately following the Reorganization, Comcast will not hold, directly or indirectly, "disqualified stock" of any of the AT&T Cable

Subsidiaries, within the meaning of Code Section 355(d)(3), constituting a fifty percent (50%) or greater interest in any of the AT&T Cable Subsidiaries.

            5.5.2. Comcast has no plan or intention to, nor any plan or intention to cause its Subsidiaries or Affiliates to, (i) sell, exchange or otherwise dispose of any of the AT&T Cable Subsidiaries Shares after the Reorganization or (ii) liquidate, merge out of existence or sell any interest in any of the AT&T Cable Subsidiaries after the Reorganization, in each case in a manner that would cause the Reorganization to fail to be tax-free under Code
Section 355(c).

            5.5.3. Comcast has no plan or intention to, nor any plan or intention to cause its Subsidiaries or Affiliates to, sell, exchange, or otherwise dispose of the Assets of the Systems held by any of the Transferred Entities as of the Closing Date, in each case in a manner that would cause the Reorganization to fail to be tax-free under Code Section 355(c).

            5.5.4. Comcast has no plan or intention to, nor any plan or intention to cause its Subsidiaries or Affiliates to, take any action which would cause any of the AT&T Cable Subsidiaries to fail to be engaged immediately after the Reorganization in the active conduct of a trade or business within the meaning of Code Section 355(b)(1)(A).

            5.5.5. The Reorganization is not part of a plan (or series of related transactions), within the meaning of Code Section 355(e)(2)(A)(ii), on the part of Comcast (or any Subsidiary or Affiliate of Comcast) that would cause the Reorganization to constitute a distribution to which Code Section 355(e) would apply.

     5.6. Finders and Brokers. No Comcast Party and no Affiliate of any Comcast Party has entered into any Contract with any Person that will result in the obligation of any AT&T Party or any Affiliates of any AT&T Party to pay any finder's fees, investment banker, brokerage or agent's commissions or other like payments (collectively, "Agent's Fees") in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     5.7. Purchase Price of Recently Purchased Shares. Comcast and its wholly-owned Affiliates shall have purchased all of the Recently Purchased Shares in arm's-length transactions.

6.   AT&T'S REPRESENTATIONS AND WARRANTIES.

     AT&T represents and warrants to Comcast as set forth in this Article 6 as of the date hereof.

     6.1. Organization and Qualification. AT&T is and, as of the Closing, each Transferred Entity shall be a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, a partnership that has been duly formed and is validly existing under the laws of its jurisdiction of formation, or a limited liability company that has been duly formed and is validly existing under the laws of its jurisdiction of formation. As of the Closing, each Transferred Entity shall have all requisite power and authority to own, lease and use the AT&T Assets owned, leased or used by it and to conduct AT&T's Cable Business as it is currently being conducted by it. As of the Closing, each Transferred Entity shall be duly qualified to do business and in good standing under the laws of each jurisdiction in which the ownership, leasing or use of the AT&T Assets owned, leased or used by it or the nature of its activities in connection with its AT&T Systems makes such qualification necessary, except for such matters as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" means a material adverse effect on the business, assets, financial condition or results of operations of AT&T's Cable Business, taken as a whole (excluding such effects to the extent relating to the liabilities or assets to be retained by any Retained Entity after Closing under this Agreement or the Internal Restructuring Documents), without giving effect to the transaction contemplated by this Agreement or the announcement thereof or changes in conditions that are applicable to the cable television industry in general. On or prior to the Closing, AT&T shall have provided to Comcast true and complete copies of the certificate of incorporation and bylaws (or other organizational documents) of each Transferred Entity as in effect on such date.

     6.2. Authorization and Validity. (a) Each AT&T Party has all requisite corporate, partnership or limited liability company power and authority to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement and the Transaction Documents to which it is a party. The execution and delivery by each AT&T Party of, its performance under and its consummation of the transactions contemplated by, this Agreement and the Transaction Documents to which such AT&T Party is a party have been duly and validly authorized by all action by or on behalf of such AT&T Party. This Agreement has been, and when executed and delivered by each AT&T Party the Transaction Documents to which such AT&T Party is a party will be, duly and validly executed and delivered by such AT&T Party and the valid and binding obligations of such AT&T Party, enforceable against such AT&T Party in accordance with their terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to the enforcement of creditors' rights generally or by principles governing the availability of equitable remedies.

            (b) As of the  Closing,  each  Transferred  Entity  shall  have  all
requisite  corporate,   partnership  or  limited  liability  company  power  and
authority to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by the Transaction Documents to which it is a party. On or prior to the Closing, the execution and delivery by each Transferred Entity of, its performance under and its consummation of the transactions contemplated by, the Transaction Documents to which such Person is a party shall have been duly and validly authorized by all action by or on behalf of such Person. When executed and delivered by each Transferred Entity, the Transaction Documents to which such Person is a party will be, duly and validly executed and delivered by such Person and the valid and binding obligations of such Person, enforceable against such Person in accordance with their terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to the enforcement of creditors' rights generally or by principles governing the availability of equitable remedies.

     6.3.   Capitalization.

            6.3.1. As of the Closing, no shares of capital stock will be held in the AT&T Cable Subsidiaries' treasuries.

            6.3.2. As of the Closing, AT&T will own record and beneficial title to all of the AT&T Cable Subsidiaries Shares, and the AT&T Cable Subsidiaries will (either directly or through one or more wholly owned Transferred Entities) own record and beneficial title to all of the issued and outstanding shares of capital stock of (or other ownership interests in) each other Transferred Entity (the "Lower Tier Cable Shares"), in each case free and clear of all Liens and any other limitation or restriction (including any restriction on the right to sell, vote or otherwise dispose of such interest). As of the Closing Date, the AT&T Cable Subsidiaries Shares and the Lower Tier Cable Shares shall be duly authorized, validly issued and fully paid. Except as set forth in Schedule 6.3.2, there are outstanding (a) no securities of the Transferred Entities or AT&T or any of its Affiliates convertible into or exchangeable for equity interests of the Transferred Entities and (b) no options or other rights to acquire and no obligation of the Transferred Entities or AT&T or any of its Affiliates to issue any such equity interests. At Closing, AT&T will transfer and deliver to the Comcast Entities valid title to the AT&T Cable Subsidiaries Shares free and clear of all Liens and any other limitation or restriction (including any restriction on the right to sell, vote or otherwise dispose of such interest).

     6.4. No Conflict; Required Consents. Except as set forth on Schedule 6.4, and assuming the expiration or earlier termination of the waiting period under the HSR Act has occurred, the execution and delivery by each AT&T Party of, its performance under and its consummation of the transactions contemplated by, this Agreement and the Transaction Documents to which such AT&T Party is a party (the execution and delivery by each other Transferred Entity and AT&T Party of, its performance under and its consummation of the transactions contemplated by the Transaction Documents to which such Person is a party) do not and will not: (a) conflict with or violate any provision of the organizational documents of such AT&T Party or any Transferred Entity or Retained Entity; (b) violate any provision of any Legal Requirement; (c) require any consent, approval or authorization of, or filing of any certificate, notice, application, report or other document with, any Governmental Authority or other Person; or (d) (i) without regard to requirements of notice, lapse of time or elections of other Persons or any combination thereof, conflict with, violate, result in a breach of or constitute a default under, (ii) permit or result in the termination, suspension or modification of, (iii) result in the acceleration of (or give any Person the right to accelerate) the performance of any AT&T Party or Transferred Entity or Retained Entity under, or (iv) otherwise adversely affect the rights or obligations of any AT&T Party or other Transferred Entity or Retained Entity under any AT&T Systems Contract, AT&T Systems Franchise or AT&T Systems License; or (e) result in the creation or imposition of any Lien upon any AT&T Asset or any securities of any Transferred Entity, subject to such exceptions for purposes of clauses (b), (c), (d) and (e) above as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Transferred Entities or the AT&T Parties to perform their obligations under this Agreement or the Transaction Documents.

     6.5.   Reorganization.

            6.5.1. As of the Closing, each of the AT&T Cable Subsidiaries shall qualify to be distributed in a tax-free transaction pursuant to Code Section 355(a) and Code Section 355(c).

            6.5.2. AT&T did not acquire, and as of the Closing will not have acquired, any of the stock of the AT&T Cable Subsidiaries by reason of any transaction which occurred within five (5) years prior to the Closing Date in which gain or loss was recognized in whole or in part within the meaning of Code Section 355(a)(3)(B).

            6.5.3. AT&T will be engaged immediately after the Reorganization in the active conduct of a trade or business within the meaning of Code Section 355(b)(1)(A).

            6.5.4.  Each  of  the  AT&T  Cable   Subsidiaries  will  be  engaged
immediately prior to and at the time of the Reorganization in the active conduct of a trade or business within the meaning of Code Section 355(b)(1)(A).

            6.5.5. To the knowledge of the management of AT&T, there is no plan or intention on the part of any shareholder or security holder of AT&T (other than Comcast or any of its Affiliates) to sell, exchange or otherwise dispose of any of its stock or securities in AT&T following the Reorganization other than in public market transactions in the ordinary course of business and other than in transactions unrelated to the Reorganization which would not cause the Reorganization to fail to qualify as tax-free to Comcast under Code Section 355(a).

            6.5.6. Neither AT&T nor any of the AT&T Cable Subsidiaries is an investment company as defined in Code Sections 368(a)(2)(F)(iii) and (iv).

     6.6.   Assets.

            6.6.1. Immediately prior to the Closing, subject to Section 7.7.4(b) and except as described in Schedule 6.6.1, the Transferred Entities shall have good, marketable title to (or, in the case of Assets that are leased, valid leasehold interests in) all of the material AT&T Assets (as existing immediately prior to Closing), free and clear of all Liens, except Permitted Liens. Except as described on Schedule 6.6.1 and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the AT&T Tangible Personal Property (which, for this purpose, shall include all towers on AT&T Owned Property) is in good operating condition and repair (ordinary wear and tear and routine failures excepted), and is usable and adequate for the operation of AT&T's Cable Business.

            6.6.2. Subject to Section 7.7.4(b), except for items included in the AT&T Excluded Assets and the Removed Systems, (i) the AT&T Assets constitute in all material respects all the assets of the AT&T Cable Subsidiaries and their Affiliates primarily held for, used in or necessary for AT&T's Cable Business and (ii) the right, title and interest therein to be Transferred pursuant to this Agreement will be sufficient to permit the Transferred Entities in all material respects (a) to conduct AT&T's Cable Business as it is being conducted and in compliance with all Legal Requirements, (b) to operate the AT&T Systems as they are being operated and in compliance with all applicable Legal Requirements, and (c) to perform all the Comcast Assumed Obligations and Liabilities.

            6.6.3. Except as described on Schedule 6.6.3, and other than direct broadcast satellite and satellite master antenna television: (i) no cable television system or other MVPD other than an AT&T System is operating in any areas in which the AT&T Systems currently provide cable television service; (ii) no local franchising authority for a community in which any AT&T System is operating has awarded a cable television franchise or other similar operating authority to any Person other than an AT&T Cable Subsidiary; and (iii) to AT&T's Knowledge, no MVPD has applied for a franchise or other similar operating authority to serve any such community.

            6.6.4. All of the material AT&T Tangible Personal Property is listed on Schedule 6.6.4(a). All of the AT&T Owned Property is listed on Schedule 6.6.4(b). All of the AT&T Leased Property is listed on Schedule 6.6.4(c). All of the AT&T Other Real Property Interests are listed on Schedule 6.6.4(d). All of the AT&T System Franchises are listed on Schedule 6.6.4(e). All of the AT&T System Licenses are listed on Schedule 6.6.4(f). All of the material AT&T System Contracts are listed on Schedule 6.6.4(g).

     6.7.   AT&T  Systems  Franchises,   AT&T  Systems  Licenses,  AT&T  Systems
            Contracts and AT&T Other Real Property Interests.

            6.7.1. Except as described on Schedules 6.6.4(c), 6.6.4(d), 6.6.4(e), 6.6.4(f) and 6.6.4(g), or, in the case of Section 6.6.1(g), as separately provided by AT&T to Comcast and except for the AT&T Excluded Assets, as of the date hereof neither AT&T nor any of its Affiliates is, and at Closing, no Transferred Entity will be, bound or affected by any of the following that relate, primarily or in whole, to AT&T's Cable Business:

            (a) leases of real property or material personal property, including all capital leases;

            (b) franchises and similar authorizations or permits for the construction or operation of cable television systems, or Systems Contracts of substantially equivalent effect;

            (c) licenses, authorizations, consents or permits of the FCC;

            (d) licenses, authorizations, consents or permits of any other Governmental Authority;

            (e) crossing agreements, easements or rights-of-way;

            (f) pole line or joint line agreements or underground conduit agreements;

            (g) bulk service, commercial service or multiple dwelling unit agreements (except access agreements for buildings that are not bulk billed);

            (h) any must-carry elections or retransmission consents relating to the AT&T Systems or the AT&T Assets;

            (i)   Contracts   which  would  be  binding  upon  any  AT&T  System
post-Closing with AT&T, ServiceCo LLC and/or At Home Corporation or Liberty Media Corporation or any of their Affiliates;

            (j)  system  specific   programming   agreements  or  signal  supply
agreements;

            (k) agreements with the FCC or any other Governmental Authority relating to the operation or construction of the AT&T Systems that are not fully reflected in the AT&T

Systems Franchises, or any agreements with community groups or similar Third Parties restricting or limiting the types of programming that may be shown on any of the AT&T Systems;

            (l) partnership, joint venture or other similar agreements or arrangements;

            (m) any agreement that limits the freedom of the Transferred Entities to compete in any line of business or with any Person or in any area or which would so limit the freedom of the Transferred Entities or the Comcast Entities after the Closing;

            (n) any Systems Contract relating to the use of the AT&T Assets to provide, or the provision by the AT&T Systems of, telephone or high-speed data services;

            (o) any advertising interconnect agreements;

            (p) any agreement with any AT&T System Employee; or

            (q) any Systems Contract that is not the subject matter of any other clause of this Section 6.6.1 which (i) will remain effective for more than one year after Closing, (ii) contemplates payments by or to any Transferred Entity exceeding one hundred and fifty thousand dollars ($150,000) under any single contract or the termination or expiration of which would reasonably be expected to have a Material Adverse Effect or (iii) is otherwise material to the AT&T Systems.

All of the foregoing types of Systems Contracts are referred to as the "Material AT&T Systems Contracts".

            6.7.2. Schedules 6.6.4(e) and 6.6.4(f) list all of the AT&T Systems Franchises and all AT&T Systems Licenses, respectively. Complete and correct copies of the AT&T Systems Franchises, all AT&T Systems Licenses issued by the FCC and any other material AT&T Systems Licenses have been provided to Comcast. Except as set forth on Schedule 6.7.2, the AT&T Systems Franchises contain all of the commitments and obligations of the Transferred Entities, AT&T or its Affiliates to the applicable Governmental Authority granting such AT&T Systems Franchises with respect to the construction, ownership and operation of the AT&T Systems, including any commitment to any local franchising authority to make any material expenditure or capital addition or betterment to any of the AT&T Systems or AT&T Assets that will not be fulfilled or satisfied prior to the Closing Time. The AT&T Systems Franchises and AT&T Systems Licenses are currently in full force and effect, are not in default and are valid under all applicable Legal Requirements according to their terms. No event has occurred that, with notice or lapse of time or both, would constitute a breach, violation or default by any Transferred Entity, and to AT&T's Knowledge, no event has occurred that, with notice or lapse of time or both, would constitute a breach, violation or default by any other Person, of any material obligations under any of the AT&T Systems Franchises or AT&T Systems Licenses, and would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except for routine filings with Governmental Authorities or as described on
Schedule 6.7.2, there are no material applications relating to any AT&T Systems Franchise or AT&T Systems License pending before any Governmental Authority. Since January 1, 1999, no AT&T Systems Franchise or AT&T Systems License has been surrendered or has otherwise terminated without the issuance of a replacement AT&T Systems Franchise or AT&T Systems License, respectively. There is no legal action, governmental proceeding or investigation pending or, to AT&T's Knowledge, threatened to terminate, suspend or modify any AT&T Systems Franchise or AT&T Systems License. Except as set forth on Schedule 6.7.2, each AT&T System is operating pursuant to a valid franchise or similar authorization or permit issued by the appropriate Governmental Authority in every market in which such System is supplying cable television service. Prior to the date hereof, AT&T has provided a list to Comcast of the date on which each AT&T System Franchise will expire. Such list is correct and accurate in all material respects. Neither AT&T, nor any Transferred Entity or Retained Entity has received, nor does it have notice that it will receive, from any Governmental Authority a preliminary assessment that an AT&T Systems Franchise should not be renewed as provided in Section 626(c)(1) of the Cable Act. Neither any Transferred Entity or Retained Entity nor any
Governmental Authority has commenced or requested the commencement of an administrative proceeding concerning the renewal of an AT&T Systems Franchise as provided in Section 626(c)(1) of the Cable Act. The Transferred Entities or the Retained Entities have timely filed notices of renewal in accordance with the Cable Act with all Governmental Authorities with respect to each of the AT&T Systems Franchises expiring within thirty-six (36) months of the date of this Agreement. Such notices of renewal have been filed pursuant to the formal renewal procedures established by Section 626(a) of the Cable Act. Except as set forth on Schedule 6.7.2, and except for such matters as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the AT&T Systems are being operated in material compliance with the terms and conditions of all AT&T Systems Franchises and AT&T Systems Licenses and other applicable requirements of all Governmental Authorities (including the FCC and the United States Copyright Office) relating to such AT&T Systems Franchises and AT&T Systems Licenses, including all requirements for notification, filing, reporting, posting and maintenance of logs and records.

            6.7.3. AT&T has delivered to Comcast true and complete copies of all Material AT&T Systems Contracts, including any amendments thereto (or, in the case of oral Contracts that are Material AT&T Systems Contracts, true and complete written summaries thereof) and each document evidencing or insuring ownership of the AT&T Owned Property. Except as described on Schedule 6.7.3 and except for such matters as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each Transferred Entity has fulfilled when due, or has taken all action necessary to enable it to fulfill when due, all of such Person's obligations under each of its Material AT&T Systems Contracts, (ii) to AT&T's Knowledge, there has not occurred any default (without regard to requirements of notice, lapse of time, elections of other Persons or any combination thereof) by any Person of any material obligations under any Material AT&T Systems Contracts and (iii) to AT&T's knowledge, the Material AT&T Systems Contracts are valid and binding agreements of the applicable Third Party to the Material AT&T Systems Contracts, and, assuming that the Material AT&T Systems Contracts are valid and binding agreements on the applicable Third Party, the Material AT&T Systems Contracts are valid and binding agreements of the applicable Transferred Entity and are in full force and effect.

            6.7.4. Except as disclosed on Schedule 6.7.4, none of the AT&T Systems or material AT&T Assets are subject to any purchase option, right of first refusal or similar arrangement which would be triggered by the sale, transfer, change of control or other disposition of such Systems or Assets (an "AT&T System Option").

            6.7.5. Set forth on Schedule 6.7.5 is each lease for vehicles and each capital lease that, in either case, would be an AT&T Asset but for the effect of Section 7.6.

     6.8. Real Property. All the AT&T Owned Property, AT&T Leased Property and material AT&T Other Real Property Interests are described on Schedules 6.6.4(b), 6.6.4(c) and 6.6.4(d). Except for ordinary wear and tear and routine repairs or as set forth on Schedule 6.8 or for such matters as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all of the improvements, leasehold improvements and the premises of the AT&T Owned Property and the premises demised under the leases and other documents evidencing the AT&T Leased Property are in reasonable operating condition and repair and are suitable for the purposes used. Except for such matters as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each parcel of AT&T Owned Property and each parcel of AT&T Leased Property (a) has access to and over public streets or private streets or property for which an Affiliate of AT&T has, and a Transferred Entity will, at Closing, have a valid right of ingress and egress, (b) except as set forth on Schedules 6.6.4(b), 6.6.4(c) and 6.6.4(d), conforms in its current use, occupancy and operation to all zoning requirements without reliance upon a variance issued by a Governmental Authority or a classification of the parcel in question as a nonconforming use, (c) conforms in all respects in its current use, occupancy and operation to all restrictive covenants, if any, or other Liens affecting all or part of such parcel, and (d) is available for immediate use in the conduct of the business or operations of the AT&T Systems. There are no pending condemnation, expropriation, eminent domain or similar proceedings of which AT&T or any Transferred Entity or Retained Entity has received notice, or, to AT&T's Knowledge, affecting, in any material respect, all or any portion of the AT&T Owned Property, AT&T Leased Property or material AT&T Other Real Property Interests.

     6.9.   Environmental.

            6.9.1. Except as described on Schedule 6.9 and except for such matters as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, an Affiliate of AT&T has, and a Transferred Entity will, at Closing, have obtained or caused to be obtained all permits necessary for its operations to comply with Environmental Laws and is in compliance with the terms of such permits and all Environmental Laws insofar as they relate to the AT&T Assets. Except as described on Schedule 6.9 and except for such matters as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither AT&T nor any Transferred Entity or Retained Entity has received any notice of or has Knowledge of (i) any release or threatened release of any Hazardous Substances from or on or relating to activities or operations conducted on the AT&T Owned Property or the AT&T Leased Property or any property previously owned, leased or operated by any Transferred Entity or Retained Entity in connection with AT&T's Cable Business or the AT&T Assets, or (ii) any liability under, or any violation of, any Environmental Laws or permits in connection with AT&T's Cable Business or AT&T Assets. Except as described on Schedule 6.9 and except for such matters as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither AT&T nor any Transferred Entity or Retained Entity has received any notice of, and has no Knowledge of, any events, conditions, circumstances, activities, practices or incidents (including the presence, use, generation, manufacture, disposal, release or threatened release of any Hazardous Substances from or on the AT&T Owned

Property or AT&T Leased Property or any property previously owned, leased or operated by any Transferred Entity or Retained Entity in connection with AT&T's Cable Business or the AT&T Assets) which could interfere with or prevent compliance with any Environmental Law, or which are reasonably likely to give rise or have given rise to any liability, whether accrued, contingent, absolute, determined, determinable or otherwise under any Environmental Law, in each case, in connection with the AT&T Owned Property or AT&T Leased Property or any property previously owned, leased or operated by any Transferred Entity or Retained Entity in connection with AT&T's Cable Business or the AT&T Assets.

            6.9.2. Except as described on Schedule 6.9 and except for such matters as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (a) no aboveground or underground storage tanks are currently or have been located on any AT&T Owned Property or AT&T Leased Property, (b) no AT&T Owned Property or AT&T Leased Property has been used at any time as a gasoline service station or any other facility for storing, pumping, dispensing or producing gasoline or any other petroleum products or wastes; and (c) no polychlorinated biphenyls, radioactive material, lead, asbestos-containing material, incinerator, sump, surface impoundment, lagoon, landfill, septic, wastewater treatment or other disposal system are or have been present at, on or under any AT&T Owned Property or AT&T Leased Property or any property now or previously owned, leased or operated by any Transferred Entity or Retained Entity in connection with AT&T's Cable Business or the AT&T Assets.

            6.9.3. Except as described on Schedule 6.9 and except for such matters as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no Hazardous Substance has been discharged, disposed of, dumped, injected, pumped, deposited, spilled, leaked, emitted, or released at, on or under any AT&T Owned Property or AT&T Leased Property or any other property now or previously owned, leased or operated by any Transferred Entity or Retained Entity in connection with AT&T's Cable Business or the AT&T Assets. Except as described on Schedule 6.9, no AT&T Owned Property or AT&T Leased Property and no property now or previously owned, leased or operated by any Transferred Entity or Retained Entity in connection with AT&T's Cable Business or the AT&T Assets, nor any property to which Hazardous Substances located on or resulting from the use of any AT&T Owned Property or AT&T Leased Property or operations of any Transferred Entity have been transported, nor any property to which any Transferred Entity has, directly or indirectly, transported or arranged for the transportation of any Hazardous Substances is listed or, to AT&T's Knowledge, proposed for listing on the National Priorities List promulgated pursuant to CERCLA, or CERCLIS (as defined in CERCLA) or on any similar federal, state, local or foreign list of sites requiring investigation or cleanup.

            6.9.4. Complete and correct copies of (a) all studies, reports, surveys or other similar written materials in AT&T's or any Transferred Entity or Retained Entity's possession or to which AT&T or any Transferred Entity or Retained Entity has access relating to environmental matters at, on, under or affecting the AT&T Owned Property or AT&T Leased Property or otherwise relating to the AT&T Cable Business or AT&T Assets, including the presence or alleged presence of Hazardous Substances, (b) all notices (other than general notices made by general publication) in AT&T's or any Transferred Entity or Retained Entity's possession or to which any such Person has access that were received from any Governmental

Authority having the power to administer or enforce any Environmental Laws relating to current or past ownership, use or operation of the AT&T Owned Property or AT&T Leased Property or activities at the AT&T Owned Property or AT&T Leased Property, and (c) all notices and related materials in AT&T's or any Transferred Entity or Retained Entity's possession or to which any such Person has access relating to any Litigation related to any AT&T System concerning any Environmental Law or written allegation by any private Third Party concerning any Environmental Law and any AT&T System have been provided to Comcast (other than those materials constituting attorney-client privileged communications).

            6.9.5. Except as set forth on Schedule 6.9.5, as of the date hereof, none of the AT&T Owned Property or AT&T Leased Property or AT&T Other Real Property Interests is located in New Jersey or Connecticut.

     6.10.  Compliance with Legal Requirements.

            6.10.1. Except as set forth on Schedule 6.10 and except for such matters as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the operation of the AT&T Systems and AT&T's Cable Business as currently conducted does not violate or infringe, any applicable Legal Requirements (other than Legal Requirements described in Sections 6.9, 6.10.3 and 6.10.4, as to which the representations and warranties set forth in those subsections will apply) or the grounding requirements of the National Electrical Safety Code. Except as set forth on Schedule 6.10 and except for such matters as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no Transferred Entity or Retained Entity has received any notice of, and to AT&T's Knowledge there is not, any violation by any of the AT&T Systems of any Legal Requirement applicable to the installation, ownership and operation of the AT&T Systems as currently conducted.

            6.10.2. Except as set forth on Schedule 6.10, and except to the extent that it would not reasonably be expected to have a Material Adverse Effect, without limiting the generality of the foregoing, since the acquisition of such AT&T Systems by AT&T or any of its Affiliates: there have been submitted to the FCC all required filings, including cable television registration statements, annual reports and aeronautical frequency usage notices and all regulatory fees that are required under the rules and regulations of the FCC; the operation of the AT&T Systems has been and is in compliance with the rules and regulations of the FCC, and neither AT&T nor any Transferred Entity or Retained Entity has received any notice from the FCC of any violation of its rules and regulations; each Transferred Entity (and any Affiliate of AT&T who was a predecessor owner) is and since 1991 has been certified as in compliance with the FCC's equal employment opportunity rules and has received no written notices with respect to noncompliance with such rules; the AT&T Systems are in compliance with all signal leakage criteria prescribed by the FCC and all required FCC Forms 320 for the AT&T Systems have been filed for the last two reporting periods, and all such Forms 320 show "passing" or "satisfactory" signal leakage scores. Each AT&T System holds all licenses, registrations or permits from the FCC for business radio, satellite, earth station receiving facilities and CARS or private fixed-service microwave facilities that are necessary or appropriate to carry on the business of such AT&T System as conducted on the date hereof. Each AT&T System has provided all required subscriber privacy notices to new subscribers, at the time of installation, and to all subscribers, on an annual basis, and the AT&T Systems have taken commercially reasonable steps to prevent unauthorized access to personally identifiable information. The AT&T Systems have provided all customer notices required by the Communications Act, including notices of customer service, availability of Basic Services and equipment compatibility. No AT&T System has received any request for commercial leased access with respect to such AT&T System within the past one hundred twenty (120) days, except for those requests set forth on Schedule
6.10. There are no complaints or other proceedings instituted before the FCC concerning commercial leased access, program access or any other aspect of the AT&T Systems' operations, except as set forth on Schedule 6.10. Each Transferred Entity (and any Affiliate of AT&T who was a predecessor owner) has used commercially reasonable efforts to comply in all material respects with any customer service standards applicable to it with respect to the AT&T Systems. Neither AT&T nor any Transferred Entity or Retained Entity has received written notice with respect to the AT&T Systems from any Governmental Authority to establish customer service standards with respect to the AT&T Systems that exceed the FCC standards promulgated pursuant to the Cable Act, except as set forth on Schedule 6.10. For each relevant semi-annual reporting period since the acquisition of such AT&T System by AT&T or any of its Affiliates, the owner of such System has timely filed with the United States Copyright Office all required Statements of Account in true and correct form, has paid when due all required copyright royalty fee payments in correct amount relating to such AT&T System's carriage of television broadcast signals, and is otherwise in compliance with the requirements of the compulsory license described in Section 111 of the Copyright Act and all applicable rules and regulations of the Copyright Office. Except as set forth on Schedule 6.10 and except for such matters as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, AT&T, the Transferred Entities and the Retained Entities have no Knowledge, with respect to any AT&T System acquired by any AT&T Affiliate since January 1, 1994, of any previous owner's failure to comply with the copyright licensing requirements with respect to any AT&T System or any written claim or inquiry from any Person that questions such AT&T System's failure to comply. AT&T has delivered to Comcast copies of all reports, filings and correspondence made or filed with the FCC or pursuant to the FCC rules and regulations for the past year with respect to the AT&T Systems, and all reports, filings and correspondence made or filed with the United States Copyright Office or pursuant to United States Copyright Office rules and regulations for the past three years with respect to the AT&T Systems.

            6.10.3. Except as set forth on Schedule 6.10 and as otherwise provided in this Section 6.10.3 and except for rate regulation (which is addressed under Section 6.10.4), each of the owners of the AT&T Systems has complied with the provisions of the Cable Act and the 1992 Cable Act as such Legal Requirements relate to the operation of the AT&T Systems, except for such matters as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except for such matters as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, with respect to the AT&T Systems, each of the owners of the AT&T Systems has complied in all respects with the must-carry and retransmission consent provisions of the 1992 Cable Act including (i) duly and timely notifying "local commercial television stations" of inadequate signal strength or increased copyright liability, if applicable, (ii) to the extent required, duly and timely notifying non-commercial educational stations of the location of its AT&T Systems' principal headends, (iii) duly and timely notifying subscribers of changes in the channel alignment on its AT&T Systems, (iv) duly and timely notifying "local commercial and non-commercial television stations" of the broadcast signals carried on AT&T Systems and their channel positions, (v) maintaining the requisite public file identifying broadcast signal carriage, (vi) carrying the broadcast signals after December 31, 1996, on its AT&T Systems for all "local commercial television stations" which are entitled to must-carry status and, if required, up to two "qualified low power stations," (vii) complying with applicable channel placement obligations and (viii) obtaining retransmission consents for all broadcast signals carried on its AT&T Systems after December 31, 1996, except for the non-exempt signals carried pursuant to a must-carry election and for signals carried with implied consent while conducting negotiations for the renewal of expired retransmission consent agreements. No must-carry complaint is pending against any AT&T System at the FCC, nor, to AT&T's Knowledge, is any threatened, except as set forth on Schedule 6.10. AT&T has delivered to Comcast copies of any pending petitions AT&T, any Transferred Entity or Retained Entity has on file with the FCC, including requests for market modifications or petitions for special relief or any market modification requests or special relief petitions affecting any AT&T System that have been served on AT&T, any Transferred Entity or Retained Entity. The FCC has not issued any decision with respect to a must-carry complaint finding any AT&T System in violation of the must-carry rules, except as set forth on Schedule 6.10. Each AT&T System has complied with all written requests which it has received for network nonduplication, syndicated exclusivity and sports blackout protection which are applicable to such AT&T System.

            6.10.4. The owners of the AT&T Systems have used commercially reasonable efforts to establish rates charged and a la carte packages provided to subscribers of the AT&T Systems that are currently allowable under the rules and regulations promulgated by the FCC under the 1992 Cable Act, and any authoritative interpretation thereof, to the extent such rates (on any tier) are presently subject to regulation or, as of the date such rates were implemented, were subject to regulation, by any Governmental Authority. Notwithstanding the foregoing, neither AT&T nor any AT&T Cable Subsidiary makes any representation or warranty that either the rates charged to subscribers or the a la carte packages provided are allowable under any rules and regulations of the FCC, or any authoritative interpretation thereof, promulgated after the date of the Closing. AT&T has delivered to Comcast complete and correct copies of all FCC Forms 328, 329, 393, 1200, 1205, 1210, 1215, 1220 and 1240 and any other FCC rate forms filed with the local franchising authority and/or the FCC with respect to the AT&T Systems (and will deliver, as soon as available, all such FCC forms that are prepared with respect to the AT&T Systems), copies of all correspondence with any Governmental Authority relating to rate regulation generally or specific rates charged to subscribers to the AT&T Systems (FCC Form
329) or certifications to regulate rates (FCC Form 328), including copies of any complaints filed with the FCC with respect to any rates charged to subscribers of the AT&T Systems which are pending at the FCC, and any documentation supporting an exemption from the rate regulation provisions of the 1992 Cable Act claimed with respect to the AT&T Systems. Except as set forth on Schedule 6.10, neither AT&T nor any Transferred Entity or Retained Entity has made any election with respect to any cost-of-service proceeding conducted in accordance with Part 76.922 of Title 47 of the Code of Federal Regulations or any similar proceeding (a "Cost of Service Election") with respect to any AT&T Systems.

            6.10.5. Except as set forth on Schedule 6.10, all necessary Federal Aviation Administration approvals have been obtained and all necessary FCC tower registrations have been filed with respect to the height and location of towers used in connection with the operation of the AT&T Systems, and such towers are being operated in compliance in all material respects with applicable FCC and Federal Aviation Administration rules. The ownership, height (with and without appurtenances), location (address, latitude, longitude and ground elevation), structure type and FCC call signs of each tower used in connection with the operation of the AT&T Systems are correctly described on Schedule 6.10. To the extent applicable, AT&T has delivered to Comcast true and correct copies of the FAA final determinations and FCC registrations for all such towers.

     6.11. Intellectual Property. Except as set forth on Schedule 6.11, to AT&T's Knowledge, the AT&T Systems and AT&T's Cable Business have been operated in such a manner so as not to violate or infringe upon the rights, or give rise to any rightful claim of any Person for copyright, trademark, service mark, patent or license or other Intellectual Property right infringement.

     6.12. Financial Statements. With respect to each AT&T System, AT&T has delivered to Comcast correct and complete copies of (a) an unaudited system balance sheet and related unaudited system statement of operations for and as of the year ended December 31, 1999 and (b) an unaudited system balance sheet as of June 30, 2000, and a related unaudited system statement of operations for the six-month (6) period then ended (collectively, the "AT&T Financial Statements"). The AT&T Financial Statements are management reports that fairly present, in all material respects, such AT&T System's financial position, and results of operations as of the dates and for the periods indicated, subject to normal adjustments, allocations and accruals (none of which will be material to the financial position or operating results of the systems) and exclusive of the final allocation of AT&T's purchase price to acquire Tele-Communications, Inc. and MediaOne. Such purchase price allocations would primarily effect franchise costs, property and equipment, depreciation and amortization. Audited financial statements as of and for the year ended December 31, 1998 have been provided for the United Cable Television of Baltimore Limited Partnership (the Baltimore system).

     6.13.  Absence  of  Certain  Changes  or  Events.  Except  as set  forth on
Schedule 6.13, since May 4, 1999, there has been no (i) Material Adverse Effect, nor has any event or events (other than any affecting the cable television industry generally) occurred that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, and (ii) material change in accounting principles or practices with respect to AT&T's Cable Business or revaluation of AT&T Assets for financial reporting, property tax or other purposes. From May 4, 1999 to the date of this Agreement, AT&T's Cable Business has been conducted only in the usual, regular and ordinary course, except as disclosed on Schedule 6.13, except where the failure to conduct business in such manner would not have a Material Adverse Effect or a material adverse effect on the ability of the AT&T Cable Subsidiaries to perform their obligations under this Agreement and except where such conduct out of the ordinary course was effected to carry out and comply with this Agreement.

     6.14. Litigation. Except as set forth on Schedule 6.14: (a) there is no Litigation pending against any Transferred Entity or any of its Affiliates, nor has any Transferred Entity or Retained Entity or AT&T received any notice of, and to AT&T's Knowledge there is no, threatened Litigation, and (b) there is not in existence any Judgment requiring any Transferred Entity or Retained Entity or AT&T or any of its Affiliates to take any action of any kind with respect to the AT&T Assets or the operation of any AT&T Systems, or to which any Transferred Entity or Retained Entity or AT&T (with respect to the AT&T Systems), any of the AT&T

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

Systems or AT&T Assets are subject or by which they are bound or affected, in the case of either clause (a) or (b) above, that would reasonably be expected to
(i) have a Material Adverse Effect or a material adverse effect on the ability of the AT&T Parties to perform their obligations under this Agreement, or (ii) result in the modification, revocation, termination, suspension or other limitation of any AT&T Systems Franchises, AT&T Systems Licenses or Material AT&T Systems Contracts.

     6.15.  Tax Returns; Other Reports.

            6.15.1. The Transferred Entities and the Retained Entities have duly and timely filed in proper form all federal, and material state, local and foreign Tax Returns required to be filed with the appropriate Governmental Authorities. At the time of filing, such Tax Returns and reports were true and complete in all material respects. All Taxes due and payable by the Transferred Entities and the Retained Entities have been timely paid, except such amounts as are being contested diligently and in good faith and are not in the aggregate material.

            6.15.2. No consent under Code Section 341(f) has been filed with respect to any of the Transferred Entities, or by any Retained Entity that would be binding on the Transferred Entities.

            6.15.3. None of the Transferred Entities has or will have any income reportable for any Post-Closing Tax Period that is attributable to a transaction (for example, an installment sale) occurring in, or a change in accounting method made with respect to any Pre-Closing Tax Period.

     6.16.  Employment Matters.

            6.16.1.  Except to the  extent  that any  noncompliance  would  not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Transferred Entities (and any predecessor that was an Affiliate of AT&T) have complied in all material respects with all applicable Legal Requirements relating to the employment of labor, including the Worker Adjustment and Retraining Notification Act (29 U.S.C. Section 2101, et seq.) ("WARN"), continuation coverage requirements with respect to group health plans and those relating to wages, hours, collective bargaining, unemployment insurance, workers' compensation, equal employment opportunity, age, sex, race and disability discrimination, immigration control and the payment and withholding of Taxes.

            6.16.2. For purposes of this Agreement, "AT&T Plans" means each employee benefit plan (as defined in Section 3(3) of ERISA) or benefit arrangement, including each pension or welfare benefit plan, employment agreement, incentive compensation arrangement or multiemployer plan (as defined in Section 3(37) of ERISA) with respect to which the Transferred Entities or any of their ERISA Affiliates has any liability or in which any AT&T System Employees (as defined below) participate. The AT&T Plans in which any AT&T System Employee participates are set forth on Schedule 6.16, which separately identifies each AT&T Plan, if any, of which a Transferred Entity is the principal or exclusive sponsor. Except to the extent that any violation would not reasonably be expected to have a Material Adverse Effect, none of the Transferred Entities, any of their ERISA Affiliates, any AT&T Plan other than a

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

multiemployer plan (as defined in Section 3(37) of ERISA), or to the Knowledge of AT&T or any of its ERISA Affiliates, any AT&T Plan that is a multiemployer plan (as defined in Section 3(37) of ERISA) is in violation of any provision of ERISA or the Code. No material (i) "reportable event" described in Sections 4043(c)(1), (2), (3), (5), (6), (7), (10) and (13) of ERISA, (ii) non-exempt
"prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code), (iii) "accumulated funding deficiency" (as defined in Section 302 of ERISA) or (iv) "withdrawal liability" (as determined under Section 4201 et seq. of ERISA) has occurred or exists and is continuing with respect to any AT&T Plan other than a multiemployer plan (as defined in Section 3(37) of ERISA), or to the Knowledge of AT&T or any of its ERISA Affiliates, any AT&T Plan that is a multiemployer plan (as defined in Section 3(37) of ERISA). After the Closing, neither the Transferred Entities nor any of their ERISA Affiliates will be required, under ERISA, the Code or any collective bargaining agreement to establish, maintain or continue any AT&T Plan currently maintained by the Transferred Entities or any of their ERISA Affiliates. Since May 4, 1999, there has been no change in the benefits or level of compensation provided to AT&T System Employees that would materially increase the cost of operating the AT&T Systems.

            6.16.3. Except as set forth on Schedule 6.16, there are no collective bargaining agreements applicable to any Person employed by any Transferred Entity or Retained Entity or AT&T who primarily renders services in connection with the AT&T Systems (an "AT&T System Employee" or a "System Employee") and neither AT&T nor any Transferred Entity or Retained Entity has a duty to bargain with any labor organization with respect to any such Person. Except as set forth on Schedule 6.16, there are not pending any unfair labor practice charges against any Transferred Entity or Retained Entity or AT&T, any demand for recognition or any other request or demand from a labor organization for representative status with respect to any AT&T System Employee. Except as described on Schedule 6.16, neither AT&T nor any Transferred Entity or Retained Entity has any employment agreements, either written or oral, with any AT&T System Employee. Each of the employment agreements listed on Schedule 6.16 is terminable at will without payment or penalty. Except as described on Schedule 6.16, none of such agreements requires AT&T or any Transferred Entity or Retained Entity, or will require Comcast or any of its Affiliates, to employ any Person after the Closing.

     6.17. AT&T Systems Information. Schedule 6.17 sets forth a true and accurate description in all material respects of the following information as of the date of this Agreement unless otherwise specified:

            (a) as of the date set forth in the Schedule, the approximate number of miles of co-axial plant and fiber plant, and aerial and underground and the technical capacity of such plant expressed in MHZ, included in the AT&T Assets;

            (b) (i) as of April 30, 1999, the number of Equivalent Basic Subscribers served by each AT&T System (other than the AT&T Systems in the Philadelphia DMA) and (ii) the aggregate of (A) for the franchise area located in the Philadelphia DMA (other than the franchise area located in Wildwood, New Jersey), the aggregate number of Equivalent Basic Subscribers in such franchise areas as of April 30, 1999 plus (B) for the franchise area located in Wildwood, New Jersey, the average number of Equivalent Basic Subscribers in such area for the 12-month period ending on April 30, 1999 calculated by (x) adding together the number of

Equivalent  Basic  Subscribers  in such areas at the end of each of the thirteen
(13) months ending April 30, 1999 and (y) dividing that aggregate number by 13;

            (c) a description of the Basic Services, the Expanded Basic Services, Pay TV and a la carte services available from each AT&T System, and the rates charged by the applicable Transferred Entity or Retained Entity therefor, including all rates, tariffs and other charges for cable television or other services provided by each AT&T System;

            (d) the stations and signals carried by each such AT&T System and the channel position of each such signal and station, and whether each station carried is carried pursuant to a retransmission or must-carry consent; and

            (e) the cities, towns, villages, boroughs and counties served by each AT&T Systems.

     6.18. Finders and Brokers. Neither AT&T nor any of its Affiliates has entered into any Contract with any Person that will result in the obligation of Comcast or any of its Affiliates or the Transferred Entities to pay any Agent's Fees in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     6.19. Related-Party Transactions. Set forth on Schedule 6.19 are the Contracts, agreements, arrangements or understandings as of the date hereof between any owner of an AT&T System and AT&T or any of its Affiliates included in or related to the AT&T Assets or the AT&T Systems. Schedule 6.19 shall include, as of the date hereof, all matters in which a Transferred Entity or any other owner of an AT&T System is a party to any business arrangement or business relationship with any of its Affiliates. Except as otherwise provided in Section 7.7.4(b) and except for the AT&T Excluded Assets, at Closing, no Retained Entity or any Affiliate of a Retained Entity will own any property or right, tangible or intangible, that is used principally in the business or operations of the AT&T Systems.

     6.20. Bonds. Schedule 6.20 contains a list of all franchise, construction, fidelity, performance or other bonds, security accounts, escrow accounts, guarantees and copies of all letters of credit posted by AT&T or its Affiliates in connection with the AT&T Systems or AT&T Assets.

     6.21. Undisclosed Material Liabilities. There are no liabilities of the Transferred Entities or relating to the AT&T Systems or the AT&T Assets of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which would reasonably be expected to result in such a liability, other than:

            (a) liabilities disclosed on Schedule 6.21;

            (b) liabilities disclosed in the AT&T Financial Statements or the notes thereto;

            (c) liabilities arising in the ordinary course of business of the AT&T Systems since May 4, 1999; and

            (d) other liabilities of the AT&T Systems which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on AT&T's Cable Business.

7.   ADDITIONAL COVENANTS.

     7.1. Access to Premises and Records. Between the date of this Agreement and the Closing, the AT&T Cable Subsidiaries and their Affiliates (collectively, the "Disclosing Party") (a) will give to Comcast and its Affiliates (collectively, the "Inspecting Party") and their counsel, accountants and other representatives reasonable access during normal business hours and upon reasonable advance notice to all the premises and books and records of AT&T's Cable Business (including all account books of original entry, general ledgers and financial records) and to all of the AT&T Assets and the personnel engaged in the management or operation of the AT&T Systems; (b) will furnish to the
Inspecting Party and such representatives all such documents, financial information and other information regarding AT&T's Cable Business and the AT&T Assets and the Transferred Entities as the Inspecting Party from time to time reasonably may request; and (c) instruct the management employees, counsel, accountants and other authorized representatives of the Disclosing Party to cooperate reasonably with the Inspecting Party in its investigation of such Systems, AT&T Assets and the Transferred Entities; provided that no investigation will affect or limit the scope of any of the representations, warranties, covenants and indemnities of the Disclosing Party in this Agreement or in any Transaction Document or limit liability for any breach of any of the foregoing.

     7.2. Continuity and Maintenance of Operations; Certain Deliveries and Notice. Except as set forth on Schedule 7.2 or as Comcast may otherwise consent in writing (which consent shall not unreasonably be withheld), between the date of this Agreement and the Closing, each Transferred Entity (and each Retained Entity to the extent owning a System prior to Closing) will with respect to AT&T's Cable Business, the AT&T Systems and the AT&T Assets:

            7.2.1. conduct AT&T's Cable Business in good faith and operate the AT&T Systems only in the usual, regular and ordinary course, including making capital expenditures, completing ongoing and planned line extensions, placing conduit or cable in new developments, commencing and continuing planned upgrades, fulfilling installation requests, completing disconnection work orders and disconnecting and discontinuing service to customers whose accounts are delinquent, and (a) use its reasonable best efforts to preserve its current business intact in all material respects, including preserving existing relationships with franchising authorities, suppliers, customers and others having business dealings with the AT&T Systems, (b) use its reasonable best efforts to keep available the services of its employees and agents taken as a whole, providing services in connection with AT&T's Cable Business, but will be under no obligation to incur costs to do so, (c) not, outside of the ordinary course of business consistent with normal salary reviews, grant or agree to grant an increase in the rate of compensation of, or any increase in any severance, profit sharing, retirement, deferred compensation, insurance or other compensation or benefits for, such System employees, except as a result of amendments or modifications to employee compensation and benefit plans and programs of AT&T which benefit broad classes of AT&T's employees generally, (d) make customary marketing, advertising and promotional expenditures with respect to AT&T's Cable Business, and (e) use its

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

commercially reasonable efforts to operate AT&T's Cable Business in material compliance with all Legal Requirements;

            7.2.2. maintain the AT&T Assets in good operating repair, order and condition, ordinary wear and tear excepted; maintain equipment and inventory for its Systems at normal historical levels consistent with its past practices (as adjusted to account for abnormally high inventory levels related to periodic rebuild activity); maintain, in full force and effect, policies of insurance with respect to AT&T's Cable Business in such amounts and with respect to such risks as are currently in effect for the AT&T Systems; and maintain its books, records and accounts with respect to the AT&T Assets and the operation of the AT&T Systems in the usual, regular and ordinary manner on a basis consistent with its past practices;

            7.2.3. not: (a) enter into, amend, modify, terminate, renew, suspend or abrogate any Contract with an Affiliate, which Contract would be binding upon any System or Transferred Entity post-Closing; (b) enter into, amend, modify, terminate, renew, suspend or abrogate any Contract with ServiceCo LLC or At Home Corporation or Liberty Media Corporation or any of their Affiliates, to the extent it relates to any AT&T System, which Contract would be binding upon any AT&T System or Transferred Entity post-Closing; (c) other than in the ordinary course of business, amend, modify, terminate, renew, suspend or abrogate in any material respect any Material AT&T Systems Contract (other than a Systems Franchise or Systems License); or other than in the ordinary course of business, amend, modify, terminate, renew, suspend or abrogate any AT&T Systems Franchise or AT&T Systems License; or (d) other than in the ordinary course of business consistent with past practices engage in any material transaction with respect to AT&T's Cable Business;

            7.2.4. promptly deliver to Comcast, as reasonably available, true and complete copies of all monthly statements of income and such other financial statements, subscriber counts, management reports and other operational data regularly prepared with respect to the AT&T Systems or the operation of AT&T's Cable Business for the period from January 1, 2000, through the Closing;

            7.2.5. give or cause to be given to Comcast, as soon as reasonably possible but in any event prior to the date of submission to the appropriate Governmental Authority, to the extent practicable, (i) copies of all FCC Forms 1200, 1205, 1210, 1215, 1220, 1225, 1235 and 1240 or any other FCC forms required to be filed with any Governmental Authority under the 1992 Cable Act with respect to rates and prepared with respect to any of the AT&T Systems and
(ii) copies of all copyright returns to be filed in connection with any of the AT&T Systems; and before such Forms or returns are filed, the Parties will consult in good faith concerning the contents thereof;

            7.2.6. duly and timely file a valid notice of renewal under Section 626 of the Cable Act with the appropriate Governmental Authority with respect to any AT&T System Franchise included among the AT&T Assets that will expire within thirty-six (36) months after any date between the date of the Agreement and the Closing Date;

            7.2.7. promptly, after obtaining Knowledge thereof, notify Comcast of any fact, circumstance, event or action by it or otherwise the existence, occurrence or taking of which would  reasonably  be expected to result in the  condition  set forth in Section
8.2.1 not being satisfied on the Closing, and will use its reasonable best efforts to remedy the same to the extent such remedy is within the reasonable control of the AT&T Parties, and to satisfy such condition to the Comcast Parties' obligation to consummate the transactions contemplated by this Agreement;

            7.2.8. use its reasonable best efforts to challenge and contest any Litigation brought against or otherwise involving AT&T or any of its Existing Affiliates that could reasonably be expected to result in the imposition of Legal Requirements that could reasonably be expected to cause the conditions to the Closing not to be satisfied;

            7.2.9. except pursuant to the Internal Restructuring, not sell, assign, transfer or otherwise dispose of any of the AT&T Assets, except in the ordinary course of business and except for (i) the disposition of obsolete or worn-out equipment, or (ii) dispositions with respect to which such AT&T Assets are replaced with current or long term assets, as the case may be, of at least equal fair market value;

            7.2.10. not enter into any Contract or commitment of any kind which would be binding on any Transferred Entity or Comcast Entity or any of the AT&T Systems after the Closing and which (i) would involve an aggregate expenditure or receipt in excess of $1,000,000 in any case; (ii) would be outside the ordinary course of business and which would have a term in excess of one year unless terminable without payment or penalty upon thirty (30) days' (or less) notice; (iii) would limit the freedom of Comcast or any of its Affiliates (including any Transferred Entity) to compete in any line of business or with any Person or in any area; (iv) would be outside the ordinary course of business and which is a must-carry election or retransmission consent; (v) relates to the use of the AT&T Assets to provide, or the provision by the AT&T Systems of, telephone or high-speed data services; or (vi) is not on arm's-length terms;

            7.2.11. except as disclosed in writing to Comcast prior to the date hereof, not make any Cost of Service Election or hardship election under the rules and regulations adopted under the 1992 Cable Act;

            7.2.12. not mortgage, pledge or subject to any material Lien that would survive the Closing (other than Permitted Liens) any of the AT&T Assets or the AT&T Systems;

            7.2.13. not enter into any local or AT&T System-specific programming agreement relating to the AT&T Systems or the AT&T Assets;

            7.2.14. not add or delete any channels from any AT&T System, or change the channel lineup in any AT&T System or commit to do so in the future, except as set forth in Schedule 7.2.14);

            7.2.15. other than pursuant to the Internal Restructuring, (i) adopt or propose any change in the certificate of incorporation or bylaws, or other organizational documents, of any Transferred Entity, or amend any terms of the outstanding securities of any Transferred Entity; (ii) cause any Transferred Entity to merge or consolidate with any other Person or acquire a material amount of stock or assets from any other Person; or (iii) issue, deliver, pledge, encumber or sell any shares of capital stock of any Transferred Entity, or any securities convertible into such shares, or any rights, warrants or options to acquire such shares;

            7.2.16. not do any of the following: (i) make or change any Tax election, (ii) change any annual Tax accounting period, (iii) adopt or change any method of Tax accounting, in the case of each of clauses (i), (ii) and (iii) in a manner inconsistent with past practice (including by way of filing an amended tax return or a claim for refund).

            7.2.17. not make or cause to be made any payment of, or in respect of, any Tax relating to any Transferred Entity to any person or any Governmental Authority, except to the extent such payment is in respect of a Tax that is due or payable or has been properly estimated in accordance with applicable law as applied in a manner consistent with past practice of such Transferred Entity;

            7.2.18.  not agree to do anything that would violate the  foregoing;
and

            7.2.19. cause its appropriate Affiliates to be bound by and comply with the provisions of this Section 7.2 to the extent such Affiliates own, operate or manage any of the AT&T Assets or AT&T Systems.

     7.3. Comcast Covenants. Except as AT&T may otherwise consent in writing (which consent shall not be unreasonably withheld), between the date of this Agreement and the Closing, the Comcast Parties:

            7.3.1. will promptly, after obtaining Knowledge thereof, notify AT&T of any fact, circumstance, event or action by it or otherwise the existence, occurrence or taking of which would reasonably be expected to result in the condition set forth in Section 8.3.1 not being satisfied on the Closing, and will use its reasonable best efforts to remedy the same to the extent such remedy is within the reasonable control of the Comcast Parties, and to satisfy such condition to AT&T's obligation to consummate the transactions contemplated by this Agreement; and

            7.3.2. will use its reasonable best efforts to challenge and contest any Litigation brought against or otherwise involving any Comcast Party that could reasonably be expected to result in the imposition of Legal Requirements that could reasonably be expected to cause the conditions to the Closing not to be satisfied.

     7.4. No Transfer of Qualified Shares. Until Closing (or termination of this Agreement), the Comcast Parties will not sell, assign, transfer or otherwise dispose of any of the Qualified Shares other than in connection with the transactions contemplated in this Agreement or corporate transactions engaged in by AT&T.

     7.5.   Employees.

            7.5.1. No later than November 15, 2000, which date may be amended by mutual agreement of the Parties, AT&T shall provide to Comcast a list of all the AT&T System Employees by work location as of a recent date, showing the original hire date, the then-current positions, the rates of compensation, rate type (hourly or salary), schedule hours per week, whether the AT&T System Employee is subject to an employment agreement or a collective bargaining agreement or is represented by a labor organization, and if the employee is a term employee or Senior Manager. The list shall also indicate which of the AT&T System Employees, AT&T or its Affiliates desire to retain as employees (the "Retained Employees") after the Closing. Comcast shall maintain such list in strict confidence. Such list shall be updated as necessary to reflect new hires or other personnel changes.

            7.5.2. AT&T agrees, and shall cause AT&T's appropriate Affiliates, to cooperate in all reasonable respects with Comcast to allow Comcast or Comcast's Affiliates to evaluate the AT&T System Employees including the right to review personnel files and the right to interview the AT&T System Employees during normal working hours so long as such interviews are conducted after notice to AT&T and do not unreasonably interfere with AT&T's operations and such investigations and interviews do not violate any law or contract. AT&T and Comcast will cooperate on the timing of such evaluation and interviews but agree that such evaluation will begin no earlier than the date AT&T delivers the list required of AT&T pursuant to Section 7.5.1. AT&T shall use its reasonable commercial efforts to resolve (or to cause its Affiliates to resolve) at its own expense each Documented Employee Performance Case.

            7.5.3. The Transferred Entities shall employ commencing immediately after the Closing (or immediately after the return to active service or, if earlier, following expiration of the Approved Leave of Absence, as provided below for Employees on Approved Leave of Absence) all Other Employees, excluding Retained Employees, employees on long-term disability as of the Closing Date, and excluding any employee whose employment was previously terminated for cause by AT&T or an Affiliate of AT&T. The Transferred Entities, as directed by Comcast, may, but are not required to, employ Senior Managers commencing on the date set forth in the preceding sentence. In connection therewith, AT&T and Comcast agree that, no later than January 15, 2001 (which date may be amended by mutual consent of the Parties), Comcast shall give AT&T a list of AT&T System Employees (still employed by AT&T or an affiliate of AT&T at the time) (a "List") to whom Comcast intends to employ or cause the Transferred Entities to employ pursuant to the preceding sentences. Comcast may, if it wishes, and subject to applicable law, condition such employment of those AT&T System Employees on the List by the Transferred Entities upon the AT&T System Employee being in active service on the Closing Date, the AT&T System Employee's passing a pre-employment drug screening test, the completion of a satisfactory background check, and resolution of any Documented Employee Performance Case identified pursuant to Section 7.5.2, provided, however, that the determination of whether a Documented Employee Performance Case has been resolved shall be made in the sole discretion of Comcast. Comcast shall bear the expense of such examination but AT&T shall, upon reasonable notice, cooperate in the scheduling of such examinations so long as the examinations do not unreasonably interfere with AT&T's operations. Comcast shall direct the Transferred Entities to retain or offer each such AT&T System Employee on the List employment with substantially similar responsibilities, at a geographic location within a 35-mile radius of such Employee's primary place of employment and base compensation at least equal to the employee's base compensation as of the Closing Date, provided, however, that Comcast shall direct the Transferred Entities to offer each such Employee benefits and total cash compensation that, in each case, are no less favorable than the employee benefits and total cash compensation, respectively, that Comcast or Comcast's Affiliates provides for its similarly situated employees with comparable experience and length of service. In connection with the foregoing, as of the

Closing Time (i) AT&T shall cause all AT&T System Employees who are on the List, who satisfy the conditions for employment as described above and who are employed by AT&T or an Existing Affiliate of AT&T at Closing to be or remain employees of the Transferred Entities, as directed by Comcast and (ii) AT&T shall cause the Transferred Entities to terminate or transfer all employees that are not described in clause (i) above so that such employees are not employed by the Transferred Entities. As of the Closing, neither Comcast nor its Affiliates (including the Transferred Entities) shall have any obligation to AT&T, its Affiliates or to the AT&T System Employees, with regard to any Senior Manager and Other Employees Comcast has determined, based on such evaluations prior to Closing, not to hire or retain. Notwithstanding any of the foregoing, from the date hereof until the Closing, Comcast and each of its Affiliates agrees not to solicit for employment that would commence prior to the Closing Date (other than through advertisements directed at the relevant general population), without the written consent of AT&T, any Senior Manager. Comcast and each of its Affiliates agrees, for a period of one year from the Closing Date, not to solicit the performance of services by any Retained Employee, and AT&T and each of its Existing Affiliates agrees, for a period of one year from the Closing Date, not to solicit the performance of services by any Hired Employee; provided, however, that the foregoing provision will not prevent any Person from hiring any
Retained Employee or Hired Employee as a result of placing general advertisements in trade journals, newspapers or similar publications which are not directed at such Retained Employees or Hired Employees. In the case of any AT&T System Employee (other than a Retained Employee) who is on Approved Leave of Absence as of the Closing Date (a "System Employee on Leave Status") whom Comcast or its Affiliates desires or is required to hire, an Existing Affiliate of AT&T other than a Transferred Entity shall employ such AT&T System Employee on Leave Status prior to the Closing Date, and upon the Employee's return to active service within sixteen (16) weeks after the Closing Date or, if earlier, on the first Business Day following expiration of the Employee's Approved Leave of Absence a Transferred Entity shall employ such System Employee on Leave Status. For purposes of this Agreement, employees on "Approved Leave of Absence" means employees absent from work on the Closing Date and unable to perform their regular job duties by reason of illness or injury under approved plans or policies of the employer (other than employee's absence for less than ten (10) days due to short term illness or injury not requiring written approval by the employer) or otherwise absent from work under approved or unpaid leave policies of employer.

            7.5.4. As of the Closing Date, AT&T shall be responsible for, and shall cause to be discharged and satisfied in full, all amounts due and owing to each of the AT&T System Employees with respect to and in accordance with the terms of all compensation or benefit plans or arrangements, including, without limitation, any salaries, commissions, deferred compensation, severance, insurance, pension, profit sharing, disability payment, medical, holiday, sick pay, accrued and unused vacation in excess of the amount the Comcast Entities or their Affiliates assume pursuant to this Section 7.5, and payments under any incentive compensation or bonus agreement, in each case, which has accrued prior to the Closing Date (and, for System Employees on Leave Status, until their termination by AT&T or its appropriate Existing Affiliate, or their employment by Comcast, or its appropriate Affiliate, as set forth in Section 7.5.3). In addition, AT&T shall retain all liabilities and obligations associated with its employees, including Systems Employees, who are not employed by a Transferred Entity at Closing.

            7.5.5. After the Closing Date, AT&T shall cause each of its former employees who becomes a Hired Employee to be permitted to elect to receive a distribution of the full account balances of such former employee under any Code
Section 401(k) plan maintained by AT&T or its Affiliate, and Comcast shall in each case permit to the extent allowed by Code Section 402(c) the Hired Employee to roll over any amounts so distributed in cash into a Code Section 401(k) plan maintained by Comcast or its Affiliate.

            7.5.6. Except as expressly stated to the contrary herein, all claims and obligations under, pursuant to or in connection with any welfare, medical, insurance, disability or other employee benefit plans of AT&T or its Affiliates or arising under any Legal Requirement affecting employees of AT&T or its Affiliates to the extent arising before the Closing Date will remain the responsibility of AT&T, or its Affiliate, whether or not such employees are retained or hired by a Transferred Entity, Comcast or any of its Affiliates as of or after the Closing. Comcast will not have nor assume any obligation or liability under or in connection with any such plan of AT&T or any of its Affiliates. For purposes of this Agreement, the following claims and liabilities shall be deemed to be incurred as follows: (i) medical, dental and/or prescription drug benefits when the treatment is provided, except with respect to such benefits provided in connection with a continuous period of hospitalization, which shall be deemed to be arising at the time of admission to the hospital; (ii) life, accidental death and dismemberment and business travel accident insurance benefits and workers' compensation benefits, upon the death, disability or accident giving rise to such benefits; and (iii) salary continuation or other short-term disability benefits, or long-term disability, upon commencement of the disability giving rise to such benefit. AT&T shall promptly satisfy any legal obligation with respect to continuation of group health coverage required pursuant to Section 4980B of the Code or Section 601, et seq., of ERISA. In regard to any System Employee on Leave Status, all liability for benefit coverage of such Employee, and liability for payment of benefits, shall remain that of AT&T, or its appropriate Existing Affiliate, until such Employee becomes an employee of Comcast or its Affiliate after the Closing pursuant to Section 7.5.3.

            7.5.7. AT&T or its Affiliate will remain solely responsible for, and will indemnify and hold harmless Comcast and its Affiliates (including the Transferred Entities) from and against all Losses arising from or with respect to, all salaries, commissions, deferred compensation, severance, insurance, pension, profit sharing, disability payment, medical, sick pay, holiday, vacation (except for accrued vacation time and sick time included in the calculation of the Working Capital Adjustment Amount), medical, holiday, continuation coverage and other compensation or benefits to which its employees may be entitled, whether or not such employees may be hired by a Transferred Entity, Comcast or any of its Affiliates, to the extent arising from their employment by AT&T or any of its Affiliates on or prior to the Closing Date, the termination of their employment on or prior to the Closing Date, the consummation of the transactions contemplated hereby or pursuant to any applicable Legal Requirement or otherwise to the extent arising from their employment prior to the Closing Date (and, for System Employees on Leave Status, until their termination by AT&T, or its appropriate Affiliate, or their employment by a Transferred Entity, Comcast, or its appropriate Affiliate, as set forth in Section 7.5.1). Any liability under WARN with regard to any employee terminated on or prior to the Closing Date, or not hired by a Transferred Entity, Comcast or its Affiliates on or after the Closing Date, shall, as a matter of contract between the Parties, be the responsibility of AT&T or its Affiliates. Each Parent and such Parent's Affiliates shall cooperate with the other Parent and the other Parent's Affiliates, if requested, in the giving of WARN notices on behalf of the other Parent.

            7.5.8. (a) Notwithstanding anything to the contrary herein, on and after the Closing Date Comcast will cause each Transferred Entity to:

                        (i) upon receipt of a schedule  showing the vacation and
            sick balances and value of such balances of each Hired Employee, which schedule shall be delivered by AT&T to Comcast within ten (10) days after the Closing, credit each Hired Employee the amount of vacation and sick time permitted to be accrued by similarly situated employees of Comcast in accordance with Comcast's standard practices (to a maximum of four weeks for vacation and seven (7) days for sick time) accrued and unused by him or her as a System Employee of AT&T through and including the Closing Date to the extent the Working Capital Adjustment Amount is decreased pursuant to Section 3.2; provided, however, that, if any Hired Employee has accrued vacation and sick time in excess of the amount so credited by the Transferred Entity, then AT&T shall, and shall cause its appropriate Existing Affiliate to, pay to such employee any amount due to such employee in respect of such excess and the Transferred Entity shall not have any liability or obligation in respect of such excess;

                        (ii) give each  Hired  Employee  credit  for such  Hired
            Employee's past service with AT&T and AT&T's Affiliates as of the Closing Date (including past service with any prior owner or operator of the AT&T Systems or AT&T's Cable Business) (A) for purposes of eligibility to participate in Comcast's applicable employee welfare benefit plans to the same extent as similarly situated employees of Comcast and their dependents are permitted to participate; and (B) for purposes of eligibility to participate, vesting and benefit accrual under any applicable post-retirement medical or life insurance benefit plan which Comcast maintains or in which Comcast participates;

                        (iii) give each Hired Employee credit for such Hired Employee's past service with AT&T and AT&T's Affiliates as of the Closing Date (including past service with any prior owner or operator of the AT&T Systems or AT&T's Cable Business) for purposes of eligibility for participation and vesting under the applicable 401(k) plan, or any other applicable retirement plan and stock plan in which Comcast participates to the same extent as other similarly situated employees of Comcast;

                        (iv) give each  Hired  Employee  credit  for such  Hired
            Employee's past service with AT&T as of the Closing Date (including past service with any prior owner or operator of the AT&T Systems or AT&T's Cable Business) for any waiting periods under the employee benefit plans, including any applicable group health and disability plans, in which Comcast participates, to the same extent as similarly situated employees of Comcast, except to the extent such employees were subject to such limitations under the employee benefit plans of AT&T or any Affiliate of AT&T; and not subject any Hired Employees to any limitations on benefits for any preexisting conditions, provided that the treatment is covered under the applicable Comcast group health plans; and

                        (v) credit each Hired  Employee  under any group  health
            plan for any deductible amount previously met by such Hired Employee as of the Closing Date under any of the group health plans of AT&T or any of AT&T's Affiliates for the plan year in which the transfer of employment occurs.

            (c) Notwithstanding anything set forth in Section 7.5.8(a), Comcast and its Affiliates (including the Transferred Entities) shall have no obligation to the AT&T System Employees who are Employees on Leave Status until they become employees of Comcast or its and its Affiliate pursuant to Section 7.5.3.

            7.5.9.  Except  with  respect to term  employees  listed on Schedule
7.5.9 who become Hired Employees, if a Transferred Entity or Comcast discharges any Hired Employee without cause within one hundred eighty (180) days after the Closing, then Comcast shall pay severance benefits to such Hired Employee in accordance with AT&T's severance benefit plan (the "Severance Benefits") at the Closing Date and counting the period of employment with AT&T and Comcast for purposes of calculating benefits under such plan on the Closing Date; provided, however, that if Comcast discharges any Hired Employee who was an "Other Employee" without cause within sixty (60) days after Closing, then AT&T shall reimburse the Hiring Party for the Severance Benefits. Following such 180-day period, such Hired Employee shall be covered under Comcast's severance benefit plan counting the period of employment with the AT&T and its Affiliates and Comcast for purposes of calculating benefits under such plan on the Closing Date. Schedule 7.5.9 sets forth the terms of such severance benefit plan in effect on the date hereof, and AT&T will promptly notify Comcast of any changes in the terms of such plan occurring between the date hereof and the Closing Date. AT&T agrees that between the date of this Agreement and the Closing Date, AT&T will not increase the benefits provided under such severance plan, except as a result of, and consistent with, increases made by AT&T on a company-wide basis in the benefits provided under its severance plans. For purposes of this
Section 7.5.9, "cause" shall have the meaning set forth in Comcast's employment policies, procedures or agreements applicable to Comcast's employees who are situated similarly to the discharged Hired Employee.

            7.5.10. If AT&T or its Affiliate has, or acquires, a duty to bargain with any labor organization in respect of the AT&T System Employees prior to the Closing Date, then AT&T will (i) give prompt written notice of such fact or development to Comcast, including notice of the date and place of any negotiating sessions as they are planned or contemplated and permit Comcast to have a representative present at all negotiating sessions with such labor organization and at all meetings preparatory thereto (including making Comcast's representative a representative of its delegation if required by the labor organization), and (ii) not, without Comcast's written consent, enter into any Contract with such labor organization that binds or purports to bind Comcast or its Affiliates (including the Transferred Entities), including any successor clause or other clause that would have this purpose or effect. Except with respect to AT&T's NCE Agreement, AT&T and its Affiliates acknowledge and agree that Comcast and its Affiliates (including the Transferred Entities) have not agreed to be bound, and will not be bound, without an explicit assumption of such liability or responsibility by Comcast, by any provision of any collective bargaining agreement or similar Contract with any labor organization to which AT&T or any of its Affiliates is or may become bound.

            7.5.11. Nothing in this Section 7.5 or elsewhere in this Agreement shall be deemed to make any employee of AT&T, Comcast or any of their Affiliates a third party beneficiary of this Agreement.

            7.5.12. The Parties agree to cooperate with each other and to exchange all information required to implement the provisions of this Section 7.5.

     7.6. Leased Vehicles; Other Capital Leases. AT&T will pay the remaining balances on any leases for vehicles or capital leases that would be included in the AT&T Assets but for the effect of this Section 7.6, and will deliver title to such vehicles and other Tangible Personal Property included among the AT&T Assets, free and clear of all Liens (other than Permitted Liens), to the Transferred Entities immediately prior to the Closing.

     7.7.   Required Consents; Franchise Renewal.

            7.7.1.  Each Party will use its commercially  reasonable  efforts to
(i) obtain in writing, as promptly as possible and at its expense, all of the Required Consents of such Party, other than consents in connection with multiple dwelling unit agreements, required to be obtained by such Party in connection with the transactions contemplated by this Agreement, and deliver to the other Parent copies of such Required Consents and such other consents, authorizations or approvals promptly after they are obtained by such Party, and (ii) give any required written notice in connection with the transactions; provided that such Party will afford the other Parent the opportunity to review, and comment on the form of letter or application proposed to request the Required Consent or form of written notice prior to delivery to the Person whose consent is sought or to whom such notification is required. All documents delivered or filed with any Governmental Authority or any Person by or on behalf of such Party pursuant to this Section 7.7.1, when so delivered or filed, will be correct, current and complete in all material respects. Each Party will cooperate with the other Parties to obtain all Required Consents and no Party shall intentionally take any action or steps that would prejudice or jeopardize the obtaining of any Required Consent.

            7.7.2. AT&T and its Affiliates will not accept or agree or accede to any modifications or amendments to, or the imposition of any condition to the transfer of, any of the AT&T System Franchises, AT&T System Licenses or AT&T System Contracts that are not reasonably acceptable to Comcast. Notwithstanding the foregoing, Comcast and its Affiliates will cooperate with AT&T and its Affiliates, and AT&T and its Affiliates and Comcast and its Affiliates will use commercially reasonable efforts to complete, execute and deliver, or cause to be completed, executed and delivered, to the appropriate Governmental Authority, a FCC Form 394 to the extent not previously filed with respect to each System Franchise included among the AT&T Assets within thirty (30) days after the date of this Agreement. Without the prior consent of Comcast, AT&T and its Affiliates shall not agree with any Governmental Authority to extend or to toll the time limits applicable to such Governmental Authority's consideration of any FCC Form 394 filed with such Governmental Authority.

            7.7.3. Notwithstanding the provisions of Sections 7.7.1 and 7.7.2, AT&T will not have any further obligation to obtain AT&T Required Consents: (a) with respect to license agreements relating to pole attachments where the licensing authority will not consent to an assignment or change of control of such license agreement but requires that the Transferred Entity enter into a new agreement with such licensing authority on terms that are not materially less favorable in the aggregate to the Transferred Entity, in which case the Transferred Entity shall use its commercially reasonable efforts to enter into such agreement, provided such agreement is reasonably acceptable to Comcast, prior to the Closing or as soon as practicable thereafter, and AT&T and its Existing Affiliates will cooperate with and assist the Transferred Entity in obtaining such agreements; (b) for any business radio license or any private operational fixed service ("POFS") microwave license which would reasonably be expected to be obtained within one hundred twenty (120) days after the Closing and so long as a conditional temporary authorization (for a business radio license) or a special temporary authorization (for a POFS microwave license) is obtained by the Transferred Entity under FCC rules with respect thereto; (c) with respect to Contracts evidencing AT&T Leased Property, if, with the consent of Comcast, AT&T causes the applicable Transferred Entity to obtain and make operational prior to the Closing substitute Leased Property that is, and that is leased on terms that are, reasonably satisfactory to Comcast; (d) with respect to Contracts evidencing leased AT&T Tangible Personal Property that is material to AT&T's Cable Business, if, with the consent of Comcast, AT&T causes the applicable Transferred Entity to obtain and make operational prior to the Closing substitute AT&T Tangible Personal Property that is reasonably satisfactory to Comcast.

            7.7.4. (a) Upon the written request of Comcast, if and to the extent that any Required Consents have not been obtained on or prior to the Closing (whether or not any Party shall have waived satisfaction of the condition to the Closing set forth in Section 8.2.5 or Section 8.3.5), subsequent to the Closing, AT&T will continue to use commercially reasonable efforts to obtain in writing, as promptly as possible, such AT&T Required Consents and will deliver copies of the same, reasonably satisfactory in form and substance, to Comcast. The obligations set forth in this Section 7.7.4 will survive the Closing.

            (b) This Agreement shall not constitute an agreement to assign to any Transferred Entity in the Internal Restructuring any Asset or any claim or right or any benefit arising thereunder or resulting therefrom without the consent of a Third Party thereto if such assignment without such consent would constitute a breach or other contravention of such Asset or in any way adversely affect the rights of the Transferred Entity thereunder. If any AT&T Required Consent (except AT&T Required Consents for AT&T Systems Franchises), relating to the assignment of an AT&T Asset to a Transferred Entity shall not have been obtained prior to Closing, AT&T and Comcast will cooperate in a mutually agreeable arrangement under which, to the extent practicable and permitted by such agreement and applicable law, the Transferred Entity will obtain the benefits and be responsible for the obligations in accordance with this Agreement in respect of such AT&T Asset or any claim or right or any benefit arising thereunder the assignment of which without the consent of the Third Party thereto would constitute a breach or other contravention of such AT&T Asset or in any way adversely affect the rights of the Transferred Entity thereunder, including sub-contracting, sub-licensing, or sub-leasing to the Transferred Entity, or under which AT&T will enforce for the benefit of the Transferred Entity, with the Transferred Entity assuming AT&T's and its Affiliates' obligations, any and all rights of AT&T and its Affiliates against the Third Party in question. AT&T and its Affiliates will promptly pay to the Transferred Entity, when received, all monies received by AT&T and its Affiliates in respect of any such AT&T Asset or any claim or right or any benefit arising thereunder and the Transferred Entity shall promptly pay or perform any obligations in respect of any such AT&T Asset.

            7.7.5. AT&T and its Affiliates shall not be required to make any payment (other than customary filing and similar fees) to a Person from whom consent is sought in order to obtain such consent and Comcast shall not be obligated to reimburse AT&T or any of its Affiliates for any payment so made.

     7.8. Title Commitments and Surveys. Comcast will have the option to obtain, at its own expense, (i) commitments of title insurance ("Title Commitments") issued by a nationally recognized title insurance company selected by Comcast (the "Title Company") and containing policy limits and other terms reasonably acceptable to Comcast, and photocopies of all recorded items described as exceptions therein committing to insure fee or leasehold title in the applicable Transferred Entity to each parcel of AT&T Owned Property or AT&T Leased Property owned by or to be transferred to such Transferred Entity under the Internal Restructuring, by American Land Title Association ("ALTA") (1992) owner's or lessee's policies of title insurance, and (ii) current ALTA as-built surveys of each such parcel as is necessary to obtain the title insurance to be issued pursuant to the Title Commitments with the standard printed exceptions relating to survey matters deleted (the "Surveys"), certified to Comcast and the Title Company issuing a Title Commitment. If Comcast notifies AT&T within twenty
(20) days after the date of this Agreement or, if later, of its receipt of both the Title Commitments and the Surveys of any Lien (other than a Permitted Lien) or other matter affecting title to such AT&T Owned Property or AT&T Leased Property which prevents or materially interferes with (or presents a material risk of preventing or interfering with) the use of any such parcel for the purposes for which it is currently used or operated (each a "Title Defect"), AT&T will, at its own expense, exercise commercially reasonable efforts to remove or, with the consent of Comcast, cause the Title Company to commit to insure over, each such Title Defect prior to the Closing.

     7.9. HSR Act Notification. If any event (including the passage of time) occurs which subjects the transactions contemplated by this Agreement to any further requirements under the HSR Act, then as promptly as practicable, Comcast and AT&T will each complete and file, or cause to be completed and filed, at its own cost and expense, any notification and report required to be filed under the HSR Act with respect to the transactions contemplated by this Agreement, and each such filing shall request early termination of the waiting period imposed by the HSR Act. The Parties shall use their respective commercially reasonable efforts to respond, as promptly as reasonably practicable, to any inquiries received from the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") for additional information or documentation, and to respond, as promptly as reasonably practicable, to all inquiries and requests received from any other Governmental Authority in connection with antitrust matters. The Parties shall use their respective commercially reasonable efforts to overcome any objections which may be raised by the FTC, the Antitrust Division or any other Governmental Authority having jurisdiction over antitrust matters. Each Party shall (i) promptly notify the other Party of any written communication to that Party from the FTC, the Antitrust Division, any State Attorney General or any other Governmental Authority and, subject to applicable law, permit the other Party to review in

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advance any proposed  written  communication  to any of the foregoing;  (ii) not agree to participate in any substantive meeting or discussion with any Governmental Authority in respect of any filings, investigation or inquiry concerning this Agreement or the transactions contemplated hereby unless it consults with the other Party in advance and, to the extent permitted by such Governmental Authority, gives the other Party the opportunity to attend and participate thereat; and (iii) furnish the other Party with copies of all correspondence, filings, and communications (and memoranda setting forth the substance thereof) between them and their Affiliates and their respective representatives on the one hand, and any Government Authority or members or their respective staffs on the other hand, with respect to this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, Comcast and its Affiliates shall not be required to make any significant change in the operations or activities of their business (or any material assets employed therein) or the AT&T Cable Business if, Comcast determines in good faith that such change would be materially adverse to the operations or activities of the business (or any material assets employed therein) of Comcast or any of its Affiliates or any of the Transferred Entities, having significant assets, net worth or revenue.

     7.10. Sales and Transfer Taxes. Comcast and AT&T shall each, respectively, pay one-half of (i) all Transfer Taxes arising from or payable by reason of the transfer of any of the AT&T Assets and (ii) all Transfer Taxes or assessments, and any transfer fees and similar assessments for or under AT&T Systems Franchises, AT&T Systems Licenses and AT&T Systems Contracts, arising from or payable by reason of the transfer of the AT&T Assets. Notwithstanding the foregoing, all Transfer Taxes or assessments, and transfer fees and similar assessments arising from or payable by reason of the Internal Restructuring will be borne by AT&T.

     7.11. Programming. AT&T or its applicable Affiliate will execute and deliver letters substantially in the form attached as Exhibit 7.11 as may be reasonably requested by Comcast to Persons that are parties to AT&T's or its applicable Affiliate's programming agreements.

     7.12. Retention of Books and Records. Following the Closing, AT&T and its Existing Affiliates shall give access to Comcast, its counsel, accountants and other authorized representatives during normal business hours to AT&T's and its Existing Affiliates' materials, books, records and documents which relate to the operations of AT&T's Cable Business prior to the Closing Time as may be reasonably necessary in connection with any legitimate purpose (including the preparation of tax reports and returns and the preparation of financial statements). Such access will be subject to the applicable document retention policies of AT&T and its Existing Affiliates (provided that AT&T and its Existing Affiliates will use commercially reasonable efforts (i) not to destroy any such records without first notifying Comcast and giving Comcast the opportunity to make copies and (ii) to obtain copies of, or provide Comcast and its representatives access to, any materials, books, records and documents that relate to the operations of AT&T's Cable Business prior to the Closing Time and that are held by an Affiliate of AT&T that is not then an Existing Affiliate of AT&T), shall be subject to reasonable advance written notice, will be conducted in a manner that is not disruptive of AT&T's and its Existing Affiliates' business and will be subject to any other reasonable limitations imposed by AT&T and its Existing Affiliates. Comcast shall have the right to make copies of such materials at its own expense.

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

     7.13. Use of Name and Logo. For a period of one hundred eighty (180) days after the Closing, each Comcast Entity and each Transferred Entity will be granted a non-exclusive, non-transferable license to use the trademarks, trade names, service marks, service names, logos and similar proprietary rights of AT&T and its Existing Affiliates to the extent incorporated in or on the AT&T Assets Transferred at the Closing on a royalty-free basis, provided that each Comcast Entity and each Transferred Entity will exercise commercially reasonable efforts to remove all such names, marks, logos and similar proprietary rights of AT&T and its Affiliates (except to the extent otherwise permitted by AT&T and its Affiliates) from such AT&T Assets as soon as reasonably practicable, and in any event within one hundred eighty (180) days, following the Closing. Notwithstanding the foregoing, nothing in this Section 7.13 will require each Comcast Entity or any Transferred Entity to remove or discontinue using any such name or mark that is affixed to converters or other items already installed in or to be used in customer homes or properties and Transferred to each Comcast Entity as of the Closing, or as are already installed and used in a similar fashion as of the Closing making such removal or discontinuation impracticable.

     7.14. Transitional Billing Services. AT&T and its Existing Affiliates will provide to the Transferred Entities, upon written request delivered a reasonable amount of time in advance, access to and the right to use its billing system computers, software and related fixed assets in connection with the Systems Transferred for a period of up to one hundred eighty (180) days following the Closing to allow for conversion of existing billing arrangements, including billing and related arrangements (such as refunds) regarding internet access and telephony services being provided to customers of a System on the Closing Date ("Transitional Billing Services"). Comcast will notify AT&T at least thirty (30) days prior to the Closing as to whether it desires the Transferred Entities to have Transitional Billing Services from AT&T and its Existing Affiliates. All Transitional Billing Services, if any, that are requested by Comcast will be provided on terms and conditions reasonably satisfactory to Comcast and AT&T; provided, however, that the amount to be paid by Comcast receiving Transitional Billing Services will not exceed the cost to AT&T and its Existing Affiliates of providing such Transitional Billing Services. AT&T and its Existing Affiliates will notify Comcast of the cost of providing such Transitional Billing Services within ten (10) Business Days after receiving Comcast's notice requesting the provision of such Transitional Billing Services. The Parties agree that the Parties' respective rights to receive Transitional Billing Services pursuant to this Section 7.14 have nominal value.

     7.15.  Confidentiality and Publicity.

            7.15.1. Prior to the Closing, each Inspecting Party will keep confidential any non-public information that such Inspecting Party may obtain from the Disclosing Party in connection with this Agreement, and, following the Closing, each Inspecting Party will keep confidential any non-public information that such Inspecting Party may obtain from the Disclosing Party in connection with this Agreement unrelated to AT&T's Cable Business and the Systems Transferred by the Disclosing Party pursuant to this Agreement. Following the Closing, AT&T and its Affiliates will keep confidential any nonpublic information in the possession of such Persons related to AT&T's Cable Business or the AT&T Systems (and such Persons will be treated as an "Inspecting Party" and Comcast the "Disclosing Party" with respect to such information for purposes of this Section 7.15.1). Any information that a Person is required to

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

keep confidential pursuant to the foregoing sentences shall be referred to as "Confidential Information". Each Inspecting Party will not disclose any Confidential Information to any other Person (other than its directors, officers and employees and representatives of its advisers and lenders (collectively, "Representatives"), in each case, whose knowledge thereof is necessary in order to facilitate the consummation of the transactions contemplated hereby, in which event such Inspecting Party shall be responsible for any breach hereof by any such Person) or use such Confidential Information to the detriment of the Disclosing Party; provided that (i) such Inspecting Party may use and disclose any such Confidential Information once it has been publicly disclosed (other than by such Inspecting Party or its Representatives in breach of the obligations under this Section 7.15.1) or which, in the case of information provided by the Disclosing Party, has come into the possession of such Inspecting Party (other than from the Disclosing Party and other than from another Person in violation of any duty or obligation of confidentiality known to the Inspecting Party) and (ii) to the extent that such Inspecting Party may, in the opinion of its counsel, be compelled by Legal Requirements to disclose any of such Confidential Information, such Inspecting Party may disclose such Confidential Information if it uses all reasonable efforts, and affords the Disclosing Party the opportunity, to obtain an appropriate protective order or other satisfactory assurance of confidential treatment, for the Confidential Information compelled to be disclosed. In the event of termination of this Agreement, each Inspecting Party will cause to be delivered to the Disclosing Party, and retain no copies of, any documents, work papers and other materials obtained by such Inspecting Party or on its behalf from the other, whether so obtained before or after the execution hereof.

            7.15.2. No Parent nor its Affiliates will issue any press releases or make any other public announcement concerning this Agreement and the transactions contemplated hereby, except as required by applicable Legal Requirements or by any national securities exchange or quotation system without the prior written consent and approval of the other Parent, which consent and approval may not be unreasonably withheld.

     7.16.  Bulk Transfer. AT&T waives  compliance by Comcast and its Affiliates
with  Legal   Requirements   relating  to  bulk  transfers   applicable  to  the
transactions contemplated hereby.

     7.17. Lien Searches. AT&T will, at its expense, obtain and disclose to Comcast the results of a Lien search conducted by a professional search company of records in the offices of the secretaries of state in each state and county clerks in each county where there exist any of the AT&T Owned Property or AT&T Tangible Personal Property included among the AT&T Assets, and in the state and county where each Transferred Entity's and Retained Entity's principal offices are located, including copies of all financing statements or similar notices or filings (and any continuation statements) discovered by such search company.

     7.18. Reasonable Best Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, each Party will use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable to satisfy all conditions and to consummate the transactions contemplated by this Agreement. AT&T and Comcast agree to cause each of its Affiliates party hereto to perform, pay and satisfy all of such Affiliate's obligations under this Agreement. At or after the Closing, AT&T and Comcast and their Affiliates party hereto at the request of the other Parent, will promptly execute and deliver, or cause to be executed and delivered, to the other Parent all such documents and instruments, in

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

addition to those otherwise required by this Agreement, in form and substance reasonably satisfactory to the other Parent as the other Parent may reasonably request in order to carry out or evidence the terms of this Agreement or to collect any accounts receivable or other claims included in the AT&T Assets Transferred to Comcast or its Affiliates.

     7.19.  Cooperation as to Rates.

            7.19.1. AT&T and its Affiliates will cooperate with and assist Comcast by providing, upon reasonable request, all information in their possession (and not previously made available to Comcast) relating directly to the rates set forth on Schedule 6.17, as applicable, or on any of FCC Form 1200, 1205, 1210, 1220, 1225, 1235 or 1240 or any other FCC Form filed with respect to the Systems that Comcast may reasonably require to justify such rates in response to any inquiry, order or requirements of any Governmental Authority.

            7.19.2. Prior to the Closing, neither AT&T nor its Affiliates shall settle or permit to be settled any rate (including late fees) proceeding with respect to its Systems without consulting with Comcast; provided that AT&T and its Affiliates shall not agree to any forward-looking rate adjustment with respect to the Systems without the prior written consent of Comcast.

            7.19.3. After the Closing, AT&T and its Existing Affiliates will be responsible for and follow to conclusion any rate order of any Governmental Authority or proceeding with respect to rates (including late fees) of any of its Systems charged by the Retained Entities or Transferred Entities immediately prior to the Closing; provided, however, that with respect to the Systems AT&T and its Affiliates shall not: (i) agree to any refund of past overcharges; (ii) submit any refund plan to a Governmental Authority; (iii) appeal or take any other action with regard to such proceeding, in each case without consulting with Comcast; or (iv) agree to any forward-looking rate adjustment without the prior written consent of Comcast. AT&T and its Affiliates will cooperate with and assist Comcast by providing, upon reasonable request, all information in their possession (and not previously made available to Comcast) that Comcast may reasonably require to justify rates, charges, late fees and similar payments in response to any inquiry, order or requirements of any Governmental Agency.

            7.19.4. If, following the Closing, any System is required pursuant to any Legal Requirement, settlement or otherwise to refund to subscribers any payments, in whole or in part, made by such subscribers prior to the Closing, including fees for cable television service, equipment charges, late fees and similar payments, then, at the election of Comcast: (i) AT&T must fulfill such refund obligation through a one time cash payment to subscribers, in which case AT&T shall provide funds for such payment to Comcast, Comcast shall cooperate with AT&T or implement and administer such refund payment through Comcast's billing system, and AT&T shall reimburse Comcast for all reasonable expenses incurred by Comcast and its Affiliates (including the Transferred Entities) in connection therewith; or (ii) Comcast may fulfill such refund obligation through a cash payment, credit or in-kind or other form of consideration, at its discretion and subject to any required approval by a Governmental Authority, and AT&T shall reimburse Comcast in the amount of any payment or in the amount of the cost to Comcast or its Affiliates of any credit or in-kind or other form of consideration and all reasonable expenses incurred by Comcast or its Affiliates in connection therewith. Without limiting the foregoing,

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Comcast will provide AT&T with all  information  in Comcast's and its Affiliates
(including the Transferred Entities) possession that is reasonably required by AT&T in connection with such reimbursement.

            7.19.5. If Comcast or any of its Affiliates is permitted following the Closing to pass through to subscribers of Systems Transferred at Closing, the amount of any "franchise fees on franchise fees" paid by AT&T and its Affiliates (including the Transferred Entities) to the appropriate local franchising authority with respect to the period prior to the Closing, Comcast agrees that it will collect, for the benefit of AT&T, such amounts specified no later than the Six-Month Date as paid by AT&T and, except as specified below, will promptly remit such amounts to AT&T; provided, however, that, if Comcast is provided by counsel with an opinion that the pass through to subscribers of such fees under the rules and regulations of the FCC and the Communications Act (either with respect to the cable industry as a whole or the particular Systems in question) is subject to administrative or judicial review, then Comcast shall not remit the fees to AT&T but shall hold such fees until the final resolution of such administrative or judicial proceedings. After such final resolution, Comcast will remit to AT&T as appropriate, such fees. AT&T agrees to provide Comcast with such documentation as necessary to demonstrate the payment of the "franchise fees on franchise fees" and to enable Comcast to collect the pass through amounts from subscribers. No amount collectible for the benefit of AT&T under this Section 7.19.5 will be taken into account in determining the Working Capital Adjustment Amount.

     7.20.  Cooperation as to Late Fee Cases.

            7.20.1. (a) Notwithstanding anything to the contrary in this Agreement, and without limiting any other provisions of this Agreement, from and after Closing, Comcast will cause the Transferred Entities to comply with their obligations under paragraph 18 of the Settlement Agreement and Release entered into effective as of March 17, 2000, a final executed copy of which has been provided to Comcast (the "Settlement Agreement"), to the extent such obligations relate to Systems that are "Class Systems" within the meaning of the Settlement Agreement and to litigation that is covered by the Settlement Agreement. AT&T will reimburse the Transferred Entities for any payments made by them to subscribers in accordance with the terms of the Settlement Agreement, for any direct out-of-pocket costs to them of providing any credit or in-kind or other form of consideration to subscribers in accordance with the terms of the Settlement Agreement and for their reasonable expenses incurred in connection with fulfilling their obligations under this Section. Comcast will keep the Retained Entities and their Affiliates fully informed regarding the implementation of Section 18 of the Settlement Agreement insofar as it relates to the Systems, will provide the Retained Entities and their Affiliates with such information as they may reasonably request in connection therewith, and will be subject to the general direction of the Retained Entities in connection therewith. Comcast acknowledges that it has received a copy of the final, executed Settlement Agreement.

            (b) In regard to Baltimore, Maryland, if necessary, Comcast will similarly assist and cooperate in connection with the Order Regarding Final Implementation of Final Judgment entered on January 20, 2000 (regarding Baltimore), and regarding the state of Maryland, excluding Baltimore, and Holdren v. TCI Cablevision of Maryland, Inc., et al., pending in the Circuit Court of Worcester County, Maryland.

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

     The provisions of paragraph (a) above (including as to reimbursement of payments, costs and expenses) will apply mutatis mutandis to any settlement agreement entered into with respect to any matter addressed in this paragraph
(b); provided that as to any such matter, neither AT&T nor any of its Affiliates will enter into any settlement agreement that would govern the operation of the Systems after the Closing, unless Comcast has given its prior written consent to such settlement agreement.

     7.21. Distant Broadcast Signals. Unless otherwise restricted or prohibited by any Governmental Authority, applicable Legal Requirements or Contract, AT&T and its Existing Affiliates will, if requested by Comcast, delete, prior to the Closing, any distant broadcast signals which Comcast determines will result in unacceptable liability on the part of Comcast for copyright payments with respect to continued carriage of such signals after the Closing. Comcast will use reasonable efforts to deliver notice of the requested deletions to AT&T at least sixty (60) days prior to the Closing.

     7.22. Offers. AT&T and its Affiliates party hereto (and its and their directors, officers, employees, representatives and agents) shall not, directly or indirectly, (i) offer AT&T's Cable Business or Systems for sale, (ii) solicit, encourage or entertain offers for AT&T's Cable Business or such Systems, (iii) initiate negotiations or discussions for the sale of AT&T's Cable Business or such Systems or (iv) make information about AT&T's Cable Business or such Systems available to any Third Party in connection with the possible sale of AT&T's Cable Business or such Systems prior to the Closing Date or the date this Agreement is terminated in accordance with its terms. The foregoing limitations relate specifically to the AT&T Systems and AT&T's Cable Business and shall not limit in any way AT&T's ability to engage in transactions relating to AT&T or AT&T Broadband generally that do not have a Material Adverse Effect or materially adversely effect the consummation of the transactions contemplated hereby.

     7.23. @Home. The applicable Transferred Entity will assume, from and after the Closing, all rights and obligations of the AT&T Cable Subsidiaries under the @Home Distribution Agreement between Intermedia Partners and @Home Corporation dated January 1, 1999 to the extent such agreement applies to the Nashville System, other than warrants relating to the Upgraded Homes Test (as set forth in the At Home Corporation Warrant Term Sheet dated January 1, 1999) which will remain with AT&T.

     7.24. Cooperation with Financial Statements. AT&T agrees to use reasonable efforts to provide Comcast with information about the AT&T Systems, to the extent needed (but only to the extent needed) for preparation of financial statements to be included in Comcast's filings with Securities and Exchange Commission under federal securities laws; provided that Comcast shall bear all costs (including any internal cost) associated with the provision of such information.

     7.25. Accounts Payable and Franchise Fees. (a) AT&T shall pay in the ordinary course of business, consistent with past practices, all accounts payables and franchise fees incurred in or attributable to periods or portions thereof ending on or prior to the Closing Time with respect to the Systems that it Transfers (which accounts payables and franchise fees will not

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be Transferred with the Systems), subject to contesting any payments pursuant to a bona fide dispute.

            (b) All long-term debt of any Transferred Entity and intercompany payables owed by or intercompany receivables owed to any Transferred Entity will be paid or otherwise assumed by a Retained Entity prior to the Closing Time.

     7.26.  Termination of Certain Affiliate Contracts.  All contracts listed on
Schedule 7.26 will be terminated prior to Closing.

     7.27. Capital Management Committee. AT&T and Comcast agree that a capital management committee will be formed to efficiently and effectively monitor capital spending in the affected Systems and to address capital budget issues as they arise.

     7.28.  Reorganization.

            7.28.1. From and after the Closing Date until the date that is two years after the Closing Date, (i) neither Comcast nor any of its Affiliates shall sell, exchange or otherwise dispose of any of the AT&T Cable Subsidiaries shares or any of the Assets of the Systems held by any of the Transferred Entities as of the Closing Date in a manner that would cause the Reorganization to fail to be tax-free under Sections 355(a) and (c); (ii) neither Comcast nor any of its Affiliates shall cause the liquidation or merger of any of the AT&T Cable Subsidiaries in a manner that would cause the Reorganization to fail to be tax-free under Section 355(a) and (c); (iii) neither Comcast nor any of its Affiliates shall take or cause to be taken, or fail to take or fail to cause to be taken, any action which would cause any of the AT&T Cable Subsidiaries to fail to be engaged in the active conduct of a trade or business within the meaning of Code Section 355(b)(1)(A) in connection with the Reorganization; and
(iv) neither Comcast nor any of its Affiliates shall enter into any agreement, option, understanding or arrangement, or initiate or conduct any negotiations, in each case in connection with any of the actions prohibited by clauses (i),
(ii) and (iii) of this Section 7.28.1.

            7.28.2. Neither AT&T nor any of its Affiliates shall take or cause to be taken, or fail to take or fail to cause to be taken, any action subsequent to the date hereof (including, for the avoidance of doubt, after the Closing
Date), that would cause the representation in Section 6.5.1 or 6.5.3 to fail to be true if made at the time of such action or inaction.

            7.28.3. Unless otherwise required by a "determination" within the meaning of Code Section 1313(a) (a "Determination"), AT&T and Comcast shall report (and, shall take no action or position inconsistent with the treatment of) the Reorganization for income Tax purposes as tax-free to Comcast and to AT&T under Code Sections 355(a) (as to Comcast) and 355(c) (as to AT&T) (other than with respect to income or gain, if any, required to be taken into account by AT&T or any Subsidiary of AT&T under Treasury Regulations Sections 1.1502-13 or 1.1502-19 as a result of the Reorganization).

     7.29. Tax Sharing Agreements. Any and all existing Tax Sharing Agreements to which a Transferred Entity is a party shall be terminated with respect to such Transferred Entity as of the Closing Date. After the Closing Date, none of the Transferred Entities shall have any further rights or liabilities thereunder.

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     7.30.  Tax Matters.

            7.30.1. Filing of Tax Returns. (a) AT&T shall be responsible for the preparation and filing of all Tax Returns of the Transferred Entities for all taxable periods that end as to the Transferred Entities on or before the Closing Date and all Consolidated Tax Returns, including Tax Returns of the Transferred Entities for taxable periods that end as to the Transferred Entities on or before the Closing Date but are due after the Closing Date, and AT&T shall be responsible for the contents of such Tax Returns and for the payment of all Taxes due with respect thereto (subject to indemnification by Comcast to the extent provided in Section 7.30.2) AT&T shall file or cause to be filed all such Tax Returns when due, and shall remit or cause to be remitted any Taxes due in respect of such Tax Returns. All such Tax Returns will be filed when due in accordance with all applicable laws and as of the time of filing, will be true and complete in all material respects. AT&T shall include the Transferred Entities in its Consolidated Tax Return and in any Combined Tax Return through the close of business on the Closing Date. AT&T shall have the sole authority to deal with any matters (including any Tax Proceeding) relating to any Consolidated Tax Returns and any Tax Returns of the Transferred Entities for taxable periods ending as to the Transferred Entities on or prior to the Closing Date, except that AT&T shall not take any position, make any election or adopt any method that would reasonably be expected to adversely affect any Transferred Entity or Comcast or any of its Affiliates with respect to the Post-Closing Tax Period and that is inconsistent with positions taken, elections made or methods used in preparing similar Tax Returns for prior periods, unless otherwise required by applicable law or pursuant to a Determination and (ii) Comcast may, at its option, cause each Transferred Entity to elect, where permitted by applicable law, to carry forward any tax asset that would, absent such election, be carried back to a Pre-Closing Tax Period in which such Transferred Entity was included in a consolidated, combined or unitary Tax Return filed by AT&T or any of its Affiliates. Comcast shall, and shall cause its Affiliates and the Transferred Entities to, facilitate the exercise of AT&T's rights pursuant to the immediately preceding sentence, including by providing AT&T or its designees with any reasonably requested power of attorney with respect to such Tax Returns or Tax Proceedings.

            (b) Comcast shall be responsible for the preparation and filing of all Tax Returns of the Transferred Entities for all taxable periods that end as to the Transferred Entities after the Closing Date (including Straddle Periods), and Comcast shall be responsible for the contents of such Tax Returns and the payment of all Taxes due with respect thereto (subject to indemnification by AT&T to the extent provided in Section 7.30.2); provided, however, that with respect to any Straddle Period, Comcast shall be responsible for Taxes for the portion of such Straddle Period that ends on the Closing Date only to the extent that either such Taxes are taken into account as current liabilities in computing the Working Capital Adjustment Amount pursuant to Section 3.2 or Comcast is obligated to indemnify AT&T pursuant to Section 7.30.2. Comcast shall file or cause to be filed all such Straddle Period Tax Returns when due, and shall remit or cause to be remitted any Taxes due in respect of such returns. All such Straddle Period Tax Returns shall be prepared and filed in a manner consistent with past practice of the Transferred Entities (and the Retained Entities with respect to the Systems) and consistent with the manner in which Tax Returns of the Transferred Entities are prepared and filed by AT&T pursuant to this Section 7.30.1, and, on such Straddle Period Tax Returns, no position shall be taken, election made or method adopted that is inconsistent with positions taken, elections made or methods used in preparing similar Tax Returns for prior periods unless otherwise required by

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applicable law or pursuant to a Determination and except for manners, positions, elections and methods that, in the case of any Straddle Period Tax Return that includes any Transferred Entity, on the one hand, and Comcast or any Subsidiary of Comcast other than a Transferred Entity, on the other hand (a "Comcast Consolidated Tax Return"), would be applicable to entities other than the Transferred Entities and, in the case of any other Straddle Period Tax Returns, are required to be filed in conformity with such Comcast Consolidated Tax
Returns. Except as provided in Section 7.30.4, Comcast shall have the sole authority to deal with any matters (including any Tax Proceeding) relating to Tax Returns of the Transferred Entities for taxable periods ending as to the Transferred Entities after the Closing Date.

            (c) Except to the extent taken into account in computing the Working Capital Adjustment Amount pursuant to Section 3.2, Comcast shall promptly pay or cause to be paid to AT&T all refunds of Taxes and interest thereon received by Comcast or any Affiliate of Comcast attributable to Taxes paid by AT&T or any Transferred Entity with respect to any taxable period of any Transferred Entity ending on or before the Closing Date or with respect to the portion of any Straddle Period ending on or prior to the Closing Date. AT&T shall promptly pay or cause to be paid to Comcast all refunds of Taxes and interest thereon received by AT&T or any Affiliate of AT&T attributable to Taxes paid by Comcast or the Transferred Entities with respect to any taxable period ending after the Closing Date.

            (d) Following the Closing Date, Comcast shall cause the Transferred Entities to empower, by appropriate powers of attorney, if necessary, one or more designees of AT&T to sign all Tax Returns for any taxable period of any Transferred Entity that AT&T is required to file or cause to be filed pursuant to this Section 7.30.1.

            7.30.2.  Payment of Taxes;  Tax  Indemnification.  (a) AT&T shall be liable for, and shall hold Comcast, the Transferred Entities and each other Affiliate of Comcast (each, a "Comcast Tax Indemnitee", and, collectively, the "Comcast Tax Indemnitees") harmless from and against, (a) any and all Taxes due and payable with respect to the Systems, and (b) any and all Taxes of the Transferred Entities, in the case of clauses (a) and (b) above, for any taxable period ending on or prior to the Closing Date and, with respect to any Straddle Period, for the portion of such period ending on and including the Closing Date (other than, in the case of clauses (a) and (b) above, any Taxes taken into account as Current Liabilities in calculating Working Capital or the Working Capital Adjustment, but only to the extent so taken into account, and any and all Taxes resulting from any acts of Comcast or any of its Subsidiaries or Affiliates, or which Comcast or any of its Affiliates causes any of the
Transferred Entities to take, occurring on the Closing Date and not in the ordinary course of business after the Closing Time) (collectively, "Pre-Closing Taxes") (c) any and all Taxes described in clause (ii) or (iii) of the definition of Tax and (d) any and all Taxes of any of the Comcast Tax Indemnitees arising out of or resulting from an AT&T Tax Breach ("Comcast Taxes") and any and all Losses arising out of or incident to the imposition, assessment or assertion of any Tax described in (a), (b), (c) or (d); provided, however, that AT&T shall not be liable for, and shall not hold the Comcast Tax Indemnitees harmless from and against, any Pre-Closing Taxes or Comcast Taxes resulting from a breach by Comcast or any of its Affiliates of any representation contained in Section 5.5 or any covenant contained in Section
7.28 (a "Comcast Tax Breach").

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

            (b) Comcast shall be liable for, and shall hold AT&T, each Retained Entity and each other Affiliate of AT&T (each, an "AT&T Tax Indemnitee," and, collectively, the "AT&T Tax Indemnitees") harmless from and against, (a) any and all Taxes due and payable with respect to the Systems other than Pre-Closing Taxes, (b) any and all Taxes of the Transferred Entities other than Pre-Closing Taxes, (c) any Taxes taken into account as Current Liabilities in calculating Working Capital or the Working Capital Adjustment, but only to the extent so taken into account, and (d) any Taxes resulting from any acts of Comcast or any of its Subsidiaries or Affiliates, or which Comcast or any of its Affiliates causes any of the Transferred Entities to take, occurring on the Closing Date and not in the ordinary course of business after the Closing Time and any and all Losses arising out of or incident to the imposition, assessment or assertion of any Tax described in (a), (b), (c) or (d); provided, however, that Comcast shall not be liable for, and shall not hold the AT&T Tax Indemnitees harmless from and against any Taxes described in clause (a), (b), (c) or (d) resulting from a breach by AT&T or any of its Affiliates of any representation contained in Section 6.5 or Section 6.15 or any covenant contained in Section 7.2.16, 7.2.17, 7.28 or 7.29 (an "AT&T Tax Breach").

            (c) AT&T shall be liable for, and shall hold the Comcast Tax Indemnitees harmless from and against, any and all Taxes of the Retained Entities, other than any such Taxes resulting from a Comcast Tax Breach.

            (d) Comcast shall be liable for, and shall hold the AT&T Tax Indemnitees harmless from and against, any Taxes resulting from a Comcast Tax Breach; provided that if the Comcast Tax Breach results from a breach of the representation contained in Section 5.5.1(b) without a breach of the representation contained in Section 5.5.1(a), Comcast shall be liable for 50% of any Taxes of all AT&T Tax Indemnitees imposed by reason of the application of Code Section 355(d) resulting from such breach; and provided further that Comcast shall not have any liability under this sentence in the event that the Reorganization does not qualify as tax-free under Code Section 355(a) and such failure is not solely the result of a breach by Comcast of its representations contained in Sections 5.5.2, 5.5.3 or 5.5.4.

            (e) For purposes of this Section 7.30, in the case of any Taxes that are imposed on a periodic basis and are payable for a Tax period that includes (but does not end on) the Closing Date, the portion of such Tax related to the portion of such Tax period ending on and including the Closing Date shall (i) in the case of any Taxes other than gross receipts, sales or use Taxes and Taxes based upon or related to income, be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction the numerator of which is the number of days in the Tax period ending on and including the Closing Date and the denominator of which is the number of days in the entire Tax period, and (ii) in the case of any Tax based upon or related to income and any gross receipts, sales or use Tax, be deemed equal to the amount which would be payable if the relevant Tax period ended on and included the Closing Date. For the avoidance of doubt, for purposes of this Section 7.30, the taxable year of each entity that is a partnership or "flowthrough" entity, shall be treated as if it ended at the close of business on the Closing Date and Taxes attributable to the income and gain of such entities through the close of business on the Closing Date shall be treated as Pre-Closing Tax Period Taxes. All determinations necessary to give effect to the allocation set forth in the foregoing clause (ii) shall be made in a manner consistent with prior practice of the Transferred Entities.

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

            (f) Comcast shall use commercially reasonable efforts to submit to AT&T not later than sixty (60) days prior to the due date (including extensions) for filing such Tax Return, and shall submit to AT&T not later than thirty (30) days prior to the due date (including extensions) for filing such Tax Return, a copy (in the form proposed to be filed in all material respects) of any Tax Return required to be filed by it pursuant to this Section 7.30 for any Straddle Period (and a calculation of the amount of Tax, if any, in connection with such Tax Return, for which Comcast has determined AT&T is responsible) to AT&T for AT&T's review and consent, which consent shall not be unreasonably withheld. AT&T shall provide any comments on such Tax Return and calculation to Comcast within twenty (20) days of receipt of such Tax Return. Comcast shall file such Tax Return in a manner that reflects any good faith comments of AT&T, and shall provide AT&T with a copy of such filed Tax Return promptly after such Tax Return is filed; provided, however, that if Comcast disagrees in good faith with any such comments, such disagreement shall be resolved expeditiously by AT&T and Comcast, or, failing that, by a neutral arbitrator, mutually selected by the Parties, but if such disagreement has not been resolved before the due date (including extensions) for filing such Tax Return, then Comcast may file such Tax Return in a manner that Comcast, in its reasonable determination, deems appropriate and, following the final decision of such arbitrator, Comcast shall file an amended Tax Return to the extent necessary to reflect such final decision. If the amount of Taxes with respect to such Tax Return taken into account as liabilities in computing Working Capital or the Working Capital Adjustment Amount (plus, if applicable, any estimated Tax payments made by AT&T with respect to the portion of such Straddle Period ending on the Closing Date if Comcast is entitled to a credit for such estimated Tax payments on the respective Tax Return when such Tax Return is filed and such estimated Tax payments were not taken into account in computing Working Capital or the Working Capital Adjustment ("AT&T Credited Estimated Tax Payments")) is less than the amount of such Taxes with respect to such Tax Return as so filed (or, if applicable, with respect to the amended return filed in accordance with the decision of the arbitrator) payable for the portion of the respective Straddle Period ending on and including the Closing Date, then AT&T shall pay such shortfall to Comcast at least one (1) day prior to the due date (including extensions) for filing the respective Tax Return. If the amount of Taxes with respect to such Tax Return taken into account as Current Liabilities in computing Working Capital or the Working Capital Adjustment plus any AT&T Credited Estimated Tax Payments is greater than the amount of such Taxes with respect to such Tax Return as so filed payable for the portion of the respective Straddle Period ending on and including the Closing Date, then Comcast shall pay such excess (but not in excess of the Working Capital Adjustment therefor) to AT&T within five (5) days after filing the respective Tax Return. In the event the arbitration procedure described in this Section 7.30.2(f) applies and payment is required to be made hereunder after the due date for filing such Tax Return, then payment shall be made within thirty (30) days following the date of the decision of the arbitrator, with interest pursuant to Section 7.30.2(i) from the due date for such Tax Return.

            (g) Each of Comcast and AT&T shall promptly deliver to the other party any notice (or the relevant portion thereof) from any Tax authority received by it or any of its Affiliates relating to Taxes for which the other party is or may be liable pursuant to this Agreement.

            (h) Except as otherwise provided in this Section 7.30.2, not later than 30 days after receipt by Comcast or AT&T, as the case may be (the "Tax Indemnifying Party"), of

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written  notice from AT&T or Comcast,  as the case may be (the "Tax  Indemnified
Party"), stating that any Tax, loss or other amount (a "Tax Indemnified Loss") for which the Tax Indemnifying Party is liable pursuant to this Section 7.30.2 has been or will be incurred by a Comcast Tax Indemnitee or an AT&T Tax Indemnitee, as the case may be (the "Tax Indemnitee"), and the amount thereof and of the indemnity payment requested, the Tax Indemnifying Party shall discharge its obligation to indemnify such Tax Indemnitee against such Tax Indemnified Loss by paying to such Tax Indemnitee an amount equal to the amount of the Tax Indemnified Loss. Notwithstanding the foregoing, if the Tax Indemnified Party provides the Tax Indemnifying Party with written notice of a Tax Indemnified Loss at least 30 days prior to the date on which the relevant Tax Indemnified Loss is required to be paid by the Tax Indemnitee, within that 30-day period the Tax Indemnifying Party shall discharge its obligation to indemnify such Tax Indemnitee against such Tax Indemnified Loss by making payments to the relevant Governmental Authority or such Tax Indemnitee, as directed by the Tax Indemnified Party, in an aggregate amount equal to the amount of such Tax Indemnified Loss. The payment by such Tax Indemnitee of any Tax Indemnified Loss shall not relieve the Tax Indemnifying Party of its obligation under this Section 7.30.2(h). Disputes arising under this Section 7.30.2(h) and not resolved by mutual agreement as stated therein shall be resolved by a neutral arbitrator, mutually selected by the Parties, within five days of the date on which the need to choose such arbitrator arises. Such arbitrator shall resolve any disputed items within 30 days of having the item referred to it pursuant to such procedures as it may require. The costs, fees and expenses of such arbitrator shall be borne equally by Comcast and AT&T.

            (i) If any amount payable hereunder is not paid when due, such amount shall bear interest from the date such payment is due to the date payment is made at the "underpayment rate" set forth in Code Section 6621.

            (j) The  representations  and warranties  contained in Sections 5.5,
6.5 and 6.15 as well as the obligations pursuant to Sections 7.2.16, 7.2.17, 7.28, 7.29 and this Section 7.30 shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof).

            7.30.3. Cooperation on Tax Matters. (a) AT&T and Comcast shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 7.30 and any Tax Proceeding. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such Tax Return or Tax Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. AT&T and Comcast agree (a) to retain all books and records with respect to Tax matters pertinent to the Transferred Entities relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by AT&T or Comcast, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (b) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, AT&T or Comcast, as the case may be, shall allow the other party to take possession of such books and records to the extent they would otherwise be destroyed or discarded.

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

            (b) AT&T and Comcast further agree, upon request, to use commercially reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed with respect to the transactions contemplated hereby.

            7.30.4. Tax Audits. (a) In the case of a Tax Proceeding relating to a Straddle Period (a "Straddle Period Tax Proceeding"), except in the case of a Reorganization Tax Proceeding, (i) Comcast shall control such Straddle Period Tax Proceeding if the claims for which Comcast is responsible exceed the claims for which AT&T is responsible and AT&T shall control such Straddle Period Tax Proceeding if the claims for which AT&T is responsible exceed the claims for which Comcast is responsible (Comcast or AT&T respectively, the "Controlling Party," and AT&T or Comcast, respectively, the "Noncontrolling Party"), (ii) the Controlling Party shall provide the Noncontrolling Party with a timely and reasonably detailed account of each stage of such Straddle Period Tax Proceeding and a copy of all documents (or portions thereof) relating to such Straddle Period Tax Proceeding which are relevant to any Tax for which the Noncontrolling Party may be required to indemnify the Controlling Party or any Affiliate of the Controlling Party or may otherwise be liable, (iii) the Controlling Party shall consult with the Noncontrolling Party before taking any significant action in connection with such Straddle Period Tax Proceeding that might adversely affect the Noncontrolling Party and shall consult with the Noncontrolling Party with respect to any written submissions in connection with such Straddle Period Tax Proceeding which are relevant to any Tax for which the Noncontrolling Party may be required to indemnify the Controlling Party or any Affiliate of the Controlling Party or may otherwise be liable, (iv) the Controlling Party shall defend such Straddle Period Tax Proceeding in good faith and diligently as if the taxpayer whose Tax Return is at issue were the only party in interest in connection with such Straddle Period Tax Proceeding, and, before any court, vigorously and with a view to the merits, (v) the Noncontrolling Party shall have the right to participate in any conference with any Tax authority regarding any Tax for which the Noncontrolling Party may be required to indemnify the Controlling Party or any Affiliate of the Controlling Party or may otherwise be liable, (vi) the Noncontrolling Party shall facilitate the Controlling Party's exercise of control over such Straddle Period Tax Proceeding, including by delivery of any reasonably requested powers of attorney with respect to such a Straddle Period Tax Proceeding, and shall not impede the Controlling Party's exercise of control over such Straddle Period Tax Proceeding, and (vii) the Controlling Party shall not settle, compromise or abandon any such Straddle Period Tax Proceeding without obtaining the prior written consent, which consent shall not be unreasonably withheld, of the Noncontrolling Party. In the event that the Noncontrolling Party reasonably withholds consent pursuant to clause
(vii) above, the Noncontrolling Party shall be entitled to assume the defense of the Straddle Period Tax Proceeding; provided that the Controlling Party's liability in connection with the Straddle Period Tax Proceeding shall be limited to the amount such liability would have been under the proposed settlement.

            (b) In the case of a Tax Proceeding or portion thereof relating to the treatment of the Reorganization (such Tax Proceeding or portion thereof, a "Reorganization Tax Proceeding") as tax-free to Comcast and/or AT&T under Code
Section 355(a) (as to Comcast) and Section 355(c) (as to AT&T), (i) the taxpayer shall provide the other party with a timely and reasonably detailed account of each stage of such Reorganization Tax Proceeding and a copy of all documents (or portions thereof) relating to such Reorganization Tax Proceeding, (ii) the

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taxpayer shall consult with the other party before taking any significant action in connection with such Reorganization Tax Proceeding that might adversely affect the other party and shall consult with the other party with respect to any written submissions in connection with such Reorganization Tax Proceeding,
(iii) the other party shall have the right to participate as an observer in the portion of any conference with any Tax authority regarding the Reorganization Tax Proceeding, and (iv) the taxpayer shall have the power to settle, compromise or abandon any such Reorganization Tax Proceeding; provided, however that if the other party refuses to consent to such settlement, compromise or abandonment, then a neutral arbitrator mutually selected by AT&T and Comcast shall determine the extent, if any, to which such settlement, compromise or abandonment resulted in a Tax liability related to the Reorganization in excess of the amount of any Tax liability related to the Reorganization for which a court would have held the taxpayer liable on the merits, and the other party's obligation to indemnify the taxpayer shall be reduced to the extent of such excess. Notwithstanding the foregoing, the other party shall be entitled to assume the defense of any claim (or any theory of liability underlying such claim) with respect to such Reorganization Tax Proceeding, provided that the other party admits in writing its liability to the taxpayer for any amounts arising in connection with such claim or theory and releases the taxpayer from an indemnity obligation arising in connection with such claim or theory. In the event that the other party assumes the defense of such Reorganization Tax Proceeding, the taxpayer shall be entitled to the rights of the other party as described in clauses (i), (ii) and
(iii) of this Section 7.30.4 as if the other party were the taxpayer in such clauses.

            (c) In the case of a Tax Proceeding other than a Straddle Period Tax Proceeding or Reorganization Tax Proceeding (a "Separate Tax Proceeding"), the taxpayer shall not settle, compromise or abandon any such Separate Tax Proceeding without obtaining the prior written consent, which consent shall not be unreasonably withheld, of the other party if such settlement, compromise or abandonment would adversely affect the liability for Taxes (including, without limitation, the reduction of asset basis or cost adjustments, the lengthening of any amortization or depreciation periods, the denial of amortization or depreciation deductions, or the reduction of loss of credits) of the other party, any of its Affiliates, or if Comcast is the other party, the Transferred Entities, for (i) the Pre-Closing Tax Period, if AT&T or any of its Affiliates is the other party, or (ii) the Post-Closing Tax Period, if Comcast or any of its Affiliates is the other party. If the taxpayer settles, compromises or abandons such Separate Tax Proceeding without obtaining such consent, it shall be liable for and hold the other party, its Affiliates and, if Comcast is the other party, the Transferred Entities harmless from and against any such adverse effect. The taxpayer may settle, compromise or abandon any such Separate Tax Proceeding without obtaining such prior written consent if it agrees in writing prior to such settlement, compromise or abandonment to be liable for and to hold the other party, its Affiliates and, if Comcast is the other party, the Transferred Entities, harmless from and against any such adverse effect.

     7.31.  Adjustment Event.

            (a) In the event that, after June 30, 1999 and prior to the date of Closing,

                        (i) AT&T  shall  set a record  date that is prior to the
            Closing for the issuance of any shares of AT&T Common Stock (or shares of a stock that is treated as capital stock of AT&T) ("Tracking Shares") as a stock dividend or

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            distribution  to the holders of AT&T  Shares on a tax-free  basis (a
            "Distribution"), the Comcast Entities shall deliver hereunder the Tracking Shares so issued along with the underlying AT&T Shares, and no adjustment shall be made to the Agreed Share Value;

                        (ii) AT&T  shall set a record  date that is prior to the
            Closing for the issuance of any other dividend or distribution to holders of AT&T Shares (other than normal quarterly cash dividends as the same may be adjusted from time to time), the Comcast Entities shall deliver hereunder only the underlying AT&T Shares (and not the distributed property), and the Agreed Share Value in respect of any AT&T Shares owned by Comcast or its Affiliates on or before the record date for such dividend or distribution shall be appropriately adjusted;

                        (iii) AT&T  Shares are  changed on a tax-free  basis (by
            merger or otherwise) into other securities or property, the Comcast Entities shall deliver hereunder, in lieu of the AT&T Shares, the kind and amount of securities or property that it received in respect to such AT&T Shares (the "New Consideration"), unless such delivery would create a substantial risk that the Reorganization would fail to be tax-free under Code Sections 355(a) and (c), and the New Consideration will be valued at the Agreed Share Value of the share for which it was received; provided that if a portion of the New Consideration is received by Comcast on a tax-free basis and a portion on a taxable basis, only the tax-free portion shall be delivered hereunder and the Agreed Share Value thereof shall be appropriately adjusted, unless such delivery would create a substantial risk that the Reorganization would fail to be tax-free under Code Sections 355(a) and (c); and any reference to "AT&T Shares" in this Agreement shall be deemed a reference to the New Consideration required to be delivered under this Section 7.31(a)(iii), except as the context otherwise requires;

                        (iv) AT&T shall set a record date that is prior to Closing to split or combine AT&T Shares, the Comcast Entities will deliver hereunder all such AT&T Shares, and the Agreed Share Value shall be appropriately adjusted to reflect such stock split or combination; and

                        (v) set a record  date that is prior to  Closing to make
            any other change in the AT&T Shares, appropriate adjustment will be made in respect of such change.

The adjustment set forth in this Section 7.31 shall apply only to AT&T Shares acquired by Comcast or its Affiliates on or before the record date (or the effective date, in the case of clause (iii)) of any action specified above.

            (b) If a record date for any Distribution occurs after the date hereof and prior to the Closing Date:

                        (i)  for  each  AT&T  Share  that  any  Comcast   Entity
            purchases after such record date and delivers to AT&T pursuant to this Agreement, such

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            Comcast Entity shall also purchase and deliver to AT&T the number of
            Tracking Share(s) (or portion thereof) distributed in respect of one AT&T Share pursuant to any such Distribution and any reference to "Agreed Share Value" shall include a reference to the purchase price paid by the Comcast Entity for such Tracking Share(s) (or portion thereof); and

                        (ii) any  reference  to "AT&T  Share"  shall  include  a
            reference to the number of Tracking Share(s) (or portion thereof) so distributed.

     7.32. Losses Relating to Failure to Obtain Franchise Consents. All costs and other Losses imposed by franchise authorities arising out of or resulting from the failure to obtain by the Closing Time any consents relating to the Transfer of AT&T Systems Franchises to the Comcast Entities (i) will be shared equally between Comcast and AT&T, if the condition set forth in Section 8.2.5 has been satisfied at Closing or (ii) will be borne solely by Comcast, if Comcast waives the condition set forth in Section 8.2.5.

     7.33. Cooperation with respect to Section 8.1.2. If all conditions to the Closing set forth in Article 8 have been satisfied or (to the extent legally permissible) waived, other than the condition set forth in Section 8.1.2, the Parties will discuss in good faith reducing the size of the Reorganization so that the size of the Reorganization is maximized to the extent practicable and the condition set forth in Section 8.1.2 would be satisfied after giving effect to such reduction, so long as such reduction would not create a substantial risk that the Reorganization would fail to be tax-free under Code Sections 355(a) and
(c) or create a substantial risk that the Internal Restructuring would fail to be tax-free.

8.   CONDITIONS PRECEDENT.

     8.1. Conditions to Each Party's Obligations. The obligations of each Party hereto to consummate the transactions contemplated by this Agreement will be subject to the satisfaction or waiver of the following conditions:

            8.1.1. Change in Tax Law. From the date of this Agreement through the Closing Time, there shall have been no change in the Code, final, temporary or proposed Treasury regulations, published pronouncements of the Internal Revenue Service having the same force and effect as final or temporary Treasury regulations, case law or other relevant binding legal authority, in each case relating to the taxation of spinoff or splitoff distributions (collectively, a "Change in Tax Law"), (i) that would reasonably be expected to materially adversely affect the ability of AT&T to distribute, or of the Comcast Entities to receive, the stock of the AT&T Cable Subsidiaries in a transaction qualifying under Sections 355(a) and (c) of the Code and (ii) the effects of which cannot be avoided by accelerating the Closing Date of the transactions contemplated hereby or by restructuring the transactions contemplated hereby, in each case in a manner reasonably satisfactory to Comcast and AT&T.

            8.1.2. Franchise Consent Condition. All AT&T Service Areas shall be AT&T Transferable Service Areas except for AT&T Service Areas which, if not AT&T Transferable Service Areas, would not create a substantial risk that the Reorganization would fail to be tax-

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free under Code Sections  355(a) and (c) or would not create a substantial  risk that the Internal Restructuring would fail to be tax-free.

     8.2. Conditions to Comcast's Obligations. The obligations of the Comcast Parties to consummate the transactions contemplated by this Agreement will be subject to the satisfaction, at or before the Closing, of the following conditions, one or more of which may be waived by the Comcast Parties:

            8.2.1. Accuracy of Representations and Warranties. The representations and warranties of AT&T in this Agreement and in the Transaction Documents, without giving effect to any materiality or Material Adverse Effect qualification contained therein and without giving effect to any scheduled exceptions to such representations and warranties, shall be true, complete and accurate as of the Closing (or, if given as of a specific date, as of such date) with the same effect as if made at and as of the Closing (or such date) except to the extent that any misstatements, omissions and inaccuracies to such representations and warranties would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            8.2.2. Performance of Agreements. The AT&T Parties shall have performed in all material respects all material obligations and agreements and complied in all material respects with all material covenants in this Agreement and in any Transaction Document to be performed and complied with by them before the Closing.

            8.2.3. Deliveries. The AT&T Parties shall have delivered the items and documents required to be delivered by them pursuant to this Agreement, including those required to be delivered to Comcast under Section 9.2.

            8.2.4. Legal Proceedings. No material Legal Requirement and no judgment, injunction, order or decree shall prohibit consummation of any of the transactions contemplated by this Agreement.

            8.2.5. Consents. (a) Franchise. The aggregate number of Equivalent Basic Subscribers in the AT&T Service Areas of the AT&T Systems that are, as of the Closing Time, AT&T Transferable Service Areas shall be at least ninety percent (90%) of Equivalent Basic Subscribers in all AT&T Service Areas of the AT&T Systems at such time (the "AT&T 90% Threshold"); provided that this condition will be deemed not to have been satisfied until the earliest of (i) the date upon which this condition would be satisfied if the percentage used for the AT&T 90% Threshold was one hundred percent (100%) rather than ninety percent (90%), (ii) thirty (30) days after the date upon which the AT&T 90% Threshold is met and (iii) September 30, 2001.

            (b) FCC. All material AT&T Required Consents from the FCC shall have been obtained in form and substance reasonably satisfactory to Comcast.

            (c) Other. All other AT&T Required Consents identified with an asterisk (*) on Schedule 6.4 shall have been obtained; provided, however, if any such Consents have not been obtained this condition nonetheless will be deemed satisfied if either (i) Comcast agrees to waive such condition, in which case, subject to Section 7.7, Comcast shall bear all costs and other Losses arising out of or resulting from the failure of such Consent or Consents to have been

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obtained  or  (ii)  AT&T  provides  satisfactory   arrangements,   including  an
enforceable indemnity to the extent monetary damages is an adequate remedy, which are reasonably acceptable to Comcast, such that Comcast shall not suffer any costs or other Losses arising out of or resulting from the failure of such Consent or Consents to have been obtained.

            8.2.6. No Material Adverse Changes. There shall not have been any changes or occurrences that, individually or in the aggregate, have had or would reasonably be expected to have, a Material Adverse Effect since May 4, 1999.

            8.2.7. HSR Act. All filings required under the HSR Act shall have been made and the applicable waiting period shall have expired or been earlier terminated.

     8.3. Conditions to AT&T's Obligations. The obligations of the AT&T Parties to consummate the transactions contemplated by this Agreement will be subject to the satisfaction, at or before the Closing, of the following conditions, one or more of which may be waived by the AT&T Parties:

            8.3.1.    Accuracy   of   Representations   and   Warranties.    The
representations and warranties of Comcast in this Agreement and in the Transaction Documents, without giving effect to any materiality or material adverse effect qualification contained therein and without giving effect to any scheduled exceptions to such representations and warranties, shall be true, complete and accurate as of the Closing (or, if given as of a specific date, as of such date) with the same effect as if made at and as of the Closing (or such date) except to the extent that any misstatements, omissions and inaccuracies to such representations and warranties would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Comcast Parties to perform their obligations under this Agreement or the Transaction Documents.

            8.3.2. Performance of Agreements. The Comcast Parties shall have performed in all material respects all material obligations and agreements and complied in all material respects with all material covenants in this Agreement and in any Transaction Document to be performed and complied with by them before the Closing.

            8.3.3. Deliveries. The Comcast Parties shall have delivered the items and documents required to be delivered by them pursuant to this Agreement, including those required to be delivered to AT&T under Section 9.3.

            8.3.4. Legal Proceedings. No material Legal Requirement and no judgment, injunction, order or decree shall prohibit consummation of any of the transactions contemplated by this Agreement.

            8.3.5. Consents. (a) FCC. All material AT&T Required Consents from the FCC shall have been obtained in form and substance reasonably satisfactory to AT&T.

            (b) Other. All Comcast Required Consents identified with an asterisk (*) on Schedule 5.3 shall have been obtained; provided, however, if any such Comcast required Consents have not been obtained this condition nonetheless will be deemed satisfied if either (i) AT&T agrees to waive such condition, in which case, subject to Section 7.7, the AT&T Parties

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shall  bear all costs and other  Losses  arising  out of or  resulting  from the failure of such Consent or Consents to have been obtained or (ii) Comcast provides satisfactory arrangements, including an enforceable indemnity to the extent monetary damages is an adequate remedy, which are reasonably acceptable to the AT&T Cable Subsidiaries, such that the AT&T Cable Subsidiaries shall not suffer any costs or other Losses arising out of or resulting from the failure of such Consent or Consents to have been obtained.

            8.3.6. HSR Act. All filings required under the HSR Act shall have been made and the applicable waiting period shall have expired or been earlier terminated.

9.   THE CLOSING.

     9.1. The Closing; Time and Place. Subject to the terms and conditions of this Agreement, the Closing shall be held at the office of Wachtell, Lipton, Rosen & Katz, New York, New York (or be conducted via facsimile) at 10:00 a.m., local time, on the Closing Date. The transactions to be consummated at the Closing shall be deemed to have been consummated as of the Closing Time.

     9.2. AT&T's Delivery Obligations. At the Closing, AT&T will deliver or cause to be delivered to Comcast the following:

            9.2.1. Delivery of Cable Subsidiary Shares. AT&T shall assign, transfer, convey and deliver to Comcast the AT&T Cable Subsidiaries Shares, free and clear of all Liens and any other limitation or restriction (including any restriction on the right to sell, vote or otherwise dispose of such shares).

            9.2.2. Evidence of Authorization Actions. Evidence reasonably satisfactory to Comcast that the AT&T Parties are in existence and in good standing, and have taken all action necessary to authorize the execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby.

            9.2.3. FIRPTA Certificate. A FIRPTA Non-Foreign Seller Certificate certifying that AT&T and the AT&T Cable Subsidiaries are not foreign persons (within the meaning of Section 1445 of the Code) reasonably satisfactory in form and substance to Comcast.

            9.2.4. Officer's Certificate. A certificate executed by an officer of AT&T, dated the date of the Closing, reasonably satisfactory in form and substance to Comcast certifying, in his or her capacity as an officer, that the conditions specified in Sections 8.2.1 and 8.2.2 have been satisfied.

            9.2.5. Power of Attorney for Accounts Receivable. The limited, irrevocable right, in AT&T's and its Affiliate's name, place and stead, as AT&T's and its Affiliate's attorney-in-fact, to cash, deposit, endorse or negotiate checks received on or after the Closing Date made out to AT&T or its Affiliate in payment for cable television and related services provided by the AT&T Systems and written instructions to AT&T's and its Affiliate's lock-box service provider or similar agents to forward to the applicable Transferred Entity, as promptly as reasonably practicable after processing, all such cash, deposits and checks representing accounts receivable of the AT&T Systems that it may receive. From and after the Closing, neither AT&T

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nor its Affiliate  shall deposit but shall remit to the  applicable  Transferred
Entity any payment received by AT&T or its Affiliate on or after the Closing Date in respect of any such account receivable, as promptly as reasonably practicable after processing.

            9.2.6. Lien Releases. Evidence reasonably satisfactory to Comcast that all Liens (other than Permitted Liens that are not required to be terminated) affecting or encumbering the AT&T Assets have been terminated, released or waived, as appropriate, or original, executed instruments in form and substance reasonably satisfactory to Comcast effecting such terminations, releases or waivers.

            9.2.7. Internal Restructuring Documents. True, complete and correct copies of all documents implementing the Internal Restructuring ("Internal Restructuring Documents").

            9.2.8. Other. Such other documents and instruments as may be necessary to effect the intent of this Agreement and to consummate the transactions contemplated hereby.

     9.3. Comcast's Delivery Obligations. At the Closing, Comcast will deliver or cause to be delivered to AT&T the following:

            9.3.1. Delivery of Total Closing Shares. The Comcast Entities shall assign, transfer, convey and deliver to AT&T the Total Closing Shares (subject to the last sentence of Section 3.3.6), free and clear of all Liens and any other limitation or restriction (including any restriction on the right to sell, vote or otherwise dispose of such shares).

            9.3.2. Evidence of Authorization Actions. Evidence reasonably satisfactory to AT&T that Comcast is in existence and in good standing, and has taken all action necessary to authorize the execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby.

            9.3.3. Officer's Certificate. A certificate executed by an officer of Comcast, dated the date of the Closing, reasonably satisfactory in form and substance to AT&T certifying, in his or her capacity as an officer, that the conditions specified in Sections 8.3.1 and 8.3.2 have been satisfied.

            9.3.4. Other. Such other documents and instruments as may be necessary to effect the intent of this Agreement and to consummate the transactions contemplated hereby.

10.  TERMINATION AND DEFAULT.

     10.1. Termination Events. This Agreement may be terminated and the transactions contemplated hereby may be abandoned:

            10.1.1. At any time, by the mutual agreement of Comcast and AT&T;

            10.1.2. By either Comcast or AT&T upon written notice to the other, if any of the conditions to its or its Affiliates' obligations set forth in Sections 8.1, 8.2 and 8.3, respectively, are not or could not be satisfied such that Closing occurs on or before October 31, 2001 for any reason other than a breach or default by such Parent or its Affiliates of their

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covenants,  agreements or other obligations under this Agreement, or any of such
Parent's representations herein not being true and accurate when made or when otherwise required by this Agreement to be true and accurate; or

            10.1.3. By either Comcast or AT&T if an injunction, restraining order or decree of any nature of any Governmental Authority of competent jurisdiction is issued that prohibits the consummation of any of the transactions contemplated hereby and such injunction, restraining order or decree is final and nonappealable; provided, however, that the Party seeking to terminate this Agreement pursuant to this Section 10.1.3 has, subject to the terms hereof, used commercially reasonable efforts to have such injunction, order or decree vacated or denied.

     10.2.  Effect of Termination.  If this Agreement is terminated  pursuant to
Section 10.1, all obligations of the Parties under this Agreement will terminate, except for the obligations set forth in Sections 7.15 and 12.13. Termination of this Agreement pursuant to Sections 10.1.2 or 10.1.3 will not limit or impair any remedies that AT&T or Comcast may have pursuant to the terms of this Agreement with respect to a breach or default by the other of their covenants, agreements or obligations under this Agreement.

11.  SURVIVAL; INDEMNIFICATION.

     11.1. Indemnification by AT&T. From and after the Closing, AT&T will indemnify and hold harmless Comcast and its Affiliates (including the Transferred Entities), and its and their respective shareholders, officers, directors, partners, employees, agents, successors and assigns, and any Person claiming by or through any of them, as the case may be, from and against any and all Losses to the extent arising out of or resulting from:

            (a) any representations and warranties made by any AT&T Party in this Agreement, except for those contained in Sections 6.5 and 6.15 hereof or in any Transaction Document not being true and accurate when made or as of the Closing (or, if given as of a certain date, not being true as of such certain date) with the same effect as if made as of the Closing (or such date);

            (b) any failure by AT&T or its Affiliates or, prior to Closing, any Transferred Entity to perform any of its covenants, agreements, or obligations in this Agreement or in any Transaction Document (other than Losses to the extent arising out of or resulting from AT&T Excluded Liabilities or covenants, agreements, or obligations contained in Sections 7.2.16, 7.2.17, 7.28, 7.29 and
7.30 hereof);

            (c) the AT&T Excluded Liabilities; and

            (d) the AT&T Excluded Assets.

     AT&T  will  not  make  any  claim  against  any   Transferred   Entity  for
reimbursement of or contribution to any of AT&T's indemnification obligations under this Agreement.

     11.2. Indemnification by Comcast. From and after the Closing, Comcast will indemnify and hold harmless AT&T and its Affiliates, and its and their respective shareholders, officers, directors, partners, employees, agents, successors and assigns, and any Person claiming

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by or through  any of them,  as the case may be,  from and  against  any and all
Losses to the extent arising out of or resulting from:

            (a) any representations and warranties made by any Comcast Party in this Agreement, except for those contained in Section 5.5 hereof, or in any Transaction Document not being true and accurate when made or as of the Closing (or, if given as of a certain date, not being true as of such certain date) with the same effect as if made as of the Closing (or such date);

            (b) any failure by any Comcast Party or its Affiliates or, subsequent to the Closing, any Transferred Entity to perform any of its covenants, agreements, or obligations in this Agreement or in any Transaction Document (other than those contained in Sections 7.28 and 7.30 hereof); and

            (c) the Comcast Assumed Obligations and Liabilities.

     11.3. Third Party Claims. Upon receipt by any Person of notice of any claim, action, suit or proceeding by any Third Party (collectively, an "Action"), which Action is subject to indemnification under this Article 11, such Person (the "Indemnified Party") will give reasonable written notice to the Party from whom indemnification is claimed (the "Indemnifying Party"); provided that the failure of any Indemnified Party to so deliver notice shall not relieve the Indemnifying Party of its obligations under this Article 11, except to the extent the Indemnifying Party is prejudiced by such failure. The Indemnified Party will be entitled, at the sole expense and liability of the Indemnifying Party, to exercise full control of the defense, compromise or settlement of any such Action unless the Indemnifying Party, within a reasonable time after the giving of such notice by the Indemnified Party, (i) notifies the Indemnified Party in writing of the Indemnifying Party's intention to assume such defense,
(ii) retains legal counsel reasonably satisfactory to the Indemnified Party to conduct the defense of such Action and (iii) admits in writing to the Indemnified Party the Indemnifying Party's liability to the Indemnified Party for such Action to the extent provided in this Agreement. The other Party will cooperate with the Party assuming the defense, compromise or settlement of any such Action in accordance with this Agreement in any manner that such party reasonably may request. The Party controlling the defense, compromise or settlement of an Action shall act in good faith with respect thereto. If the Indemnifying Party so assumes the defense of any such Action, the Indemnified Party will have the right to employ separate counsel and to participate in (but not control) the defense, compromise or settlement of the Action (in which case the Indemnifying Party shall cooperate in providing information to the Indemnified Party about the Action), but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) any relief other than the payment of money damages is sought against the Indemnified Party or (iii) the Indemnified Party has been advised by independent counsel that there may be one or more defenses available to it which are different from or additional to those available to the Indemnifying Party, and in any such case that portion of the fees and expenses of such separate counsel that are reasonably related to matters covered by the indemnity provided in this Article 11 will be paid by the Indemnifying Party, provided that the Indemnifying Party shall not be obligated to pay the expenses of more than one separate counsel in each jurisdiction for each Indemnified Party so entitled to separate counsel. No Indemnified Party will settle or

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compromise  any such Action for which it is entitled  to  indemnification  under this Agreement without the prior written consent of the Indemnifying Party. No Indemnifying Party will settle or compromise any such Action in which any relief other than the payment of money damages is sought against any Indemnified Party, unless the Indemnified Party consents in writing to such compromise or settlement.

     11.4. Limitations on Indemnification. (a) AT&T will have no liability under Section 11.1(a) unless the amount of Losses otherwise subject to its indemnification obligations thereunder exceeds 0.55% of the Final System Value for all Systems (the "AT&T Minimum Damage Requirement"), in which case AT&T shall be liable only for such excess; provided that the AT&T Minimum Damage
Requirement will not apply to any Losses resulting from or arising out of breaches of the representations and warranties in Section 6.1, 6.2, 6.3, 6.4(a), 6.4(b), or 6.18. The maximum liability of AT&T under Section 11.1(a) shall not exceed 4.7% of the Final System Value for all Systems (the "AT&T Cap"); provided that the AT&T Cap shall not apply to breaches of the representations and warranties in Sections 6.1, 6.2, 6.3, 6.4(a), 6.4(b), or 6.18.

            (b) Comcast will have no liability under Section 11.2(a) unless the amount of Losses otherwise subject to its indemnification obligations thereunder exceeds 0.55% of the Final System Value for all Systems (the "Comcast Minimum Damage Requirement"), in which case Comcast shall be liable only for such excess; provided that the Comcast Minimum Damage Requirement will not apply to any Losses resulting from or arising out of breaches of the representations and warranties in Section 5.1, 5.2, 5.3(a), or 5.3(b), 5.4 or 5.6. The maximum liability of Comcast under Section 11.2(a) shall not exceed 4.7% of the Final System Value for all Systems (the "Comcast Cap"); provided that the Comcast Cap shall not apply to breaches of the representations and warranties in Section 5.1, 5.2, 5.3(a), 5.3(b), 5.4 or 5.6.

            (c) The representations and warranties of Comcast and the AT&T Parties in this Agreement and any Transaction Document, and the corresponding indemnification obligations under Sections 11.1(a) and 11.2(a) will survive Closing for a period of nine months, except for the representations in Sections
5.4 and 6.3,  which  shall  survive  indefinitely,  and  except  as set forth in
Section 7.30. Notwithstanding the foregoing, the liability of the parties will extend beyond the nine-month period following Closing with respect to any claim which has been asserted in a bona fide written notice before the expiration of such nine-month period specifying in reasonable detail the facts and circumstances giving rise to such right.

     The indemnification obligations under Sections 11.1(b) and 11.2(b) (in each case, other than the covenants, agreements and obligations which by their terms are to be performed after the Closing) and under Section 11.1(c) will survive Closing for a period of twelve (12) months (except, in the case of Section 11.1(c), for indemnification obligations for AT&T Excluded Liabilities which do not relate to the AT&T Systems or AT&T's Cable Business, which shall survive indefinitely). Notwithstanding the foregoing, the liability of the parties will extend beyond the twelve (12)-month period following Closing with respect to any claim which has been asserted in a bona fide written notice before the expiration of such 12-month period specifying in reasonable detail the facts and circumstances giving rise to such right. For this purpose, proper and timely notice shall be deemed given by all indemnified persons on the date hereof, and no further notice shall be required, with respect to all items set forth on the disclosure

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

schedules provided by the Parties in connection with this Agreement and with respect to pre-Closing accounts payable and franchise fees for which AT&T is responsible under Section 7.25.

            (d) All Losses resulting from the failure to obtain by the Closing Time any consents for the Transfer of AT&T Systems Contracts to the Comcast Entities (by the transfer of the stock of the AT&T Cable Subsidiaries to the Comcast Entities) (other than Systems Contracts that are identified with an "*" on Schedule 6.4) shall be borne solely by Comcast up to an amount equal to $2,000,000 and thereafter shall be shared equally between Comcast and AT&T.

     11.5. Payments for Indemnification Amounts. Amounts payable by a Party in respect of any Losses that are subject to the indemnification obligations of such Party under Section 11.1 or 11.2 will be payable by the Indemnifying Party within five (5) days of receiving written notice of such Losses from the Indemnified Party, and will bear interest at the Prime Rate plus three percent (3%) beginning on the sixth day after receipt of such written notice and ending on the date of payment of indemnification by the Indemnifying Party.

     11.6. Exclusive Remedy. The Parties hereby agree that the rights set forth in this Article 11 shall be each Party's and its Affiliates' sole and exclusive remedies against the other Party and its Affiliates for any claims arising after the Closing Time and relating to any liability of an AT&T System arising prior to the Closing Time.

     11.7. Tax Indemnification. The above provisions of this Article 11 shall not apply to Tax indemnification matters, which matters shall instead be governed by Section 7.30.

12.  MISCELLANEOUS PROVISIONS.

     12.1. Parties Obligated and Benefited. Subject to the limitations set forth below, this Agreement will be binding upon each of the Parties and their respective assigns and successors in interest and will inure solely to the benefit of the Parties and their respective assigns and successors in interest, and no other Person will be entitled to any of the benefits conferred by this Agreement.

     12.2. Notices. Any notice, request, demand, waiver or other communication required or permitted to be given under this Agreement to any Party will be in writing and will be deemed to have been duly given only if delivered in person or by first class, prepaid, registered or certified mail, or delivered by courier or, if receipt is confirmed, delivery by telecopier:

         To any AT&T Entity:
                                      295 North Maple Avenue
                                      Basking Ridge, New Jersey  07920
                                      Attention:  Marilyn Wasser
                                      Telecopy:   908-221-6618

         With a copy to:
                                      Wachtell, Lipton, Rosen & Katz
                                      51 West 52nd Street
                                      New York, New York  10019
                                      Attention:  Richard D. Katcher
                                                  Steven A. Rosenblum
                                      Telecopy:   212-403-2000

         With copies (which shall not constitute notice) addressed to:

                                      AT&T Broadband, LLC
                                      188 Inverness Drive West
                                      Englewood, CO  80112
                                      Attention:  Fred DiBlasio
                                      Telecopy:   303-858-5044

         To any Comcast Party:

                                      1500 Market Street
                                      Philadelphia, PA  19102-4735
                                      Attention:  General Counsel
                                      Telecopy:   215-981-7794

         With copies (which shall not constitute notice) to:

                                      Davis Polk & Wardwell
                                      450 Lexington Avenue
                                      New York, New York  10017
                                      Attention:  William L. Taylor
                                      Telecopy:   212-450-4800

     Any Party may change the address to which notices are required to be sent by giving notice of such change in the manner provided in this Section 12.2. All notices will be deemed to have been given on the date of delivery which in the case of deliveries by telecopier will be the date of the sender's confirmation (or, if delivered after business hours, on the next Business Day).

     12.3. Right to Specific Performance. Each Party acknowledges that the unique nature of the Assets to be exchanged hereunder pursuant to this Agreement renders money damages an inadequate remedy for the breach by any Party of its obligations under this Agreement, and the Parties agree that, in the event of such breach, the Parties will upon proper action instituted by either of them, be entitled to a decree of specific performance of this Agreement or other equitable relief.

     12.4. Waiver. This Agreement or any of its provisions may not be waived except in writing. The failure of any Party to enforce any right arising under this Agreement on one or

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

more occasions will not operate as a waiver of that or any other right on that or any other occasion.

     12.5. Captions. The captions of this Agreement are for convenience only and do not constitute a part of this Agreement.

     12.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (other than its rules of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby).

     12.7. Time. Time is of the essence under this Agreement. If the last day permitted for the giving of any notice or the performance of any act required or permitted under this Agreement falls on a day which is not a Business Day, the time for the giving of such notice or the performance of such act will be extended to the next succeeding Business Day.

     12.8. Late Payments. Except as otherwise provided herein, if any Party fails to pay the other any amounts when due under this Agreement, the amounts due will bear interest from the due date to the date of payment at the Prime Rate plus two percent (2%), adjusted as and when changes in the Prime Rate are made.

     12.9. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original.

     12.10. Entire Agreement. This Agreement (including the Transaction Documents and the Schedules and Exhibits referred to in this Agreement, which are incorporated in and constitute a part of this Agreement), contains the entire agreement of the Parties with respect to the subject matter hereof, and supersedes all prior oral or written agreements and understandings with respect to such subject matter, including, without limitation, (i) the letter agreement, dated as of May 4, 1999 between AT&T and Comcast (but shall not supersede the following paragraphs thereof: paragraph 2 {Termination of the Merger Agreement}, paragraph 11.(b) {No Trading During Valuation Period}, paragraph 12 {Telephony Agreements} and, to the extent related to the foregoing, paragraphs 14, 15, 17, and 19-24) and (ii) the Amendment to such letter agreement dated as of November 16, 1999 (but shall not supersede paragraph 4 thereof). This Agreement does not supersede the Asset Exchange Agreement dated as of August 11, 2000 by and among AT&T, the AT&T Parties (as defined therein), Comcast and the Comcast Parties (as defined therein) to the extent relating to the transactions with respect thereto. This Agreement may not be amended or modified, except by a writing signed by all of the Parties hereto.

     12.11. Severability. Any term or provision of this Agreement that is invalid or unenforceable will be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the Person intended to be benefited by such provision or any other provisions of this Agreement.

     12.12. Construction. This Agreement has been negotiated by the Parties and their respective legal counsel, and legal or other equitable principles that might require the construction of this Agreement or any provision of this Agreement against the Party drafting this Agreement will not apply in any construction or interpretation of this Agreement.

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

     12.13. Expenses. Except as otherwise expressly provided in this Agreement, each Party will pay all of its expenses, including attorneys' and accountants' fees, in connection with the negotiation of this Agreement, the performance of its obligations and the consummation of the transactions contemplated by this Agreement.

     12.14. Risk of Loss. The risk of any loss or damage to the AT&T Assets resulting from fire, theft or other casualty (except reasonable wear and tear) will be borne by the owner thereof at all times prior to the Closing Time. In the event of any such loss or damage after May 4, 1999, AT&T will immediately notify Comcast in writing of that fact and the System Value for the applicable AT&T System or AT&T Systems will be reduced in the amount of the deductible under the casualty insurance policies insuring such Assets, and all insurance proceeds paid or payable as a result of the occurrence of the event resulting in such loss or damage will be delivered at the Closing by AT&T to Comcast, or the rights thereto will be assigned, if not yet paid over by the insurer, to AT&T. If such loss is not fully insured for replacement cost, then the System Value for the applicable AT&T System or AT&T Systems will further be reduced by the cost to repair or replace such Assets, less any insurance proceeds paid or payable with respect thereto. In either case, the obligations under this Section
12.14 to make adjustment or pay or assign insurance proceeds will not apply to the extent that any insurance proceeds or deductibles are applied to replace or restore such loss or damage prior to Closing.

     If, on or prior to the Closing Time, all or any part of or interest in the AT&T Assets, as appropriate, is taken or condemned as a result of a Governmental Authority's exercise of its powers of eminent domain, or if a Governmental Authority having such power informs a Party that it intends to condemn all or any part of the AT&T Assets (such event being called, in either case, a "Taking"), then (i) Comcast may elect, in the name of AT&T, to negotiate for, claim, contest and receive all damages with respect to the Taking, (ii) AT&T will be relieved of its obligation to convey to Comcast those of its Assets that were the subject of the Taking, (iii) at the Closing, AT&T will assign to Comcast all of its rights to damages payable as a result of the Taking, and will pay to Comcast all damages previously paid to it in connection with the Taking, and (iv) following the Closing, AT&T will give to Comcast any further assurances of such rights and assignment with respect to the Taking as Comcast reasonably may request from time to time.

     No amount payable under this Section 12.14 will be taken into account in calculating the Working Capital Adjustment Amount.

     12.15. Jurisdiction. Except as otherwise expressly provided in this Agreement, the Parties agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement, the Transaction Documents or the transactions contemplated hereby or thereby may be brought in the United States District Court for the Southern District of New York or any other New York State court sitting in New York City, and each of the Parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without

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

limiting the foregoing, each Party agrees that service of process on such Party as provided in Section 12.2 shall be deemed effective service of process on such Party.

     12.16. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

              [the remainder of this page intentionally left blank]

The parties have executed this Agreement as of the day and year first above written.

                                   AT&T CORP.


                                   By: /s/ Michael Berg
                                       -----------------------------------------
                                       Name:       Michael Berg
                                             -----------------------------------
                                       Title:      Assistant Secretary
                                             -----------------------------------


                                   COMCAST CORPORATION


                                   By: /s/ Robert S. Pick
                                       -----------------------------------------
                                       Name:      Robert S. Pick
                                             -----------------------------------
                                       Title:     Senior Vice President
                                             -----------------------------------


                                   COMCAST CABLE COMMUNICATIONS, INC.


                                   By: /s/ Arthur R. Block
                                       -----------------------------------------
                                       Name:      Arthur R. Block
                                            ------------------------------------
                                       Title:     Senior Vice President
                                            ------------------------------------

                                   COMCAST TELEPORT, INC.


                                   By: /s/ Judie Dionglay
                                       -----------------------------------------
                                       Name:     Judie Dionglay
                                            ------------------------------------
                                       Title:    Vice President
                                            ------------------------------------


                                   COMCAST HERITAGE, INC.


                                   By: /s/ Judie Dionglay
                                       -----------------------------------------
                                       Name:     Judie Dionglay
                                            ------------------------------------
                                       Title:    Vice President
                                             -----------------------------------


                                   COMCAST COMMUNICATIONS PROPERTIES, INC.


                                   By: /s/ Judie Dionglay
                                       -----------------------------------------
                                       Name:      Judie Dionglay
                                            ------------------------------------
                                       Title:     Vice President
                                             -----------------------------------


                                   COMCAST CCCI II, LLC


                                   By: /s/ Judie Dionglay
                                       -----------------------------------------
                                       Name:      Judie Dionglay
                                            ------------------------------------
                                       Title:     Vice President
                                             -----------------------------------

Exhibits:

Exhibit 7.11        -   Form of Programming Letter

Schedules:

Schedule 1.12       -   AT&T Systems
Schedule 3.1.2A     -   Subscriber Cap
Schedule 4.1        -   Exceptions to AT&T Excluded Assets
Schedule 4.1(r)     -   AT&T Excluded Assets - Contracts
Schedule 5.3        -   Comcast Conflicts and Required Consents
Schedule 6.3.2      -   AT&T Ownership of AT&T Cable Subsidiaries Capital Stock
Schedule 6.4        -   AT&T Conflicts and Required Consents
Schedule 6.6        -   AT&T Owned Property Operating Conditions
Schedule 6.6.1      -   AT&T Cable Subsidiaries Assets Information
Schedule 6.6.3      -   Other Cable Operations
Schedule 6.6.4(a)   -   AT&T Tangible Personal Property
Schedule 6.6.4(b)   -   AT&T Owned Property
Schedule 6.6.4(c)   -   AT&T Leased Property
Schedule 6.6.4(d)   -   AT&T Other Real Property Interests
Schedule 6.6.4(e)   -   AT&T Systems Franchises
Schedule 6.6.4(f)   -   AT&T Systems Licenses
Schedule 6.6.4(g)   -   AT&T Systems Contracts
Schedule 6.7.2      -   AT&T Franchise Matters
Schedule 6.7.3      -   AT&T Contract Matters
Schedule 6.7.4      -   AT&T Systems Subject to AT&T System Options
Schedule 6.7.5      -   Vehicle and Capital Leases
Schedule 6.9        -   AT&T Environmental Matters
Schedule 6.9.5      -   Connecticut and New Jersey Properties
Schedule 6.10       -   AT&T Compliance with Legal Requirements
Schedule 6.11       -   AT&T Intellectual Property
Schedule 6.13       -   AT&T Changes and Events
Schedule 6.14       -   AT&T Litigation

Schedule 6.16       -   AT&T Employees; Employee Matters
Schedule 6.17       -   AT&T Systems Information
Schedule 6.19       -   AT&T Related-Party Transactions
Schedule 6.20       -   AT&T Bonds
Schedule 6.21       -   Material Liabilities
Schedule 7.2        -   Continuity and Maintenance of Operations; Certain
                        Deliveries and Notice
Schedule 7.2.14     -   AT&T Systems Channel Alignment Changes
Schedule 7.5.9      -   Term Employees